                                                           --------------------
                                                              EXECUTION COPY
                                                           --------------------





================================================================================


                                                 Exhibit 10.18.2

                           Second Amended and Restated
                         RECEIVABLES PURCHASE AGREEMENT
                          Dated as of November 20, 2002
                                      Among
                            CADMUS RECEIVABLES CORP.
                                    as Seller
                                       and
                        CADMUS COMMUNICATIONS CORPORATION
                               as Master Servicer
                                       and
                      BLUE RIDGE ASSET FUNDING CORPORATION
                                  as Purchaser
                                       and
                       WACHOVIA BANK, NATIONAL ASSOCIATION
                                  as the Agent

================================================================================

                                TABLE OF CONTENTS

                                                                                                      Page
                                                                                                      ----
ARTICLE I. PURCHASES AND REINVESTMENTS ..............................................................    5

  Section 1.1  Commitments to Purchase; Limits on Purchaser's Obligations ...........................    5
               ----------------------------------------------------------
  Section 1.2  Purchase Procedures; Assignment of the Purchaser's Interests .........................    5
               ------------------------------------------------------------
  Section 1.3  Reinvestments of Certain Collections; Payment of Remaining Collections ...............    6
               ----------------------------------------------------------------------
  Section 1.4  Asset Interest .......................................................................    8
               --------------

ARTICLE II. COMPUTATIONAL RULES .....................................................................    9

  Section 2.1  Selection of Asset Tranches ..........................................................    9
               ---------------------------
  Section 2.2  Computation of Invested Amount and Purchaser's Tranche Investment ....................    9
               -----------------------------------------------------------------
  Section 2.3  Computation of Concentration Limits and Unpaid Balance ...............................   10
               ------------------------------------------------------
  Section 2.4  Computation of Earned Discount .......................................................   10
               ------------------------------
  Section 2.5  Estimates of Earned Discount Rate, Fees, etc .........................................   10
               --------------------------------------------

ARTICLE III. SETTLEMENTS ............................................................................   11

  Section 3.1  Settlement Procedures ................................................................   11
               ---------------------
  Section 3.2  Deemed Collections; Reduction of Invested Amount, Etc ................................   13
               -----------------------------------------------------
  Section 3.3  Payments and Computations, Etc .......................................................   15
               ------------------------------
  Section 3.4  Treatment of Collections and Deemed Collections ......................................   16
               -----------------------------------------------

ARTICLE IV. FEES AND YIELD PROTECTION ...............................................................   16

  Section 4.1  Fees .................................................................................   16
               ----
  Section 4.2  Yield Protection. ....................................................................   16
               ----------------
  Section 4.3  Funding Losses .......................................................................   18
               --------------

ARTICLE V. CONDITIONS OF PURCHASES ..................................................................   19

  Section 5.1  Conditions Precedent to Initial Purchase .............................................   19
               ----------------------------------------
  Section 5.2  Conditions Precedent to All Purchases and Reinvestments ..............................   21
               -------------------------------------------------------

ARTICLE VI. REPRESENTATIONS AND WARRANTIES ..........................................................   22

  Section 6.1  Representations and Warranties of the Seller Parties .................................   22
               ----------------------------------------------------

ARTICLE VII. GENERAL COVENANTS OF THE SELLER PARTIES ................................................   27

  Section 7.1  Affirmative Covenants of the Seller Parties ..........................................   27
               -------------------------------------------
  Section 7.2  Reporting Requirements of the Seller Parties .........................................   29
               --------------------------------------------
  Section 7.3  Negative Covenants of the Seller Parties .............................................   31
               ----------------------------------------
  Section 7.4  Separate Corporate Existence of the Seller. ..........................................   33
               ------------------------------------------

ARTICLE VIII. ADMINISTRATION AND COLLECTION .........................................................   37

  Section 8.1  Designation of Master Servicer .......................................................   37
               ------------------------------
  Section 8.2  Duties of Master Servicer ............................................................   38
               -------------------------
  Section 8.3  Servicer Advances ....................................................................   39
               -----------------
  Section 8.4  Servicer Defaults ....................................................................   40
               -----------------
  Section 8.5  Rights of the Agent ..................................................................   41
               -------------------
  Section 8.6  Responsibilities of the Seller Parties ...............................................   42
               --------------------------------------
  Section 8.7  Further Action Evidencing Purchases and Reinvestments ................................   42
               -----------------------------------------------------
  Section 8.8  Application of Collections ...........................................................   44
               --------------------------

ARTICLE IX. SECURITY INTEREST .......................................................................   44

  Section 9.1  Grant of Security Interest ...........................................................   44
               --------------------------
  Section 9.2  Further Assurances ...................................................................   44
               ------------------
  Section 9.3  Remedies .............................................................................   44
               --------

ARTICLE X. LIQUIDATION EVENTS .......................................................................   44

  Section 10.1 Liquidation Events ...................................................................   44
               ------------------
  Section 10.2 Remedies .............................................................................   46
               --------

ARTICLE XI. THE AGENT ...............................................................................   46

  Section 11.1 Authorization and Action .............................................................   46
               ------------------------
  Section 11.2 Agent's Reliance, Etc. ...............................................................   47
               ---------------------
  Section 11.3 Wachovia and Affiliates ..............................................................   47
               -----------------------

ARTICLE XII. ASSIGNMENT OF THE PURCHASER'S INTEREST .................................................   47

  Section 12.1 Restrictions on Assignments ..........................................................   47
               ---------------------------
  Section 12.2 Rights of Assignee ...................................................................   48
               ------------------
  Section 12.3 Terms and Evidence of Assignment .....................................................   48
               --------------------------------
  Section 12.4 Rights of Collateral Agent ...........................................................   48
               --------------------------

ARTICLE XIII. INDEMNIFICATION .......................................................................   49

  Section 13.1 Indemnities by the Seller ............................................................   49
               -------------------------
  Section 13.2 Indemnities by Master Servicer .......................................................   51
               ------------------------------

ARTICLE XIV. MISCELLANEOUS ..........................................................................   51

  Section 14.1 Amendments, Etc ......................................................................   52
               ---------------
  Section 14.2 Notices, Etc. ........................................................................   52
               ------------
  Section 14.3 No Waiver; Remedies ..................................................................   52
               -------------------
  Section 14.4 Binding Effect; Survival .............................................................   52
               ------------------------
  Section 14.5 Costs, Expenses and Taxes ............................................................   53
               -------------------------
  Section 14.6 No Proceedings .......................................................................   53
               --------------
  Section 14.7 Confidentiality of the Seller Information ............................................   54
               -----------------------------------------
  Section 14.8 Confidentiality of Program Information. ..............................................   56
               --------------------------------------

Section 14.9 Captions and Cross References. .......................................................   57
             -----------------------------
Section 14.10 Integration. ........................................................................   58
              -----------
Section 14.11 Governing Law .......................................................................   58
              -------------
Section 14.12 Waiver Of Jury Trial ................................................................   58
              --------------------
Section 14.13 Consent To Jurisdiction; Waiver Of Immunities .......................................   58
              ---------------------------------------------
Section 14.14 Execution in Counterparts ...........................................................   59
              -------------------------
Section 14.15 No Recourse Against Other Parties ...................................................   59
              ---------------------------------


                                    APPENDIX

Appendix A   Definitions

                                    SCHEDULES

SCHEDULE 6.1(i)   Description of Material Adverse Changes
SCHEDULE 6.1(n)   List Of Offices Of the Master Servicer And the Seller Where
                  Records Are Kept
SCHEDULE 6.1(o)   List of Lock-Box Banks
SCHEDULE 14.2     Notice Addresses
SCHEDULE A        Initial Originators and Servicers
SCHEDULE B        Fiscal Periods


                                    EXHIBITS

EXHIBIT 1.2(a)    Form of Purchase Request
EXHIBIT 3.1(a-1)  Form of Settlement Report
EXHIBIT 3.1(a-2)  Form of Interim Settlement Report
EXHIBIT 5.1(h)    Form of Opinion of Special Counsel for the Seller Parties
EXHIBIT A-1       Form of Lock-Box Agreement
EXHIBIT B         Form of Certificate of Financial Officer

SECOND AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT

                          Dated as of November 20, 2002

          THIS AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT, is by and among:

          (1) CADMUS RECEIVABLES CORP., a Virginia corporation (together with its successors and permitted assigns, the "Seller"),

          (2) CADMUS COMMUNICATIONS CORPORATION, a Virginia corporation (together with its successors, "Cadmus"), as Master Servicer hereunder (in such capacity, together with any successor Master Servicer appointed pursuant to Section 8.1, the "Master Servicer"; Cadmus, in its capacity as the Master Servicer, together with the Seller, each a "Seller Party" and collectively the "Seller Parties"),

          (3) BLUE RIDGE ASSET FUNDING CORPORATION, a Delaware corporation (together with its successors and assigns, the "Purchaser"), and

          (4) WACHOVIA BANK, NATIONAL ASSOCIATION, a national banking association ("Wachovia"), as agent for the Secured Parties (as defined below) (in such capacity, together with any successors thereto in such capacity, the "Agent"), and amends and restated in its entirety that certain Amended and Restated Receivables Purchase Agreement dated as of January 2, 2001 by and among the parties, as amended from time to time (the "Existing Agreement"). Unless otherwise indicated, capitalized terms used in this Agreement are defined in Appendix A.

                                   Background

          1.   The Seller is a wholly-owned direct subsidiary of Cadmus.

          2. Cadmus, through the Originators and its other Subsidiaries, is engaged in the business of providing high-end, integrated graphic communications services to its customers.

          3. Each of the Originators, Cadmus and the Seller have entered into the Sale Agreement pursuant to which each Originator has transferred, and hereafter will transfer, to the Seller all of its right, title and interest in and to the Pool Receivables and certain related property.

          4. The Seller has requested the Purchaser, and the Purchaser has agreed, subject to the terms and conditions contained in this Agreement, to purchase from the Seller from time to time an undivided percentage interest, referred to herein as the Asset Interest, in Pool Receivables and related property.

          5. The Seller and the Purchaser also desire that, subject to the terms and conditions of this Agreement, certain of the daily Collections in respect of the Asset Interest be reinvested in Pool Receivables, which reinvestment shall constitute part of the Asset Interest.

          6. Wachovia has been requested, and is willing, to act as the Agent under this Agreement.

          7. The parties wish to amend and restate the Existing Agreement as hereinafter set forth.

          NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the parties hereto hereby agree as follows:

                                   ARTICLE I.
                           PURCHASES AND REINVESTMENTS

     Section 1.1 Commitments to Purchase; Limits on Purchaser's Obligations.

          Upon the terms and subject to the conditions of this Agreement (including, without limitation, Article V), from time to time during the Revolving Period, the Seller may request that the Purchaser purchase from the Seller ownership interests in Pool Receivables and Related Assets, and the Purchaser shall make such purchase (each being a "Purchase"); provided that no Purchase shall be made by the Purchaser if, after giving effect thereto, based upon the Settlement Report delivered on the most recent Reporting Date pursuant to clause (a) of the definition of Reporting Date either (a) the Invested Amount would exceed $45,000,000 (as adjusted pursuant to Section 3.2(b)) (the "Purchase Limit"), or (b) the Asset Interest, expressed as a percentage of Net Pool Balance, would exceed 100%; and provided, further that (i) each Purchase made pursuant to this Section 1.1 shall have a purchase price equal to at least $10,000, (ii) Purchases made pursuant to this Section 1.1 shall occur on Settlement Dates and on up to two (2) additional Business Days in any Settlement Period, and (iii) the number of Purchases pursuant to this Section 1.1 and Aggregate Reductions pursuant to Section 3.2(b) shall not exceed, in the aggregate, three (3) in any Settlement Period (or two (2) in any Settlement Period in which at least one of such Purchases or one of such Aggregate Reductions does not occur on the applicable Settlement Date).

     Section 1.2 Purchase Procedures; Assignment of the Purchaser's Interests.

     (a) Purchase Request. Each Purchase from the Seller by the Purchaser shall be made on irrevocable notice from the Seller to the Agent (on behalf of the Purchaser) received by the Agent not later than 12:00 noon (New York City time) two Business Days prior to the date of such proposed Purchase. Each such notice of a proposed Purchase shall be substantially in the form of Exhibit 1.2(a) and shall specify, among other items, the desired amount and date of such Purchase. The Agent shall promptly upon receipt notify the Purchaser of any such notice.

     (b) Funding of Purchase. On the date of each Purchase, the Purchaser shall, upon satisfaction of the applicable conditions set forth in Article V, make available to the Seller the amount of its Purchase in same day funds by wire transfer to an account designated in writing by the Seller.

     (c) Assignment of Asset Interest. The Seller hereby sells, assigns and transfers to the Purchaser, effective on and as of the date of each Purchase and each Reinvestment by the Purchaser hereunder, the Asset Interest in the Pool Receivables and Related Assets.

     Section 1.3 Reinvestments of Certain Collections; Payment of Remaining Collections.

     (a) On the close of business on each day during the period from the date of the first Purchase to the Termination Date, the Master Servicer will, out of all Collections received on such day from Pool Receivables and Related Assets:

          (i) determine the portion of the Collections attributable to the Asset Interest by multiplying (A) the amount of such Collections times (B) the Purchaser's Share;

          (ii) out of the portion of such Collections allocated to the Asset Interest pursuant to clause (i), identify and hold in trust for the Purchaser an amount equal to the sum of the estimated amount (based on the rate information provided by the Agent pursuant to Section 2.5) of Earned Discount and CP Costs accrued in respect of each Asset Tranche, all other amounts due to the Purchaser or the Agent hereunder and the Purchaser's Share of the Servicer's Fee (in each case, accrued through such day) and not so previously accounted for; and

          (iii) apply the Collections allocated to the Asset Interest pursuant to clause (i) and not required to be identified and held in trust pursuant to clause (ii) to the purchase from the Seller of ownership interests in Pool Receivables and Related Assets (each such purchase being a "Reinvestment"); provided that:

                (A) if (I) the then Asset Interest would exceed 100% or (II) the Invested Amount would exceed the Purchase Limit, then the Master Servicer shall not reinvest to the extent of such excess, but shall identify and hold in trust for the benefit of the Purchaser, a portion of such Collections which, together with other Collections previously so identified and then so held, shall equal the amount necessary to reduce the Invested Amount to the Purchase Limit and the Asset Interest to 100%; and

                (B) if any of the conditions precedent to Reinvestment in clause (a), (b) and (d) of Section 5.2, subject to the proviso set forth in Section 5.2, are not satisfied, then the Master Servicer shall not reinvest any of such remaining Collections, but shall identify them and hold them in trust for the benefit of the Purchaser;

          (iv) out of the portion of Collections not allocated to the Asset Interest pursuant to clause (i), pay to the Master Servicer the Seller's Share of the Servicer's Fee accrued through such day and not previously paid; and

          (v) pay to the Seller (A) the remaining portion of Collections not allocated to the Asset Interest pursuant to clause (i) net of the amount paid to the Master Servicer pursuant to clause (iv) and (B) the Collections applied to Reinvestment pursuant to clause (iii).

     (b) Unreinvested Collections. The Master Servicer shall identify and hold in trust for the benefit of the Purchaser all Collections allocated to the Asset Interest pursuant to clause (i) of Section 1.3(a) which, pursuant to clause
(iii) of Section 1.3(a), may not be reinvested in the Pool Receivables and Related Assets, provided that unless otherwise requested by the Agent after a Liquidation Event, such Collections need not be held in a segregated account. If, prior to the date when such Collections are required to be paid to the Agent for the benefit of the Purchaser pursuant to Section 1.3(c)(iv), (1) the amount of Collections so identified exceeds the greater of (x) the amount, if any, necessary to reduce the Invested Amount to the Purchase Limit and (y) the Asset Interest to 100%, and (2) the conditions precedent to Reinvestment set forth in clauses (a), (b) and (d) of Section 5.2, subject to the proviso set forth in
Section 5.2, are satisfied, then the Master Servicer shall apply such Collections (or, if less, a portion of such Collections equal to the amount of such excess) to the making of a Reinvestment.

     (c) Payment of Amounts. Unless a Lock-Box Notice has been given and alternate instructions have been given by the Agent pursuant thereto:

          (i)   The Master Servicer shall pay all amounts identified pursuant to
     Section 1.3(a)(ii) in respect of Earned Discount on an Asset Tranche funded by a Liquidity Funding to the Agent, on the Purchaser's behalf, on the last day of the then current Yield Period for an Asset Tranche, as provided in
     Section 3.1.

          (ii) The Master Servicer shall pay all amounts of Collections identified pursuant to Section 1.3(a)(ii) in respect of CP Costs on any Asset Tranche funded by Commercial Paper Notes to the Agent, on the Purchaser's behalf, on the Settlement Date following the last day of the then current CP Accrual Period for such Asset Tranche, as provided in
     Section 3.1.

          (iii) The Master Servicer shall pay all amounts of Collections identified pursuant to Section 1.3(a)(ii) and not applied pursuant to clauses (i) or (ii) above to the Agent, on the Purchaser's behalf, on each Settlement Date for each Settlement Period, as provided in Section 3.1.

          (iv) The Master Servicer shall pay all other amounts identified and held in trust for the benefit of the Purchaser pursuant to Section 1.3(a) to the Agent for the account of the Purchaser (A) on the last day of the then current Yield Period for any Asset Tranche funded by a Liquidity Funding, as notified pursuant to Section 3.1(b), in an amount not exceeding the Purchaser's Tranche Investment of such Asset Tranche, and (B) on the last day of the then current CP Accrual Period for any Asset Tranche funded by Commercial Paper Notes, as notified pursuant to Section 3.1(b), in an amount not exceeding the Purchaser's Tranche Investment of such Asset Tranche; provided, however, no payment shall be made under clause (B) above unless the Purchaser's Tranche Investments of all Asset Tranches, if any, funded by Liquidity Fundings shall have been reduced to zero.

     (d) Funds Under Sale Agreement. Upon the written request of the Agent, on the Purchaser's behalf, given at any time when (i) based on the most recent Settlement Report, the Asset Interest would exceed 100% or the Invested Amount would exceed the Purchase Limit, or (ii) a Liquidation Event or Unmatured Liquidation Event shall have occurred and be continuing, the Seller shall hold all funds that under the Sale Agreement would be applied to repay principal of the Seller Notes owing to the Originators. The Seller may make withdrawals of such funds only for the purposes of (i) at any time, purchasing Receivables from any Originator in accordance with the Sale Agreement; (ii) on the Settlement Date for any Settlement Period, making payments in accordance with the last sentence of Section 3.1(c)(ii), and (iii) on the Settlement Date for any Settlement Period, if, on the basis of the most recent Settlement Report, and after giving effect to any payment made to the Master Servicer on such date pursuant to the last sentence of Section 3.1(c)(ii), the Invested Amount does not exceed the Purchase Limit and the Asset Interest does not exceed 100%, and provided that no Liquidation Event or Unmatured Liquidation Event shall have occurred and be continuing, repaying principal of the Seller Notes in accordance with this Agreement and the Sale Agreement.

     (e) If, on any day any payment is required to be made pursuant to any of the provisions of Section 1.3(c), the Seller does not have sufficient funds available to make any such payment, the Master Servicer may make a Servicer Advance in an amount necessary for the payment, subject to the restrictions set forth in Section 8.3.

     (f) Notwithstanding anything herein to the contrary, the Master Servicer may recover any Servicer Advance that it has made in respect of any Receivable or related Contract from amounts received in respect of such Receivable or related Contract. If the Master Servicer has previously made a Servicer Advance which it later determines to be nonrecoverable, the Master Servicer may, following delivery of an officer's certificate to the Agent detailing the Master Servicer's determination that such Servicer Advance is nonrecoverable, recover the amount of such Servicer Advance from Collections. Any amount so recovered by the Master Servicer shall not be a Collection for purposes of this Section 1.3.

     Section 1.4 Asset Interest.

     (a) Components of Asset Interest. On any date the Asset Interest will represent the Purchaser's undivided percentage ownership interest in all then outstanding Pool Receivables and all Related Assets with respect to such Pool Receivables as at such date.

     (b) Computation of Asset Interest. On any date, the Asset Interest will be equal to a percentage equivalent of the following fraction:

                                     IA + RR
                                   -----------
                                       NPB

          where:

          IA   =   Invested Amount as of the time of such computation;

          RR   =   the then Required Reserve; and

          NPB  =   the then Net Pool Balance

provided, however, that the Asset Interest during the Liquidation Period shall equal 100% and shall at no time exceed 100%.

     (c) Frequency of Computation. The Asset Interest shall be computed (i) as provided in Section 3.1, as of the Cut-Off Date for each Settlement Period, and
(ii) on the Settlement Date following each Reporting Date, after giving effect to the payments made pursuant to Section 3.1. In addition, at any time, the Agent, on the Purchaser's behalf, may require the Master Servicer to provide a Settlement Report, based on the information then available to the Master Servicer, for purposes of computing the Asset Interest or the Purchase Limit as of any other date, and the Master Servicer agrees to do so within five (5) (or three (3), if a Liquidation Event has occurred and is continuing) Business Days of its receipt of the Agent's request.

                                  ARTICLE II.
                               COMPUTATIONAL RULES

     Section 2.1 Selection of Asset Tranches.

          The Agent shall, from time to time for purposes of computing Earned Discount on that portion of the Asset Interest funded with Liquidity Fundings, divide the Asset Interest into Asset Tranches; in doing so, the Agent shall, prior to the occurrence of a Liquidation Event, consult with the Seller. The applicable Earned Discount Rate may be different for each Asset Tranche funded by a Liquidity Funding. The total Invested Amount shall be allocated to the Asset Tranches by the Agent, on the Purchaser's behalf, to reflect the funding sources for the Asset Interest such that the total amount of the Purchaser's Tranche Investments of such Asset Tranches shall equal the Invested Amount, so that:

          (a) there will be a single Asset Tranche with a Purchaser's Tranche Investment equal to the excess of the Invested Amount over the aggregate amount allocated at such time pursuant to clause (b) below, which Asset Tranche shall reflect the portion of the Asset Interest funded by Commercial Paper Notes; and

          (b) there will be one or more Asset Tranches, selected by the Agent, on the Purchaser's behalf, reflecting the portion or portions of the Asset Interest funded by outstanding Liquidity Fundings.

     Section 2.2 Computation of Invested Amount and Purchaser's Tranche Investment.

          In making any determination of the Invested Amount and any Purchaser's Tranche Investment, the following rules shall apply:

     (a) the Invested Amount shall not be considered reduced by any allocation, setting aside or distribution of any portion of Collections unless such Collections shall have been actually delivered hereunder to the Agent, on the Purchaser's behalf;

     (b) the Invested Amount shall not be considered reduced by any distribution of any portion of Collections if at any time such distribution is rescinded or must otherwise be returned for any reason; and

     (c) if there is any reduction in the Invested Amount, there shall be a corresponding reduction in the Purchaser's Tranche Investment with respect to one or more Asset Tranches selected by the Agent, on the Purchaser's behalf, in its discretion.

     Section 2.3 Computation of Concentration Limits and Unpaid Balance.

          The Obligor Concentration Limits and the aggregate Unpaid Balance of Pool Receivables of any Obligor and its Affiliated Obligors (if any) shall be calculated as if such Obligor and its Affiliated Obligors were one Obligor.

     Section 2.4 Computation of Earned Discount.

          In making any determination of Earned Discount, the following rules shall apply:

     (a) the Agent, on the Purchaser's behalf, shall determine the Earned Discount accruing with respect to each Asset Tranche funded with a Liquidity Funding for each Yield Period, in accordance with the definition of Earned Discount;

     (b) no provision of this Agreement shall require the payment or permit the collection of Earned Discount in excess of the maximum permitted by applicable law; and

     (c) the Earned Discount for any Asset Tranche shall not be considered paid by any distribution if at any time such distribution is rescinded or must otherwise be returned for any reason.

It is the intent of the Purchaser to fund the Asset Interest by the issuance of Commercial Paper Notes. If the Purchaser is unable, or determines that it is undesirable, to issue Commercial Paper Notes to fund the Asset Interest, or is unable to repay such Commercial Paper Notes upon the maturity thereof, the Purchaser will draw on Liquidity Fundings to fund the Asset Interest to the extent Liquidity Fundings are available. If the Purchaser funds or refinances its investment in an Asset Tranche through a Liquidity Funding, in lieu of paying CP Costs on the Invested Amount thereof, the Seller will pay Earned Discount thereon at a Bank Rate selected in accordance with this Agreement. Nothing herein shall be deemed to constitute a commitment of the Purchaser to issue Commercial Paper Notes.

     Section 2.5 Estimates of Earned Discount Rate, Fees, etc.

          For purposes of determining the amounts required to be identified and held in trust by Master Servicer pursuant to Section 1.3, the Agent, on the Purchaser's behalf, shall notify the Master Servicer (and, if Cadmus is not the Master Servicer, the Seller) from time to time of the Purchaser's Tranche Investment of each Asset Tranche, the Earned Discount Rate applicable to each Asset Tranche funded by a Liquidity Funding and the rates at which fees and other amounts are accruing hereunder. It is understood and agreed that (i) the CP Costs for any Asset Tranche funded through the issuance of Commercial Paper Notes are determined in arrears and may change from one applicable CP Accrual Period to the next, (ii) the Earned Discount Rate for any Asset Tranche funded through a Liquidity Funding may change from one applicable Yield Period to the next, (iii) the Bank Rate used to calculate the Earned Discount Rate may change from time to time during an applicable Yield Period, (iv) certain rate information provided by the Agent to the Master Servicer shall be based upon the Agent's good faith estimate, (v) the amount of Earned Discount actually accrued with respect to an Asset Tranche funded through a Liquidity Funding during any Yield Period may exceed, or be less than, the amount identified with respect thereto by Master Servicer, and (vi) the amount of fees or other amounts payable by the Seller hereunder which have accrued hereunder with respect to any Settlement Period may exceed, or be less than, the amount identified with respect thereto by the Master Servicer. Failure to identify and hold in trust any amount so accrued shall not relieve the Master Servicer of its obligation to remit Collections to the Agent, for the benefit of the Purchaser, with respect to such accrued amount, as and to the extent provided in Section 3.1.

                                  ARTICLE III.
                                   SETTLEMENTS

     Section 3.1 Settlement Procedures.

          The parties hereto will take the following actions with respect to each Settlement Period:

     (a) Settlement Report. On the Reporting Date, the Master Servicer shall deliver to the Agent, on the Purchaser's behalf, a report in the form of Exhibit 3.1(a-1) or, in the case of a Reporting Date pursuant to clause (b) of the definition of the Reporting Date, in the form of Exhibit 3.1(a-2) (each, a "Settlement Report").

     (b)  Earned Discount and CP Costs; Other Amounts Due.

          (i) (A) On or before 12:00 noon (Atlanta, Georgia time) two (2) Business Days before the last day of each Yield Period, the Agent shall notify the Master Servicer of the amount of Earned Discount accrued with respect to any Asset Tranche corresponding to such Yield Period, and (B) on or before 12:00 noon (Atlanta, Georgia time) five (5) Business Days before each Reporting Date, the Agent shall notify the Master Servicer of the amount of CP Costs accrued during the CP Accrual Period then most recently ended with respect to any Asset Tranche funded with Commercial Paper Notes during all or any portion of such CP Accrual Period.

          (ii) The Master Servicer shall pay to the Agent for the benefit of the Purchaser the amount of such Earned Discount before 12:00 noon (Atlanta, Georgia time) on the last day of such Yield Period and the amount of such CP Costs before 12:00 noon (Atlanta, Georgia time) on each Settlement Date.

          (iii) On or before 12:00 noon (Atlanta, Georgia time) on the Business Day before each Reporting Date, the Agent, on the Purchaser's behalf, shall notify the Master Servicer of all Broken Funding Costs, fees and other amounts accrued and payable by the Seller under this Agreement during the prior calendar month (other than amounts described in clause (c) below). The Master Servicer shall pay to the Agent, for the benefit of the Purchaser, the amount of such Broken Funding Costs, fees and other amounts on the Settlement Date for such month. Such payments shall be made out of amounts identified pursuant to Section 1.3 for such payment; provided, however, that to the extent that Collections attributable to the Asset Interest during such Settlement Period are not sufficient to make such payment, the shortfall shall be paid from amounts paid to the Seller pursuant to Section 1.3(a)(v) and, if such amounts are not sufficient to fully cover such shortfall, the Master Servicer may make a Servicer Advance in the amount of such remaining shortfall in accordance with, and subject to the provisions of Section 8.3.

     (c)  Asset Interest Computations.

          (i) On the Reporting Date for each Settlement Period, the Master Servicer shall compute, as of the related Cut-Off Date and based upon the assumptions in the next sentence, (A) the Asset Interest, (B) the amount of the reduction or increase (if any) in the Invested Amount and the percentage interest represented by the Asset Interest since the immediately preceding Cut-Off Date, (C) the excess (if any) of the Asset Interest over 100%, and (D) the excess (if any) of the Invested Amount over the Purchase Limit. Such calculations shall be based upon the assumptions that (x) the information in the Settlement Report is correct, and (y) Collections identified pursuant to Section 1.3(b) will be paid to the Agent, for the benefit of the Purchaser, on the Settlement Date for such Settlement Period.

          (ii) If, according to the computations made pursuant to clause (i) above, either (x) the Asset Interest exceeds 100% or (y) the Invested Amount exceeds the Purchase Limit, then on the Settlement Date for such Settlement Period, the Master Servicer shall pay to the Agent, for the benefit of the Purchaser, (to the extent of Collections during the related Settlement Period attributable to all Asset Tranches and not previously paid to the Agent and from other funds of the Seller) the amount necessary to reduce the Invested Amount to the Purchase Limit and the Asset Interest to 100%, subject, however, to the proviso to Section 1.3(c)(iv). Such payment shall be made out of amounts identified pursuant to Section 1.3 for such purpose and, to the extent such amounts were not so identified, the Seller hereby agrees to pay such amounts to the Master Servicer to the extent of Collections applied to Reinvestment under Section 1.3 during the relevant Settlement Period.

          (iii) In addition to the payments described in clause (ii) above, during the Liquidation Period, the Master Servicer shall pay to the Agent, for the benefit of the Purchaser, all amounts identified pursuant to
     Section 1.3 (A) on the last day of the current

     Yield Period for any Asset Tranche funded by a Liquidity Funding, in an amount not exceeding the Purchaser's Tranche Investment of such Asset Tranche, and (B) after reduction to zero of the Purchaser's Tranche Investments of the Asset Tranches, if any, funded by Liquidity Fundings, on the last day of the each CP Accrual Period, in an amount not exceeding the Purchaser's Tranche Investment of the Asset Tranche funded by Commercial Paper Notes.

     (d) Order of Application. Upon receipt by the Agent, on the Purchaser's behalf, of funds distributed pursuant to this Section 3.1, the Agent shall apply them to the items specified in the subclauses below, in the order of priority of such subclauses:

          (i) to accrued Earned Discount , CP Costs and Broken Funding Costs, plus any previously accrued Earned Discount, CP Costs and Broken Funding Costs not paid ;

          (ii) to the Purchaser's Share of the accrued and unpaid Servicer's Fee (if the Master Servicer is not Cadmus or its Affiliate);

          (iii) to the Usage Fee and the Unused Fee accrued during such Settlement Period, plus any previously accrued Usage Fee and Unused Fee not paid on a prior Settlement Date;

          (iv) to the reduction of Invested Amount, to the extent such reduction is required under Section 3.1(c);

          (v) to other accrued and unpaid amounts owing to the Purchaser or the Agent hereunder (except Earned Discount on any Asset Tranche funded by a Liquidity Funding which has accrued but is not yet overdue under Section 1.3(c)); and

          (vi) to the Purchaser's Share of the accrued and unpaid Servicer's Fee (if the Master Servicer is Cadmus or its Affiliate);

     (e) Non-Distribution of Servicer's Fee. The Agent hereby consents (which consent may be revoked at any time after the occurrence and during the continuance of a Liquidation Event), to the retention by the Master Servicer of the amounts (if any) identified pursuant to Section 1.3 in respect of the Servicer's Fee, in which case no distribution shall be made in respect of the Purchaser's Share of the Servicer's Fee pursuant to clause (d) above.

     (f) Delayed Payment. If on any day described in this Section 3.1 (or in Section 1.3(c)), because Collections during the relevant CP Accrual Period or Yield Period were less than the aggregate amounts payable, the Master Servicer shall not make any payment otherwise required, the next available Collections in respect of the Asset Interest shall be applied to such payment, and no Reinvestment shall be permitted hereunder until such amount payable has been paid in full.

     Section 3.2 Deemed Collections; Reduction of Invested Amount, Etc.

     (a)  Deemed Collections. If on any day

          (i)  the Unpaid Balance of any Pool Receivable is

               (A) reduced as a result of any defective, rejected or returned merchandise or services, any cash discount, or any other adjustment by any Seller Party or any Affiliate thereof, or as a result of any tariff or other governmental or regulatory action, or

               (B) reduced or canceled as a result of a setoff in respect of any claim by the Obligor thereof (whether such claim arises out of the same or a related or an unrelated transaction), or

               (C) reduced on account of the obligation of any Seller Party or any Affiliate thereof to pay to the related Obligor any rebate or refund, or

               (D) less than the amount included in calculating the Net Pool Balance for purposes of any Settlement Report (for any reason other than such Receivable becoming a Defaulted Receivable), or

          (ii) any of the representations or warranties of the Seller set forth in Section 6.1(l) or (p) were not true when made with respect to any Pool Receivable, or any of the representations or warranties of the Seller set forth in Section 6.1(l) are no longer true with respect to any Pool Receivable, or any Pool Receivable is repurchased by the applicable Originator pursuant to the Sale Agreement, then, on such day, the Seller shall be deemed to have received a Collection of such Pool Receivable

          (I) in the case of clause (i) above, in the amount of such reduction or cancellation or the difference between the actual Unpaid Balance and the amount included in calculating such Net Pool Balance, as applicable; and

          (II) in the case of clause (ii) above, in the amount of the Unpaid Balance of such Pool Receivable.

Collections deemed received by the Seller under this Section 3.2(a) are herein referred to as "Deemed Collections." The Purchaser shall, with respect to any Pool Receivable as to which the full Deemed Collection due under clause II above has been received by the Purchaser, upon receipt of such Deemed Collection by the Purchaser, reconvey to the Seller, without recourse, representation or warranty by the Purchaser, all of the Purchaser's right, title and interest in such Pool Receivable. Such Pool Receivable shall be released from any Lien thereon created hereby and the Seller shall be deemed to reconvey to the related Originator, without recourse, representation or warranty by the Seller, all of the Seller's right, title and interest in such Pool Receivable.

     (b) Seller's Optional Reduction of Invested Amount. The Seller may at any time elect to reduce the Invested Amount as follows:

          (i) the Seller shall provide the Agent, on the Purchaser's behalf, with prior written notice in conformity with the Required Notice Period (a "Reduction Notice") of any proposed reduction of the aggregate Invested Amount. Such Reduction Notice shall designate (i) the date (the "Proposed Reduction Date") upon which any such reduction of aggregate Invested Amount shall occur (which date shall give effect to the applicable Required Notice Period), and (ii) the amount of aggregate Invested Amount to be reduced which shall be applied ratably to all Asset Tranches in accordance with the respective Invested Amounts thereof (the "Aggregate Reduction"). Only one
     (1) Reduction Notice shall be outstanding at any time.

          (ii) on the Proposed Reduction Date, the Master Servicer shall refrain from reinvesting Collections pursuant to Section 1.3 until the amount thereof not so reinvested shall equal the desired amount of Aggregate Reduction, and

          (iii) the Master Servicer shall hold such Collections in trust for the Purchaser, pending payment to the Agent, as provided in Section 1.3;

provided that:

                (A) the amount of any such Aggregate Reduction shall be in (1) an amount of at least $10,000 or (2) an amount equal to the remaining Invested Amount,

                (B) the Seller shall use reasonable efforts to attempt to choose an Aggregate Reduction amount, and the date of commencement thereof, so that such reduction shall commence and conclude in the same Settlement Period,

                (C) unless the Invested Amount will be reduced to zero, after giving effect to such Aggregate Reduction, the Invested Amount will be at least $25,000,000,

                (D) Aggregate Reductions made pursuant to this Section 3.2(b) shall occur on Settlement Dates and on up to two (2) additional Business Days in any Settlement Period, and

                (E) the number of Purchases pursuant to Section 1.1 and Aggregate Reductions pursuant to this Section 3.2(b) shall not exceed, in the aggregate, three (3) in any Settlement Period (or two (2) in any Settlement Period in which at least one of such Purchases or one of such Aggregate Reductions does not occur on the applicable Settlement Date).

     Section 3.3 Payments and Computations, Etc.

     (a) Payments. All amounts to be paid to the Agent or any other Person or deposited by the Seller or the Master Servicer hereunder (other than amounts payable under Section 4.2) shall be paid or deposited in accordance with the terms hereof no later than 12:00 noon (Atlanta, Georgia time) on the day when due in lawful money of the United States of America in same day funds to the Purchaser in care of Wachovia Bank, National Association, ABA #053100494, Account #8735-098787, for credit: Blue Ridge Asset Funding Corporation, Reference: Cadmus Receivables Corp., Attention: Douglas Wilson
(704) 374-2520, or to such other account at the bank named therein or at such other bank as the Agent on behalf of the Purchaser may designate by written notice to the Person making such payment.

     (b) Late Payments. The Seller or the Master Servicer, as applicable, shall, to the extent permitted by law, pay to the Person to whom payment is due interest on all amounts not paid or deposited when due hereunder at 2% per annum above the Base Rate, payable on demand, provided, however, that such interest rate shall not at any time exceed the maximum rate permitted by applicable law.

     (c) Method of Computation. All computations of interest, CP Costs, Broken Funding Costs, Earned Discount, Liquidation Fee, any fees payable under Section
4.1 and any other fees payable by the Seller to the Purchaser or the Agent hereunder shall be made on the basis of a year of 360 days for the actual number of days (including the first day but excluding the last day) elapsed.

     Section 3.4 Treatment of Collections and Deemed Collections.

         The Seller shall forthwith deliver to the Master Servicer all Deemed Collections, and the Master Servicer shall hold or distribute such Deemed Collections as Earned Discount, accrued Servicer's Fee, repayment of Invested Amount, and to other accrued amounts owing hereunder to the same extent as if such Deemed Collections had actually been received on the date of such delivery to the Master Servicer. If Collections are then being paid to the Agent, on the Purchaser's behalf, or its designee, or lock boxes or accounts directly or indirectly owned or controlled by the Agent, the Master Servicer shall forthwith cause such Deemed Collections to be paid to the Agent, on the Purchaser's behalf, or its designee or to such lock boxes or accounts, as applicable, or as the Agent shall request. So long as the Seller shall hold any Collections (including Deemed Collections) required to be paid to the Master Servicer, the Agent or the Collateral Agent, it shall hold such Collections in trust for the benefit of the Agent, on behalf of the Purchaser, and shall clearly mark its records to reflect such trust; provided that unless the Agent shall have requested it in writing to do so, the Seller shall not be required to hold such Collections in a separate deposit account containing only such Collections.

                                  ARTICLE IV.
                            FEES AND YIELD PROTECTION

     Section 4.1 Fees.

         The Seller shall pay to the Purchaser certain fees from time to time in amounts and payable on such dates as are set forth in the Amended and Restated Fee Letter dated on or about October 23, 2002 (as amended from time to time, the "Fee Letter") among the Seller, the Master Servicer, the Purchaser and the Agent.

     Section 4.2 Yield Protection.

     (a) If (i) any change in the interpretation of Regulation D or (ii) any Regulatory Change occurring after November 20, 2002:

               (A) shall subject an Affected Party to any tax, duty or other charge with respect to the Asset Interest or any Asset Tranche owned by or funded by it, or any obligations or right to make Purchases or Reinvestments or to provide funding therefor, or shall change the basis of taxation of payments to the Affected Party of any Invested Amount, Purchaser's Tranche Investment or Earned Discount owned by, owed to or funded in whole or in part by it or any other amounts due under this Agreement in respect of the Asset Interest or any Asset Tranche owned by or funded by it or its obligations or rights, if any, to make Purchases or Reinvestments or to provide funding therefor (except for (1) taxes based on, or measured by, net income, or changes in the rate of tax on or determined by reference to the overall net income, of such Affected Party imposed by the United States of America, or by the jurisdiction in which such Affected Party's principal executive office is located and, if such Affected Party's principal executive office is not in the United States of America, by the jurisdiction where such Affected Party's principal office in the United States is located or, (2) franchise taxes, taxes on, or in the nature of, doing business taxes or capital taxes); or

               (B) shall impose, modify or deem applicable any reserve (including, without limitation, any reserve imposed by the Federal Reserve Board, but excluding any reserve included in the determination of Earned Discount), special deposit or similar requirement against assets of any Affected Party, deposits or obligations with or for the account of any Affected Party or with or for the account of any affiliate (or entity deemed by the Federal Reserve Board to be an affiliate) of any Affected Party, or credit extended by any Affected Party; or

               (C) shall change the amount of capital maintained or required or requested or directed to be maintained by any Affected Party; or

               (D) shall impose any other condition affecting any Asset Interest owned or funded in whole or in part by any Affected Party, or its obligations or rights, if any, to make Purchases or Reinvestments or to provide funding therefor; or

               (E) shall change the rate for, or the manner in which the Federal Deposit Insurance Corporation (or a successor thereto) assesses, deposit insurance premiums or similar charges;

and the result of any of the foregoing is or would be

          (x) to increase the cost to or to impose a cost on (I) an Affected Party funding or making or maintaining any Purchases or Reinvestments, any purchases, reinvestments, or loans or other extensions of credit under the Liquidity Agreement, or any commitment of such Affected Party with respect to any of the foregoing, or (II) the Agent for continuing its or the Seller's relationship with the Purchaser, in each case, in an amount deemed to be material by such Affected Party,

          (y) to reduce the amount of any sum received or receivable by an Affected Party under this Agreement or under the Liquidity Agreement, or

          (z) in the reasonable determination of such Affected Party, to reduce the rate of return on the capital of an Affected Party as a consequence of its obligations hereunder or arising in connection herewith to a level below that which such Affected Party could otherwise have achieved, then, within thirty days after demand by such Affected Party (which demand shall be accompanied by a certificate setting forth, in reasonable detail, the basis of such demand and the methodology for calculating, and the calculation of, the amounts claimed by the Affected Party), the Seller shall pay directly to such Affected Party such additional amount or amounts as will compensate such Affected Party for such additional or increased cost or such reduction.

     (b) Each Affected Party will promptly notify the Seller and the Agent of any event of which it has knowledge (including any future event that, in the judgment of such Affected Party, is reasonably certain to occur) which will entitle such Affected Party to compensation pursuant to this Section 4.2; provided, however, no failure to give or delay in giving such notification shall adversely affect the rights of any Affected Party to such compensation.

     (c) In determining any amount provided for or referred to in this Section 4.2, an Affected Party may use any reasonable averaging and attribution methods (consistent with its ordinary business practices) that it (in its discretion) shall deem applicable. Any Affected Party when making a claim under this Section
4.2 shall submit to the Seller the certificate (referred to in subsection (a) above) as to such increased cost or reduced return (including calculation thereof in reasonable detail), which statement shall, in the absence of demonstrable error, be conclusive and binding upon the Seller.

     (d) The Purchaser shall use reasonable efforts to cause any Affected Party that makes a claim for payment under this Section 4.2 to take reasonable measures to minimize the amounts payable by the Seller pursuant to this Section 4.2.

     (e) For avoidance of doubt, any interpretation of Accounting Research Bulletin No. 51 by the Financial Accounting Standards Board shall constitute an adoption, change, request or directive subject to this Section 4.2.

     Section 4.3 Funding Losses.

          In the event that any Liquidity Bank shall actually incur any loss or expense (including any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Liquidity Bank to make any Liquidity Funding or maintain any Liquidity Funding) as a result of (i) any settlement with respect to the Purchaser's Tranche Investment of any Asset Tranche funded by a Liquidity Funding being made on any day other than the scheduled last day of an applicable Yield Period with respect thereto (it being understood that the foregoing shall not apply to any portion of the Purchasers' Tranche Investment that is accruing Earned Discount calculated by reference to the Base Rate), or (ii) any Purchase not being made in accordance with a request therefor under Section 1.2, then, upon written notice from the Agent to the Seller and the Master Servicer, the Seller shall pay to the Master Servicer, and the Master Servicer shall pay to the Agent for the account of such Liquidity Bank, the amount of such loss or expense. Such written notice (which shall include the methodology for calculating, and the calculation of, the amount of such loss or expense, in reasonable detail) shall, in the absence of demonstrable error, be conclusive and binding upon the Seller and the Master Servicer.

                                   ARTICLE V.
                             CONDITIONS OF PURCHASES

       Section 5.1     Conditions Precedent to Initial Purchase.

               The initial Purchase pursuant to the Existing Agreement was subject to the following conditions precedent:

       (a) the Agent, on the Purchaser's behalf, shall have received, on or before the date of such initial Purchase, the following each (unless otherwise indicated) dated such date and in form and substance reasonably satisfactory to the Agent:

               (i)     The Sale Agreement, duly executed by the parties thereto;

               (ii) A certificate of the Secretary or Assistant Secretary of each Seller Party certifying the names and true signatures of the officers authorized on its behalf to sign this Agreement and the other Transaction Documents to be delivered by it hereunder (on which certificate the Agent and the Purchaser may conclusively rely until such time as the Agent, on the Purchaser's behalf, shall receive from such Seller Party a revised certificate meeting the requirements of this subsection (ii));

               (iii) The Articles or Certificate of Incorporation of each Seller Party, duly certified by the State Corporation Commission of the Commonwealth of Virginia, as of a recent date acceptable to Agent on the Purchaser's behalf, in each case together with a copy of the by-laws of such Seller Party, duly certified by the Secretary or an Assistant Secretary of such Seller Party;

               (iv) Copies of good standing certificates for each Seller Party issued by the State Corporation Commission of the Commonwealth of Virginia and the state where such Seller Party's principal place of business is located;

               (v) Acknowledgment copies (or other evidence of filing reasonably acceptable to the Agent, on behalf of the Secured Parties,) of
       (i) proper financing statements (Form UCC-1), in such form as the Agent, on behalf of the Secured Parties, may reasonably request, naming each of the Originators as the debtor and the seller of the Receivables and Related Assets, the Seller as the secured party and purchaser thereof and Wachovia, solely in its capacity as Agent for the Secured Parties hereunder, as assignee, and (ii) financing statements (Form UCC-1), in such form as the Agent, on behalf of the Secured Parties, may reasonably request, naming the Seller as the debtor and the seller of an undivided percentage interest in the Pool Receivables and Related Assets and the Purchaser, as the secured party and purchaser thereof, or other, similar instruments or documents, as may be necessary or, in the opinion of the Agent, on behalf of the Secured Parties, desirable under the UCC or any comparable law of all appropriate jurisdictions to perfect the sale by each Originator to the Seller of, and the Purchaser's, undivided percentage interest in, the Pool Receivables and Related Assets;

       (vi) Search reports provided in writing to the Agent, on the Purchaser's behalf, (i) listing all effective financing statements that name any Seller Party as debtor and that are filed in the jurisdictions in which filings were made pursuant to subsection (v) above and in such other jurisdictions that the Agent shall reasonably request, together with copies of such financing statements (none of which (other than any of the financing statements described in subsection (v) above) shall cover any Receivables or Related Assets, and (ii) listing all tax liens and judgment liens (if any) filed against any debtor referred to in clause (i) above in the jurisdictions described therein and showing no such Liens;

       (vii) Evidence that the Seller Notes have been duly executed and delivered by the Seller;

       (viii) Favorable opinions of Mays & Valentine, L.L.P., counsel to the Seller Parties, in substantially the form of Exhibit 5.1(a)(viii);

       (ix) A favorable opinion of Mays & Valentine, L.L.P., counsel to the Seller Parties, as to

               (x) the existence of a "true sale" of the Receivables from the Originators to the Seller under the Sale Agreement; and

               (y) the inapplicability of the doctrine of substantive consolidation to the Seller in connection with any bankruptcy proceeding involving any of the Originators or Cadmus;

       (x) A pro forma Settlement Report, prepared as of the Cut-Off Date of September 30, 1999;

       (xi) A report in form and substance satisfactory to the Agent, on the Purchaser's behalf, from the Initial Due Diligence Auditor as to a pre-closing due diligence audit by the Initial Due Diligence Auditor (such report and any amendment, supplement, update or other modification, the "Due Diligence Report");

       (xii) The Liquidity Agreement, in form and substance satisfactory to the Agent, on the Purchaser's behalf, duly executed by the Purchaser, the Liquidity Agent and each Liquidity Bank;

               (xiii) Evidence that Cadmus has implemented all operational changes as set forth in the Letter Agreement;

               (xiv) Lock-Box Agreements with respect to each Lock-Box and the Collection Account;

               (xv)    [Reserved];

               (xvi) With respect to Cadmus and its Consolidated Subsidiaries, a consolidated balance sheet, income statement and statement of shareholders' equity as at June 30, 1999 and with respect to the Seller, a balance sheet as at October 26, 1999, each of the foregoing together with a certification of the chief financial officer or treasurer in the form attached hereto as Exhibit B; and

               (xvii) such other agreements, instruments, certificates, approvals, opinions and other documents as the Agent may reasonably request; and

       (b) Cadmus shall have paid (i) the Structuring Fee and (ii) all Transaction Fees.

       Section 5.2   Conditions Precedent to All Purchases and Reinvestments.

               Each Purchase (including the initial Purchase) and each Reinvestment shall be subject to the further conditions precedent that on the date of such Purchase or Reinvestment the following statements shall be true (and the Seller, by accepting the amount of such Purchase or by receiving the proceeds of such Reinvestment, and each other Seller Party, upon such acceptance or receipt by the Seller, shall be deemed to have certified that):

       (a) the representations and warranties contained in Section 6.1 are correct in all material respects on and as of such day as though made on and as of such day and shall be deemed to have been made on such day;

       (b) no event has occurred and is continuing, or would result from such Purchase or Reinvestment, that constitutes a Liquidation Event or Unmatured Liquidation Event;

       (c) after giving effect to each proposed Purchase or Reinvestment, the Invested Amount will not exceed the Purchase Limit and the Asset Interest will not exceed 100%;

       (d)     the Termination Date shall not have occurred;

       (e) in the case of a Purchase, the Agent shall have timely received an appropriate notice of the proposed Purchase in accordance with Section 1.2(a); and

       (f) the Agent shall have received such other agreements, instruments, certificates, approvals, opinions and other documents as the Agent may reasonably request.

provided, however, the absence of the occurrence and continuance of an Unmatured Liquidation Event shall not be a condition precedent to any Reinvestment or any Purchase on any day which does not cause the Invested Amount, after giving effect to such Reinvestment or Purchase, to exceed the Invested Amount as of the opening of business on such day.

       Section 5.3 Conditions Precedent to This Second Amended and Restated Receivables Purchase Agreement

       This Agreement shall become effective as of the date (the "Amendment Effective Date") on which each of the following conditions precedent have been satisfied:

       (a) the Agent shall have received the Fee Letter duly executed by the parties thereto;

       (b) the representations and warranties contained in Section 6.1 shall be true and correct in all material respects on and as of such day as though made on and as of such day and shall be deemed to have been made on such day;

       (c) no event shall have occurred and be continuing, that constitutes a Liquidation Event or Unmatured Liquidation Event;

       (d) the Invested Amount shall not exceed the Purchase Limit and the Asset Interest shall not exceed 100%;

       (e) the Agent shall have received acknowledgement copies (or other evidence of filing reasonably acceptable to the Agent, on behalf of the Secured Parties) of amendments to financing statements (Form UCC-3), in such form as the Agent, on behalf of the Secured Parties, may reasonably request, naming the Seller as the debtor and the seller of an undivided percentage interest in the Collateral.

       (f) The Agent shall have received such other agreements, instruments, certificates, approvals, opinions and other documents as the Agent may reasonably request.

                                  ARTICLE VI.
                         REPRESENTATIONS AND WARRANTIES

       Section 6.1   Representations and Warranties of the Seller Parties.

               Each Seller Party represents and warrants as to itself, except when specifically provided, in which case, the specified Seller Party represents and warrants as follows:

       (a) Organization and Good Standing; Ownership. Each Seller Party's jurisdiction of organization is correctly set forth in the preamble to this Agreement. Each Seller Party is duly organized and is validly existing as a corporation in good standing under the laws of the Commonwealth of Virginia and is a "registered organization" as defined in the UCC in effect in such jurisdiction, with power and authority to own its properties and to conduct its business as such properties are presently owned and such business is presently conducted. The Seller had at all relevant times, and now has, all necessary corporate power and authority to acquire and own the Pool Receivables and Related Assets.

       (b) Due Qualification. It is duly qualified to do business as a foreign corporation in good standing, and has obtained all necessary licenses and approvals, in all jurisdictions in which the ownership or lease of property or the conduct of its business requires such qualification, licenses or approvals, except where the failure to be so qualified or have such licenses or approvals would not have a Material Adverse Effect.

       (c) Power and Authority; Due Authorization. It (i) has all necessary corporate power and authority (A) to execute and deliver this Agreement and the other Transaction Documents to which it is a party, (B) to carry out the terms of the Transaction Documents to which it is a party, (C) in the case of the Master Servicer, to service the Receivables and the Related Assets in accordance with this Agreement and the Sale Agreement, and (D) in the case of the Seller, to sell and assign the Asset Interest on the terms and conditions herein provided, and (ii) has duly authorized by all necessary corporate action the execution, delivery and performance of this Agreement and the other Transaction Documents and, in the case of the Seller, the sales and assignments described in clause (i)(D) above.

       (d) Valid Sale; Binding Obligations. (i) This Agreement constitutes a valid sale, transfer, and assignment of the Asset Interest to the Purchaser, enforceable against creditors of, and purchasers from, the Seller, and (ii) this Agreement and each other Transaction Document signed by such Seller Party constitutes, a legal, valid and binding obligation of such Seller Party, enforceable against such Seller Party in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, or other similar laws from time to time in effect affecting the enforcement of creditors' rights generally and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

       (e) No Violation. The execution, delivery and performance by it of this Agreement and the other Transaction Documents to which it is a party and the consummation by it of the transactions contemplated hereby and thereby do not (i) conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, its articles or certificate of incorporation or by-laws, or any material indenture, loan agreement, receivables purchase agreement, mortgage, deed of trust, or other agreement or instrument to which it is a party or by which it or any of its properties is bound, (ii) result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such material indenture, loan agreement, receivables purchase agreement, mortgage, deed of trust, or other agreement or instrument, other than this Agreement and the other Transaction Documents, or (iii) violate any law or any order, rule, or regulation applicable to it of any court or of any federal or state regulatory body, administrative agency, or other governmental instrumentality having jurisdiction over it or any of its properties; except where any such conflict, breach, default, Lien or violation would not have a Material Adverse Effect.

       (f) No Proceedings. There are no proceedings or investigations against or affecting it which are pending, or, to its knowledge, threatened, before any court, regulatory body, administrative agency, or other tribunal or governmental instrumentality (i) asserting the invalidity of this Agreement or any other Transaction Document, (ii) seeking to prevent the sale and assignment of the Receivables under the Sale Agreement or of the Asset Interest under this

Agreement or the consummation of any of the other transactions contemplated by this Agreement or any other Transaction Document, or (iii) that would have a Material Adverse Effect.

     (g) Bulk Sales Act. No transaction contemplated hereby requires compliance with any bulk sales act or similar law.

     (h) Government Approvals. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by it of this Agreement and each other Transaction Document to which it is a party, except,
(i) in the case of the Seller, for (A) the filing of the UCC financing statements referred to in Article V, and (B) the filing of any UCC continuation statements and amendments from time to time required in relation to any UCC financing statements filed in connection with this Agreement, as provided in
Section 8.7, all of which, at the time required in Article V or Section 8.7, as applicable, shall have been duly made and shall be in full force and effect; and
(ii) such authorizations, approvals, actions, notices and filings the failure of which to obtain or make would not have a Material Adverse Effect.

     (i) Financial Condition. (w) The consolidated balance sheet of the Master Servicer and its Consolidated Subsidiaries as at June 30, 2002, and the related statements of income, shareholders' equity and cash flows for the Fiscal Year then ended, reported on by Ernst & Young LLP, independent certified public accountants, copies of which have been furnished to the Agent, fairly present, in conformity with GAAP, the consolidated financial condition of the Master Servicer and its Consolidated Subsidiaries as of such date and their consolidated results of operations and cash flows for such period stated, and there are no material liabilities or unusual forward obligations that are not set forth therein, (x) since June 30, 2002 there has been no material adverse change in any such financial condition, business or operations except as described in Schedule 6.1(i), (y) the balance sheet of the Seller as at June 30, 2002, certified by the chief financial officer or treasurer of the Seller by means of a Certificate of Financial Officer in the form attached hereto as Exhibit B, copies of which have been furnished to the Agent, fairly presents in all material respects the financial condition, assets and liabilities of the Seller as at such date, all in accordance with GAAP consistently applied, and
(z) since June 30, 2002, there has been no material adverse change in the Seller's financial condition, business or operations.

     (j) Material Adverse Effect: Since June 30, 2002 there has been no event, act, condition, circumstance or occurrence which would have a Material Adverse Effect.

     (k) Federal Regulations. No part of any funds obtained by the Seller hereunder has been used (x) to acquire any equity security of a class that is registered pursuant to Section 12 of the Exchange Act or (y) for "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation U of the Federal Reserve Board as now and from time to time hereafter in effect or for any purpose which violates the provisions of any Regulations of the Federal Reserve Board. If requested by the Agent at any time, the Seller will furnish to the Agent a statement in conformity with the requirements of FR Form U-1 referred to in Regulation U.

     (l) Good Title. The Seller owns and has good and marketable title to the Collateral free and clear of any Lien, except as created by the Transaction Documents.

     (m) Accurate Reports. No Settlement Report (if prepared by such Seller Party, or to the extent information therein was supplied by such Seller Party) or other information, exhibit, financial statement, document, book, record or report furnished, in each case in writing, by or on behalf of such Seller Party to the Agent or the Purchaser pursuant to this Agreement was inaccurate in any material respect as of the date it was dated or (except as otherwise disclosed to the Agent or Purchaser at such time) as of the date so furnished, or contained any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statements contained therein not materially misleading in light of the circumstances made or presented.

     (n) Offices. The principal places of business and chief executive offices of the Master Servicer and the Seller are located at the respective addresses set forth on Schedule 14.2, and the offices where the Master Servicer and the Seller keep all their books, records and documents evidencing Pool Receivables, the related Contracts and all purchase orders and other agreements related to such Pool Receivables are located at the addresses specified in Schedule 6.1(n) (or at such other locations, notified to the Agent, on the Purchaser's behalf, in accordance with Section 7.1(f), in jurisdictions where all action required by
Section 8.7 has been taken and completed).

     (o) Lock-Boxes and Collection Account. The names and addresses of all the Lock-Box Banks, together with the related account numbers of the accounts of the Originators, the Master Servicer or the Seller at such Lock-Box Banks, are specified in Schedule 6.1(o) (or have been notified to and approved by the Agent, on the Purchaser's behalf, in accordance with Section 7.3(d)). All funds in the Lock-Boxes and the Collection Account result from Collections on the Receivables and other amounts received with respect thereto.

     (p) Eligible Receivables. Each Receivable included in the Net Pool Balance as an Eligible Receivable on the date of any Purchase, Reinvestment or computation of Net Pool Balance shall be an Eligible Receivable on such date.

     (q) [Reserved].

     (r) Perfection:

         (i) This Agreement creates a valid and continuing security interest (as defined in the UCC) in the Collateral in favor of Agent for the benefit of the Secured Parties, which security interest is prior to all other Liens and is enforceable as such as against creditors and purchasers from the Seller.

         (ii) There have been duly filed financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect (A) the Seller's ownership interest in each Receivable, its Collections and the Related Assets and (B) the Agent's (on behalf of the Secured Parties) security interest in the Collateral.

         (iii) Other than the security interest granted to Agent for the benefit of the Secured Parties pursuant to this Agreement, the Seller has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Collateral.

         (iv) The Seller's jurisdiction of organization is a jurisdiction whose law generally requires information concerning the existence of a nonpossessory security interest to be made generally available in a filing, record or registration system as a condition or result of such a security interest's obtaining priority over the rights of a lien creditor with respect to collateral.

         (v) The Seller has not authorized the filing of and is not aware of any financing statements against the Seller that include a description of collateral covering the Collateral other than any financing statement relating to the security interest granted to Agent for the benefit of Secured Parties hereunder or that has been terminated. The Seller is not aware of any judgment or tax lien filings against the Seller.

         (vi) Each Receivable is an "account", "instrument", "general intangible" or "chattel paper" as defined in the UCC.

     (s) Compliance with Credit and Collection Policy. With respect to each Pool Receivable, it has complied in all material respects with the Credit and Collection Policy.

     (t) Payments to Originators. With respect to each Receivable transferred to the Seller by the Originators pursuant to the Sale Agreement, the Seller has given reasonably equivalent value to each Originator in consideration for the Receivables originated by it and the Related Assets with respect thereto and such transfer was not made for or on account of antecedent debt.

     (u) Names. In the past five years, the Seller has not used any corporate names, trade names or assumed names other than the name in which it has executed this Agreement.

     (v) Ownership of the Seller. Cadmus owns, directly or indirectly, 100% of the issued and outstanding capital stock of the Seller, free and clear of any Lien except as contemplated by the Conditional Waiver. Such capital stock is validly issued, fully paid and nonassessable, and there are no options, warrants or other rights to acquire securities of the Seller.

     (w) Investment Company. The Seller is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended from time to time, or any successor statute.

     (x) Taxes. It has filed all material tax returns and reports required by law to have been filed by it and has paid all taxes and governmental charges thereby shown to be owing, except to the extent any failure to file such returns or reports or pay such taxes or charges would not result in a Material Adverse Effect.

     (y) Compliance with Laws. It is in compliance with all applicable laws, including, without limitation, all Environmental Laws, except where any failure to comply with any such laws would not, alone or in the aggregate, have a Material Adverse Effect.

                                  ARTICLE VII.
                     GENERAL COVENANTS OF THE SELLER PARTIES

     Section 7.1 Affirmative Covenants of the Seller Parties.

         From the Amendment Closing Date until the Final Payout Date, unless the Agent shall otherwise consent in writing:

     (a) Compliance With Laws, Etc. Each Seller Party will comply in all material respects with all applicable laws, rules, regulations and orders, including those with respect to the Pool Receivables and related Contracts, except where the failure to so comply would not individually or in the aggregate have a Material Adverse Effect.

     (b) Preservation of Corporate Existence. Each Seller Party will preserve and maintain its corporate existence, rights, franchises and privileges in the jurisdiction of its incorporation, and qualify and remain qualified in good standing as a foreign corporation in each jurisdiction where the failure to preserve and maintain such existence, rights, franchises, privileges and qualification would have a Material Adverse Effect.

     (c) Audits. Each Seller Party will (i) at any time and from time to time upon not less than five (5) Business Days' notice (unless a Liquidation Event has occurred and is continuing (or the Agent, on the Purchaser's behalf, believes in good faith that a Liquidation Event has occurred and is continuing), in which case no such notice shall be required) during regular business hours, permit the Agent, on the Purchaser's behalf, or any of its agents or representatives, (A) to examine and make copies of and abstracts from all books, records and documents (including, without limitation, computer tapes and disks) in the possession or under the control of such Seller Party relating to Pool Receivables, including, without limitation, the related Contracts and purchase orders and other agreements, and (B) to visit the offices and properties of such Seller Party for the purpose of examining such materials described in clause
(i)(A) next above, and to discuss matters relating to Pool Receivables or such Seller Party's performance hereunder with any of the officers or employees of such Seller Party having knowledge of such matters; (ii) permit the Agent or any of its agents or representatives, upon not less than five (5) Business Days' notice from the Agent (unless a Liquidation Event has occurred and is continuing (or the Agent believes in good faith that a Liquidation Event has occurred and is continuing) in which case no such notice shall be required), to meet with the independent auditors of such Seller Party, to review such auditors' work papers and otherwise to review with such auditors the books and records of such Seller Party with respect to the Pool Receivables and Related Assets; and (iii) without limiting the provisions of clause (i) or (ii) next above, from time to time, at the expense of such Seller Party, permit certified public accountants or other auditors acceptable to the Agent to conduct a review of such Seller Party's books and records with respect to the Pool Receivables and Related Assets; provided, that, so long as no Liquidation Event has occurred and is continuing,
(x) such examinations, visits, meetings and reviews shall not be done more than two (2) times in any one calendar year and (y) the Seller Parties shall only be responsible for the costs and expenses of one such review in any one calendar year.

     (d) Keeping of Records and Books of Account. The Master Servicer will maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing Pool Receivables in the event of the destruction of the originals thereof), and keep and maintain, all documents, books, records and other information reasonably necessary or advisable for the collection of all Pool Receivables (including, without limitation, records adequate to permit the daily identification of outstanding Unpaid Balances by Obligor and related debit and credit details of the Pool Receivables).

     (e) Performance and Compliance with Receivables and Contracts. Each Seller Party will, at its expense, timely and fully perform and comply with all material provisions, covenants and other promises, if any, required to be observed by it under the Contracts related to the Pool Receivables and all agreements related to such Pool Receivables, except where a failure to do so would not have a Material Adverse Effect.

     (f) Location of Records. Each Seller Party will keep its chief place of business and chief executive office, and the offices where it keeps its records concerning the Pool Receivables, all related Contracts and all agreements related to such Pool Receivables (and all original documents relating thereto), at the address(es) of the applicable Servicer and the Seller referred to in
Section 6.1(n) or, upon 30 days' prior written notice to the Agent, at such other locations in jurisdictions where all action required by Section 8.7 shall have been taken and completed.

     (g) Credit and Collection Policies. Each Seller Party will comply in all material respects with the Credit and Collection Policy in regard to each Pool Receivable and the related Contract.

     (h) Sale Agreement. The Seller will perform and comply in all material respects with all of its covenants and agreements set forth in the Sale Agreement, and will enforce the performance by each Originator of its obligations under the Sale Agreement.

     (i) Collection Bank Agreement. The Seller and the Master Servicer shall instruct all Obligors to remit all Collections to the Lock-Boxes and each Lock-Box Bank to deposit all Collections to the Collection Account. The Seller will not give any contrary or conflicting instructions, and will, upon the request of the Master Servicer or the Agent, confirm such instructions by the Master Servicer or take such other action as may be reasonably required to give effect to such instructions.

     (j) [Reserved]

     (k) Accurate Reports. All reports, information, financial statements, documents, books, records or other material furnished by or on behalf of a Seller Party to the Agent or the Purchaser, in each case in writing, shall be true, complete and accurate in all material respects as of the date so furnished and shall not contain any material misstatement of fact and shall not omit to state a material fact or any fact necessary to make the statements contained therein not misleading in light of the circumstances made or presented.

     (l) Letter Agreement. Each Seller Party has implemented all required operational changes as set forth in the Letter Agreement.

     (m) Servicing Agreements. Each Seller Party will use reasonable efforts to secure not later than March 20, 2003, any license or approval which may be required for the Agent's use of any program used by the Master Servicer in the servicing of the Receivables.

     Section 7.2 Reporting Requirements of the Seller Parties.

         From the Amendment Closing Date until the Final Payout Date, unless the Agent, on the Purchaser's behalf, shall otherwise consent in writing:

     (a) Quarterly Financial Statements - The Master Servicer. The Master Servicer will furnish to the Agent, on the Purchaser's behalf, as soon as available and in any event within 45 days after the end of each of the first three Fiscal Quarters of each Fiscal Year, copies of the consolidated and consolidating balance sheet of the Master Servicer and its Consolidated Subsidiaries as of the end of such Fiscal Quarter, the related consolidated and consolidating statement of income and the related consolidated statement of cash flows for such Fiscal Quarter and for the portion of the Fiscal Year ended at the end of such Fiscal Quarter, setting forth in each case in comparative form the figures for the corresponding Fiscal Quarter and the corresponding portion of the previous Fiscal Year, together with a Certificate of Financial Officer in the form attached hereto as Exhibit B executed by its chief financial officer or treasurer.

     (b) Annual Financial Statements - The Master Servicer. The Master Servicer will furnish to the Agent, as soon as available and in any event within 90 days after the end of each Fiscal Year, a consolidated and consolidating balance sheet of the Master Servicer and its Consolidated Subsidiaries as of the end of such Fiscal Year, the related consolidated and consolidating statements of income and shareholders' equity and the related consolidated statement of cash flows for such Fiscal Year, setting forth in each case in comparative form the figures for the previous Fiscal Year, all certified by Ernst & Young LLP or other independent public accountants of recognized national standing, with such certification to be free of exceptions and qualifications not acceptable to the Agent;

     (c) Quarterly Financial Statements-Seller. The Seller will furnish to the Agent, as soon as available and in any event within 45 days after the end of each of the first three quarters of each fiscal year of the Seller, copies of the financial statements of the Seller, consisting of at least a balance sheet as at the close of such quarter and a statement of earnings for such quarter and for the period from the beginning of the fiscal year to the close of such quarter, together with a Certificate of Financial Officer in the form attached hereto as Exhibit B executed by the chief financial officer or treasurer of the Seller;

     (d) Annual Financial Statements-Seller. The Seller will furnish to the Agent, as soon as available and in any event within 90 days after the end of each fiscal year of the Seller, copies of the financial statements of the Seller, consisting of at least a balance sheet of the Seller for such year and a statement of earnings, setting forth in each case in comparative form corresponding figures from the preceding fiscal year, together with a Certificate of Financial Officer in the form attached hereto as Exhibit B executed by the chief financial officer or treasurer of the Seller;

     (e) Reports to Holders and Exchanges. In addition to the reports required by subsections (a), (b), (c) and (d) next above, promptly upon the Agent's request, the Master Servicer will furnish to the Agent, on the Purchaser's behalf, copies of any reports specified in such request which the Master Servicer sends to any of its securityholders, and any reports or registration statements that the Master Servicer files with the Securities and Exchange Commission or any national securities exchange other than registration statements relating to employee benefit plans and to registrations of securities for selling securities;

     (f) ERISA. If and when any Seller Party or any member of the Controlled Group (i) gives or is required to give notice to the PBGC of any "reportable event" (as defined in Section 4043 of ERISA) with respect to any Plan which might constitute grounds for termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give such notice of any such reportable event, such Seller Party will promptly deliver to the Agent a copy of the notice of such reportable event given or required to be given to the PBGC; (ii) receives notice of complete or partial withdrawal liability under Title IV of ERISA, such Seller Party shall promptly deliver to the Agent a copy of such notice; or (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate or appoint a trustee to administer any Plan, such Seller Party shall promptly deliver to the Agent a copy of such notice;

     (g) Liquidation Events, Etc. As soon as possible and in any event within five (5) Business Days after obtaining knowledge of the occurrence of any Liquidation Event or any Unmatured Liquidation Event, each Seller Party will furnish to the Agent, on the Purchaser's behalf, a written statement of the chief financial officer, treasurer or chief accounting officer of such Seller Party setting forth details of such event and the action that such Seller Party will take with respect thereto;

     (h) Litigation. As soon as possible and in any event within ten Business Days of any Seller Party's knowledge thereof, such Seller Party will furnish to the Agent, on the Purchaser's behalf, notice of (i) any litigation, investigation or proceeding which may exist at any time which would have a Material Adverse Effect and (ii) any development in previously disclosed litigation which development would have a Material Adverse Effect;

     (i) Audit of Pool Receivables. As soon as available and in any event by the end of each fiscal year of the Seller, the Seller will furnish to the Agent, on the Purchaser's behalf, an audit report, prepared by a Person reasonably acceptable to the Agent (unless a Liquidation Event has occurred, in which case such audit report shall be prepared by a nationally recognized accounting firm or other Person acceptable to the Agent), as of the end of such fiscal year, substantially in the form of the report delivered pursuant to Section 5.1(a)(xi) and covering such other matters as the Agent may reasonably request in order to protect the interests of the Agent or Purchaser under or as contemplated by this Agreement;

     (j) Change in Credit and Collection Policy. Prior to its effective date, each Seller Party will furnish to the Agent, on the Purchaser's behalf, notice of (i) any material change in the character of such Seller Party's business, and
(ii) any material change in the Credit and Collection Policy;

     (k) [Reserved].

     (l) Deliveries to Investors. Each Seller Party will deliver to the Agent for distribution to each of the Investors simultaneously with the delivery of each set of annual and quarterly financial statements referred to in paragraphs
(a), (b), (c) and (d) above, a statement of the chief executive officer, treasurer, chief financial officer or chief technology officer of such Seller Party stating that no Unmatured Liquidation Event or Liquidation Event has occurred and is continuing or, if an Unmatured Liquidation Event or Liquidation Event has occurred and is continuing, a statement setting forth the details thereof and the action which the Seller Parties are taking or propose to take with respect thereto.

     (m) Other. Promptly, from time to time, each Seller Party will furnish to the Agent, on the Purchaser's behalf, such other information, documents, records or reports respecting the Receivables or the condition or operations, financial or otherwise, of such Seller Party as the Agent may from time to time reasonably request in order to protect the interests of the Agent or Purchaser under or as contemplated by this Agreement.

     Section 7.3 Negative Covenants of the Seller Parties.

         From the Amendment Closing Date until the Final Payout Date, without the prior written consent of the Agent:

     (a) Sales, Liens, Etc. (i) The Seller will not, except as otherwise provided herein and in the other Transaction Documents, sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Lien upon or with respect to, any Pool Receivable or any Related Asset, or any interest therein, or any account to which any Collections of any Pool Receivable are sent, or any right to receive income or proceeds from or in respect of any of the foregoing, and (ii) the Master Servicer will not assert any interest in the Receivables, except as Master Servicer.

     (b) Extension or Amendment of Receivables. No Seller Party will, except as otherwise permitted in Section 8.2(c), extend, amend or otherwise modify the terms of any Pool Receivable, or amend, modify or waive any material term or condition of any Contract related thereto in any way that adversely affects the collectibility of any Pool Receivable or the Purchaser's rights therein.

     (c) Change in Business or Credit and Collection Policy. No Seller Party will make or permit to be made any change in the character of its business or in the Credit and Collection Policy, which change would, in either case, impair the collectibility of any significant portion of the Pool Receivables or otherwise adversely affect the interests or remedies of the Purchaser under this Agreement or any other Transaction Document.

     (d) Change in Payment Instructions to Obligors. No Seller Party will add or terminate any bank as a Lock-Box Bank from those listed in Schedule 6.1(o), or make any change in its instructions to Obligors regarding payments to be made to the Seller or Master Servicer or payments to be made to any Lock-Box Bank (except for a change in instructions solely for the purpose of directing Obligors to make such payments to another existing Lock-Box Bank), unless (i) the Agent shall have received prior written notice of such addition, termination or change and (ii) if a Liquidation Event has occurred, the Agent shall have received duly executed copies of Lock-Box Agreements with each new Lock-Box Bank.

     (e) Deposits to the Collection Account. No Seller Party will deposit or otherwise credit, or cause or permit to be so deposited or credited, to the Collection Account, any cash or cash proceeds other than Collections of Pool Receivables and other amounts received with respect thereto.

     (f) Changes to Other Documents. The Seller will not enter into any amendment or modification of, or supplement to, the Sale Agreement or the Seller's certificate of incorporation.

     (g) Restricted Payments by the Seller. The Seller will not (i) purchase or redeem any shares of the capital stock of the Seller, (ii) declare or pay any dividends thereon (other than stock dividends), (iii) make any distribution to stockholders or set aside any funds for any such purpose, or (iv) pay any principal amount of the Seller Notes, except that the Seller may declare or pay any dividends and pay all or a portion of such principal amounts on the Settlement Date for any Settlement Period, after making any payment required to be made by the Seller on such Settlement Date in accordance with the last sentence of Section 3.1(c)(ii) and Section 3.1(c)(iii) if after giving effect to such payment the Invested Amount does not exceed the Purchase Limit and the Asset Interest does not exceed 100% and the Seller's net worth (determined in accordance with GAAP) is not less than 3% of the Purchase Limit.

     (h) Seller Indebtedness. The Seller will not incur or permit to exist any Indebtedness or liability on account of deposits or advances or for borrowed money or for the deferred purchase price of any property or services, except (A) indebtedness of the Seller to the Originators incurred in accordance with the Sale Agreement, (B) current accounts payable arising under or permitted by the Transaction Documents and not overdue and tax liabilities not overdue, and (C) other current accounts payable arising in the ordinary course of business and not overdue, in an aggregate amount at any time outstanding not to exceed $10,700.

     (i) Negative Pledges. No Seller Party will enter into or assume any agreement (other than this Agreement and the other Transaction Documents) prohibiting the creation or assumption of any Lien upon any Pool Receivables or Related Assets, whether now owned or hereafter acquired, except as contemplated by the Transaction Documents, or otherwise prohibiting or restricting any transaction contemplated hereby or by the other Transaction Documents.

     (j) Change of Name. The Seller will not change its name, any trade name or corporate structure, or commence the use of any new trade name unless it has given the Agent at least 30 days prior written notice thereof and has taken all steps necessary to continue the perfection of the Purchaser's interest, including the filing of amendments to the UCC financing statements filed pursuant to Section 5.1(a)(v).

     (k) Liens. The Seller will not create, incur, assume or permit to exist any Lien on any property or assets (including stock or other securities of any person, including any Subsidiary) now owned or hereafter acquired by it or on any income or revenues or rights in respect of any thereof, except as provided in the Transaction Documents. The Master Servicer will not create, incur or permit to exist any Lien (other than as contemplated by the Transaction Documents) on any of the Receivables or Related Assets.

     (l) Consolidations, Mergers and Sales of Assets. The Master Servicer will not, nor will it permit any Significant Subsidiary to, consolidate or merge with or into, or sell, lease or otherwise transfer all or any substantial part of its assets (including, without limitation, any of its Subsidiaries) to, any other Person, or discontinue or eliminate any business line or segment, provided that
(a) the Master Servicer or a Subsidiary may merge with another Person if (i) such Person was organized under the laws of the United States of America or one of its states, (ii) the Master Servicer or such Subsidiary, as the case may be, is the corporation surviving such merger and (iii) immediately after giving effect to such merger, no Unmatured Liquidation Event or Liquidation Event shall have occurred and be continuing, (b) Subsidiaries of the Master Servicer may merge with the Master Servicer or one another, provided the conditions set forth in clauses (i) and (iii) above are satisfied, and in the case of a merger with the Master Servicer, the Master Servicer is the corporation surviving such merger, (c) the foregoing limitation on the sale, lease or other transfer of assets (including, without limitation, the sale or transfer of a Subsidiary) and on the discontinuance or elimination of a business line or segment shall not prohibit, during any Fiscal Quarter, a sale or transfer of assets (including, without limitation, the sale or transfer of a Subsidiary) or the discontinuance or elimination of a business line or segment (in a single transaction or in a series of related transactions) unless the aggregate assets to be sold or transferred or utilized in a business line or segment to be so discontinued, when combined with all other assets sold or transferred, and all other assets utilized in all other business lines or segments discontinued, during such Fiscal Quarter and the immediately preceding three Fiscal Quarters (excluding however, for purposes of this clause (c) sales, contributions, or other transfers of Receivables pursuant to the Sale Agreement) either (x) contributed more than 5% of Consolidated EBITDA during the 4 consecutive Fiscal Quarters immediately preceding such Fiscal Quarter, or (y) constituted more than 5% of Consolidated Total Assets at the end of such Fiscal Quarter, and (d) the Master Servicer and its Subsidiaries may sell, contribute and make other transfers as contemplated by the Transaction Documents.

     Section 7.4 Separate Corporate Existence of the Seller.

         Each Seller Party hereby acknowledges that Purchaser and the Agent are entering into the transactions contemplated hereby in reliance upon Seller's identity as a legal entity separate from the Master Servicer and its other Affiliates. Therefore, each Seller Party shall take all steps specifically required by this Agreement or reasonably required by the Agent to continue Seller's identity as a separate legal entity and to make it apparent to third Persons that the Seller is an entity with assets and liabilities distinct from those of its Affiliates, and is not a division of

Cadmus or any other Person. Without limiting the foregoing, each Seller Party will take such actions as shall be required in order that:

          (i) The Seller will be a limited purpose corporation whose primary activities are restricted in its Articles of Incorporation to purchasing or otherwise acquiring from the Originators, owning, holding, granting security interests, or selling interests, in Receivables in the Receivables Pool and Related Assets, entering into agreements for the selling and servicing of the Receivables Pool, and conducting such other activities as it deems necessary or appropriate to carry out its primary activities;

          (ii) The Seller shall have a board of Directors of at least three (3) members and not less than one member of the Seller's Board of Directors (the "Independent Director") shall be an individual who is not, has not been at any time during the preceding five (5) years: (i) a creditor, supplier, director, officer, employee, family member, manager, or contractor of Cadmus, any Originator or any of their respective Subsidiaries or Affiliates (other than Seller), (ii) a direct, indirect or beneficial owner, excluding de minimus ownership interests, (at the time of such individual's appointment as an Independent Director) of any of the outstanding common shares of Seller, Cadmus, any Originator, or any of their respective Subsidiaries or Affiliates, having general voting rights, or (iii) a person who controls (whether directly, indirectly or otherwise) Cadmus, any Originator or any of their respective Subsidiaries or Affiliates (other than Seller) or any creditor, supplier, employees, officer, director, associate, material supplier or material customer of Cadmus, any Originator or their respective Subsidiaries or Affiliates (other than Seller). The certificate of incorporation of the Seller shall provide that (a) at least one member of the Seller's Board of Directors shall be an Independent Director, (b) the Seller's Board of Directors shall not approve, or take any action to cause the filing of, a voluntary bankruptcy petition with respect to the Seller unless the Independent Director shall approve the taking of such action in writing prior to the taking of such action and (c) the provisions requiring an independent director and the provision described in clauses (a) and (b) of this paragraph (ii) cannot be amended without the prior written consent of the Independent Director;

          (iii) The Independent Director shall not at any time serve as a trustee in bankruptcy for the Seller or any Affiliate thereof;

          (iv) The Seller shall maintain a sufficient number of employees in light of its contemplated business operations and compensate all employees, consultants and agents directly, from its own funds for services provided to the Seller by such employees, consultants and agents. Subject to the first sentence of this clause (iv), the Seller will not engage any agents other than its attorneys, auditors and other professionals, and a Master Servicer and any other agent contemplated by the Transaction Documents for the Receivables Pool, which the Master Servicer will be fully compensated for its services by payment of the Servicer's Fee, and certain organizational expenses in connection with the formation of the Seller;

          (v) The Seller will contract with the Master Servicer to perform for the Seller all operations required on a daily basis to service the Receivables Pool. The Seller will pay the Master Servicer the Servicer's Fee pursuant hereto. The Seller will not incur any material indirect or overhead expenses for items shared with Cadmus (or any other Affiliate thereof) which are not reflected in the Servicer's Fee. To the extent, if any, that the Seller (or any other Affiliate thereof) share items of expenses not reflected in the Servicer's Fee, for legal, auditing and other professional services and directors' fees, such expenses will be allocated fairly and reasonably on the basis of actual use or the value of services rendered, and otherwise on a basis reasonably related to the actual use or the value of services rendered, it being understood that Cadmus shall pay all expenses relating to the preparation, negotiation, execution and delivery of the Transaction Documents, including, without limitation, legal, rating agency and other fees;

          (vi) The Seller's operating expenses will not be paid by any other Seller Party or other Affiliate of the Seller and all of its liabilities will be paid out of its own funds;

          (vii)  The Seller will have its own stationery, invoices and checks;

          (viii) The books of account, financial reports and corporate records of the Seller will be maintained separately from any other Person;

          (ix) Any financial statements of any Seller Party or Affiliate thereof which are consolidated to include the Seller will contain detailed notes clearly stating that (A) all of the Seller's assets are owned by the Seller, and (B) the Seller is a separate corporate entity with its own separate creditors that will be entitled to be satisfied out of the Seller's assets prior to any value in the Seller becoming available to the Seller's equity holders; and the accounting records and the published financial statements of each Originator will clearly show that, for accounting purposes, the Pool Receivables and Related Assets have been sold by such Originator to the Seller;

          (x) The Seller's assets will be maintained in a manner that facilitates their identification and segregation from those of the Master Servicer and the other Affiliates;

          (xi) The Seller will observe all corporate formalities required by its Certificate of Incorporation. Each Affiliate of the Seller will strictly observe corporate formalities in its dealings with the Seller, and, except as permitted pursuant to this Agreement with respect to Collections, funds or other assets of the Seller will not be commingled with those of any other Person;

          (xii) No Affiliate of the Seller will maintain joint bank accounts with the Seller or other depository accounts with the Seller to which any such Affiliate (other than in its capacity as the Master Servicer hereunder or under the Sale Agreement) has independent access, provided that prior to the occurrence of a Liquidation Event, Cadmus, in its capacity as Master Servicer and subject to the obligations of the Master Servicer hereunder, may manage Collections deposited into the Collection Account pursuant to centralized cash management procedures, including depositing Collections into general accounts of Cadmus;

          (xiii) No Affiliate of the Seller shall, directly or indirectly, name the Seller or enter into any agreement to name the Seller as a direct or contingent beneficiary or loss payee on any insurance policy covering the property of any Affiliate of the Seller;

          (xiv) Each Affiliate of the Seller will maintain arm's length relationships with the Seller, and each Affiliate of the Seller that renders or otherwise furnishes services or merchandise to the Seller will be compensated by the Seller at market rates for such services or merchandise;

          (xv) No Affiliate of the Seller will be, nor will it hold itself out to be, responsible for the debts of the Seller or the decisions or actions in respect of the daily business and affairs of the Seller. Cadmus and the Seller will immediately correct any known misrepresentation with respect to the foregoing and they will not operate or purport to operate as an integrated single economic unit with respect to each other or in their dealing with any other entity. The Seller will not (i) guarantee or become obligated for the debts of any other person or hold out its credit as being available to satisfy the obligations of others, (ii) acquire obligations or securities of its shareholders or Affiliates or (iii) pledge its assets for the benefit of any other Person or make loans or advances to any other Person;

          (xvi) The Seller will keep correct and complete books and records of account and minutes of the meetings and other proceedings of its stockholder and board of directors, as applicable, and the resolutions, agreements and other instruments of the Seller will be continuously maintained as official records by the Seller;

          (xvii) The Seller, on the one hand, and each of the Originators, on the other hand, will conduct its business solely in its own corporate name and in such a separate manner so as not to mislead others with whom they are dealing and will correct any known misunderstanding regarding such Person's separate identity; and

          (xviii) The Seller will maintain adequate capital in light of its contemplated business operations.

                                 ARTICLE VIII.
                          ADMINISTRATION AND COLLECTION

     Section 8.1 Designation of Master Servicer.

     (a) Cadmus as Initial Master Servicer. The servicing, administering and collection of the Pool Receivables shall be conducted by the Person designated as Master Servicer hereunder from time to time in accordance with this Section
8.1. Until the Agent, on the Purchaser's behalf, gives to Cadmus a Successor Notice (as defined in Section 8.1(b)), Cadmus is hereby designated as, and hereby agrees to perform the duties and obligations of, the Master Servicer pursuant to the terms hereof. Each of the Originators named in the Sale Agreement, agrees to act as subservicer for the purpose of performing certain duties and obligations with respect to all Receivables purchased by the Seller from such Originator pursuant to the terms of the Sale Agreement. In so acting as subservicer, each of such Originators shall comply with, and agrees to be bound by, all of the terms and provisions of this Agreement applicable to such Originator in the performance of its duties as subservicer; provided, however, that each such Originator (i) shall cease to act as subservicer upon the Agent's delivery of a Successor Notice to Cadmus (with a copy to each such Originator),
(ii) shall not be entitled to receive any Servicer's Fee provided for herein, and (iii) shall not be bound by, or be deemed to have made, any of the representations, warranties or covenants in Articles V and VI applicable to the "Seller Parties," except as expressly provided in the Sale Agreement.

     (b) Successor Notice; Servicer Transfer Events. Upon Cadmus' receipt of a notice from the Agent of the Agent's designation, on the Purchaser's behalf, of a new Master Servicer (a "Successor Notice"), Cadmus agrees that it will terminate its activities as Master Servicer hereunder in a manner that the Agent believes will facilitate the transition of the performance of such activities to the new Master Servicer, and the Agent (or its designee) shall assume each and all of Cadmus' obligations to service and administer such Receivables, on the terms and subject to the conditions herein set forth, and Cadmus shall use its best efforts to assist the Agent (or its designee) in assuming such obligations. Without limiting the foregoing, Cadmus agrees, at its expense, to take all actions necessary to provide the new Master Servicer with access to all computer software necessary or useful in collecting or billing Receivables, solely for use in collecting and billing Receivables. The Agent agrees not to give Cadmus a Successor Notice until after the occurrence and during the continuance of any Liquidation Event (any such event being herein called a "Servicer Transfer Event"), in which case such Successor Notice may be given at any time in the Agent's discretion. If Cadmus disputes the occurrence of a Servicer Transfer Event, Cadmus may take appropriate action to resolve such dispute; provided that Cadmus must terminate its activities hereunder as Master Servicer and allow the newly designated Master Servicer to perform such activities on the date provided by the Agent as described above, notwithstanding the commencement or continuation of any proceeding to resolve the aforementioned dispute, if the Agent, on the Purchaser's behalf, reasonably determines, in good faith, that such termination is necessary or advisable to protect the Purchaser's interests hereunder.

     (c) Subcontracts. The Master Servicer may, with the prior consent of the Agent, subcontract with any other Person for servicing, administering or collecting the Pool Receivables, provided that the Master Servicer shall remain liable for the performance of the duties and obligations of the Master Servicer pursuant to the terms hereof and such subservicing arrangement may be terminated at the Agent's request, on the Purchaser's behalf, at anytime after a Successor Notice has been given.

     Section 8.2 Duties of Master Servicer.

     (a) Appointment; Duties in General. Each of the Seller, the Purchaser and the Agent hereby appoints as its agent the Master Servicer, as from time to time designated pursuant to Section 8.1, to enforce its rights and interests in and under the Pool Receivables and the Related Security. The Master Servicer shall take or cause to be taken all such actions as may be necessary or advisable to collect each Pool Receivable from time to time, all in accordance with applicable laws, rules and regulations, with reasonable care and diligence, and in accordance with the Credit and Collection Policy.

     (b) Allocation of Collections; Segregation. The Master Servicer shall identify and hold in trust for the account of the Seller and Purchaser their respective allocable shares of the Collections of Pool Receivables in accordance with Section 1.3 but shall not be required (unless otherwise requested by the Agent, on the Purchaser's behalf, after the occurrence and during the continuance of a Liquidation Event) to segregate the funds constituting such portions of such Collections prior to the remittance thereof in accordance with said Section. If instructed by the Agent, on the Purchaser's behalf, after the occurrence and during the continuance of a Liquidation Event, the Master Servicer shall segregate and deposit into the Collection Account, the Purchaser's share of Collections of Pool Receivables, on the second Business Day following receipt by the Master Servicer of such Collections in immediately available funds.

     (c) Modification of Receivables. So long as no Liquidation Event and no Unmatured Liquidation Event shall have occurred and be continuing, Cadmus, while it is Master Servicer, may, in accordance with the Credit and Collection Policy,
(i) extend the maturity or adjust the Unpaid Balance of any Defaulted Receivable as Cadmus may reasonably determine to be appropriate to maximize Collections thereof, and (ii) adjust the Unpaid Balance of any Receivable to reflect the reductions or cancellations described in the first sentence of Section 3.2(a).

     (d) Documents and Records. Each Seller Party shall deliver to the Master Servicer, and the Master Servicer shall hold in trust for the Seller and the Purchaser in accordance with their respective interests, all documents, instruments and records (including, without limitation, computer tapes or disks) that evidence or relate to Pool Receivables.

     (e) Certain Duties to the Seller. The Master Servicer shall, as soon as practicable following receipt, turn over to the Seller (i) that portion of Collections of Pool Receivables representing its undivided percentage interest therein, less the Seller's Share of the Servicer's Fee, and, in the event that neither Cadmus nor any other Seller Party or Affiliate thereof is the Master Servicer, all reasonable and appropriate out-of-pocket costs and expenses of the Master Servicer of servicing, collecting and administering the Pool Receivables to the extent not covered by the Servicer's Fee received by it, and (ii) the Collections of any Receivable which is not a

Pool Receivable. The Master Servicer, if other than Cadmus or any other Seller Party or Affiliate thereof, shall, as soon as practicable upon demand, deliver to the Seller all documents, instruments and records in its possession that evidence or relate to Receivables of the Seller other than Pool Receivables, and copies of documents, instruments and records in its possession that evidence or relate to Pool Receivables.

     (f) Termination. The Master Servicer's authorization under this Agreement shall terminate upon the Final Payout Date.

     (g) Power of Attorney. The Seller hereby grants to the Master Servicer an irrevocable power of attorney, with full power of substitution, coupled with an interest, to take in the name of the Seller all steps which are necessary or advisable to endorse, negotiate or otherwise realize on any writing or other right of any kind held or transmitted by the Seller or transmitted or received by the Purchaser (whether or not from the Seller) in connection with any Receivable.

     (h) Rebill of Receivables. The Master Servicer may, prior to the Rebill Termination Date, rebill one or more Pool Receivables due to one or more errors in the original invoice or to reflect a discount given to the Obligor thereof (each such Receivable being a "Rebilled Receivable"); provided, however, that
(i) for purposes of calculating the age of any such Rebilled Receivable, such Rebilled Receivable shall be deemed to have been originated on the date of the invoice of the related original receivable (each such Receivable being an "Original Receivable"), (ii) no Pool Receivable may be rebilled after the occurrence of the Rebill Termination Date and (c) if any such Pool Receivable is so rebilled as a result of a discount given to the Obligor thereof, no such rebill shall occur unless and until the related Originator has complied with the provisions of Section 3.5 of the Sale Agreement and the Seller has complied with the provisions of Section 3.2(a) hereof.

     Section 8.3  Servicer Advances.

          For each Settlement Period, if the Master Servicer determines that any payment (or portion thereof) which was due and payable pursuant to a Contract in the Receivables Pool during such Settlement Period was not received prior to the end of such Settlement Period, the Master Servicer may make an advance in an amount up to the amount of such delinquent payment (or portion thereof); in addition, if on any day there are not sufficient funds on deposit in the Collection Account to pay accrued Earned Discount or CP Costs on any Asset Interest the Settlement Period of which ends on such day, the Master Servicer may make an advance in the amount necessary to pay such Earned Discount or CP Costs (in either case, any such advance, a "Servicer Advance"). Notwithstanding the preceding sentence, the Master Servicer need not make a Servicer Advance with respect to any Contract if, the Master Servicer determines (such determination to be conclusive and binding) in good faith that such Servicer Advance will not ultimately be recoverable from future collections on, or the liquidation of, the Receivables Pool. The Master Servicer will deposit any Servicer Advances into the Collection Account on or prior to 12:00 p.m. (Atlanta, Georgia time) on the date necessary to make any payment required to be made under Section 3.1. All Servicer Advances shall be made by wire transfer in immediately available funds.

     Section 8.4 Servicer Defaults.

          If any of the following events shall occur and be continuing, it shall constitute a servicer default (each such event, a "Servicer Default"):

     (a) any failure by the Master Servicer to make any payment, transfer or deposit as required by this Agreement including, without limitation, delivery of any Settlement Report and, such failure shall remain unremedied for two (2) Business Days after the earliest to occur of (A) written notice thereof shall have been given by the Agent to the Master Servicer or (B) a Senior Officer of the Master Servicer shall have actual knowledge thereof or should have had knowledge thereof if such Senior Officer had exercised reasonable care in the performance of his or her duties;

     (b) any failure on the part of the Master Servicer duly to observe or perform any term, covenant or agreement of the Master Servicer set forth in this Agreement or the Sale Agreement or to give instructions or notice to the Agent as required by the Transaction Documents, which failure continues unremedied for a period of five (5) days after the first to occur of (i) the date on which written notice of such failure requiring the same to be remedied shall have been given to the Master Servicer by the Agent and (ii) the date on which a Senior Officer of the Master Servicer shall have actual knowledge thereof or should have had knowledge thereof if such Senior Officer had exercised reasonable care in the performance of his or her duties;

     (c) any representation, warranty or certification made by the Master Servicer (or any of its officers) in this Agreement or in any certificate delivered pursuant to this Agreement shall prove to have been false or incorrect in any material respect when made; provided that the materiality qualification in the preceding clause shall not be applicable with respect to any representation or warranty which itself contains a materiality qualification;

     (d) An Event of Bankruptcy shall have occurred and remain continuing with respect to the Master Servicer;

     (e) any Change in Control with respect to the Master Servicer shall occur;

     (f) any change by the Master Servicer in the Credit and Collection Policy which shall materially adversely affect the collectibility of the Receivables without the prior written consent of the Agent;

     (g) [Reserved];

     (h) Any default under any other agreement or instrument relating to the purchase of receivables in an aggregate amount in excess of $5,000,000 of the Master Servicer, or any other event, shall occur and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such default (i) is to permit the termination of the commitment of any party to such agreement or instrument to purchase receivables or the right of the Master Servicer to reinvest in receivables the principal amount paid by any party to such agreement or instrument for its interest in receivables or
(ii) is to terminate such commitment or right;

     (i) [Reserved]; or

     (j) An Event of Default (as defined in the Credit Agreement) shall have occurred.

Notwithstanding anything herein to the contrary, so long as any such Servicer Default shall not have been remedied, the Agent, by written notice to the Master Servicer (a "Termination Notice"), may terminate all of the rights and obligations of the Master Servicer as Master Servicer under this Agreement and appoint a successor Master Servicer satisfactory to the Agent (in the Agent's sole discretion).

     Section 8.5 Rights of the Agent.

     (a) Notice to Obligors. At any time following the occurrence of a Liquidation Event, the Agent may notify the Obligors of Pool Receivables, or any of them, of the ownership of the Asset Interest by the Purchaser; provided, however, that the Agent may not begin to so notify the Obligors of Pool Receivables after such Liquidation Event has been waived or otherwise cured.

     (b) Notice to Lock-Box Banks. At any time following the occurrence and during the continuance of an Unmatured Liquidation Event or Liquidation Event, the Agent is hereby authorized to give notice to the Lock-Box Banks, as provided in the Lock-Box Agreements, of the transfer to the Agent of dominion and control over the lock-boxes and related accounts to which the Obligors of Pool Receivables make payments. The Seller and the Master Servicer hereby transfer to the Agent, effective when the Agent shall give notice to the Lock-Box Banks as provided in the Lock-Box Agreements, the exclusive dominion and control over such lock-boxes and accounts, and shall take any further action that the Agent may reasonably request to effect such transfer.

     (c) Rights on Servicer Transfer Event. At any time following the designation of a Master Servicer other than Cadmus pursuant to Section 8.1:

         (i) The Agent may direct the Obligors of Pool Receivables, or any of them, to pay all amounts payable under any Pool Receivable directly to the Agent or its designee.

         (ii) Any Seller Party shall, at the Agent's request and at such Seller Party's expense, give notice of the Purchaser's ownership and security interests in the Pool Receivables to each Obligor of Pool Receivables and direct that payments be made directly to the Agent or its designee.

         (iii) Each Seller Party shall, at the Agent's request, (A) assemble all of the documents, instruments and other records (including, without limitation, computer programs, tapes and disks) which evidence the Pool Receivables, and the related Contracts and Related Security, or which are otherwise necessary or desirable to collect such Pool Receivables, and make the same available to the successor Master Servicer at a place selected by the Agent, and (B) segregate all cash, checks and other instruments received by it from time to time constituting Collections of Pool Receivables in a manner acceptable to the Agent and promptly upon receipt, remit all such cash, checks and instruments, duly endorsed or with duly executed instruments of transfer, to the successor Master Servicer.

         (iv) Each Seller Party and Purchaser hereby authorizes the Agent, on the Purchaser's behalf, and grants to the Agent an irrevocable power of attorney (which shall terminate on the Final Payout Date), to take any and all steps in such Seller Party's name and on behalf of the Seller Parties and the Purchaser which are necessary or desirable, in the determination of the Agent, to collect all amounts due under any and all Pool Receivables, including, without limitation, endorsing any Seller Party's name on checks and other instruments representing Collections and enforcing such Pool Receivables and the related Contracts.

     Section 8.6 Responsibilities of the Seller Parties.

         Anything herein to the contrary notwithstanding:

     (a) Contracts. Each Seller Party shall remain responsible for performing all of its obligations (if any) under the Contracts related to the Pool Receivables and under the related agreements to the same extent as if the Asset Interest had not been sold hereunder, and the exercise by the Agent or its designee of its rights hereunder shall not relieve any Seller Party from such obligations.

     (b) Limitation of Liability. The Agent and Purchaser shall not have any obligation or liability with respect to any Pool Receivables, Contracts related thereto or any other related agreements, nor shall any of them be obligated to perform any of the obligations of any Seller Party or any Originator thereunder.

     Section 8.7 Further Action Evidencing Purchases and Reinvestments.

     (a) Further Assurances. Each Seller Party agrees that from time to time, at its expense, it will promptly execute and deliver all further instruments and documents, and take all further action that the Agent or its designee may reasonably request in order to perfect, protect or more fully evidence the Purchases hereunder and the resulting Asset Interest, or to enable Purchaser or the Agent or its designee to exercise or enforce any of their respective rights hereunder or under any Transaction Document in respect thereof. Without limiting the generality of the foregoing, each Seller Party will:

         (i) upon the request of the Agent, execute and file such financing or continuation statements, or amendments thereto or assignments thereof, and such other instruments or notices, as may be necessary or appropriate, in accordance with the terms of this Agreement;

         (ii) upon the request of the Agent after the occurrence and during the continuance of a Liquidation Event, mark conspicuously each Contract evidencing each Pool Receivable with a legend, acceptable to the Agent, evidencing that the Asset Interest has been sold in accordance with this Agreement; and

         (iii) mark its master data processing records evidencing such Pool Receivables and related Contracts with a legend, acceptable to the Agent, evidencing that the Asset Interest has been sold in accordance with this Agreement.

     (b) Additional Financing Statements; Performance by Agent (i) Each Seller Party irrevocably authorizes the Agent at any time and from time to time in the sole discretion of the Agent, and appoints the Agent as its attorney-in-fact, to act on behalf of such Seller Party (A) to authorize on behalf of the Seller as debtor and to file financing statements describing the Collateral necessary or desirable in the Agent's sole discretion to perfect and to maintain the perfection and priority of the interest of the Agent, for the benefit of the Secured Parties, in the Collateral and (B) to file a carbon, photographic or other reproduction of this Agreement or any financing statement describing the Collateral with respect to the Collateral as a financing statement in such offices as the Agent or in its sole discretion deems necessary or desirable to perfect and to maintain the perfection and priority of the Agent's security interest in the Collateral, for the benefit of the Secured Parties. This appointment is coupled with an interest and is irrevocable; (ii) (A) Each of the Seller Parties hereby authorizes the Agent to file financing statements describing the Collateral and other filing or recording documents with respect to the Collateral (including any amendments thereto, or continuation or termination statements thereof), without the signature or other authorization of the Seller Party, in such form and in such offices as the Agent reasonably determines appropriate to perfect or maintain the perfection of the security interest of the Agent hereunder, (B) each of the Seller Parties acknowledges and agrees that it is not authorized to, and will not, file financing statements or other filing or recording documents with respect to the Collateral (including any amendments thereto, or continuation or termination statements thereof), without the express prior written approval by the Agent, consenting to the form and substance of such filing or recording document, and (C) each of the Seller Parties approves, authorizes and ratifies any filings or recordings describing the Collateral made by or on behalf of the Agent in connection with the perfection of the security interests in favor of the Seller or the Agent; and
(iii) The reasonable expenses of the Agent or its designee incurred in connection with this Section 8.7 shall be payable by the Seller Parties as provided in Section 14.5.

     (c) Continuation Statements; Opinion. Without limiting the generality of subsection (a), the Seller will, not earlier than six (6) months and not later than three (3) months prior to the fifth anniversary of the date of filing of the financing statements referred to in Section 5.1(a)(v) or any other financing statement filed pursuant to this Agreement or in connection with any Purchase hereunder, if the Final Payout Date shall not have occurred:

         (i) if necessary, execute and deliver and file or cause to be filed an appropriate continuation statement with respect to such financing statement; and

         (ii) deliver or cause to be delivered to the Agent an opinion of the counsel for the Seller Parties, in form and substance reasonably satisfactory to the Agent, confirming and updating the opinion delivered pursuant to Section 5.1(a)(viii) to the effect that the Asset Interest hereunder continues to be a valid and perfected ownership or security interest, subject to no other Liens of record except as provided herein or otherwise permitted hereunder.

     Section 8.8 Application of Collections.

          Any payment by an Obligor in respect of any indebtedness owed by it to any Originator or the Seller shall, except as otherwise specified by such Obligor or required by the underlying Contract or law, be applied, first, as a Collection of any Pool Receivable or Receivables then outstanding of such Obligor in the order of the age of such Pool Receivables, starting with the oldest of such Pool Receivables and, second, to any other indebtedness of such Obligor.

                                   ARTICLE IX.
                                SECURITY INTEREST

     Section 9.1 Grant of Security Interest.

          To secure all obligations of the Seller arising in connection with this Agreement and each other Transaction Document, whether now or hereafter existing, due or to become due, direct or indirect, or absolute or contingent, including, without limitation, all Indemnified Amounts, payments on account of Collections received or deemed to be received and fees, in each case pro rata according to the respective amounts thereof, the Seller hereby assigns and pledges to the Agent for the benefit of the Secured Parties and its successors and assigns, for the benefit of the Secured Parties, and hereby grants to the Agent, for the benefit of the Secured Parties, a security interest in, all of the Seller's right, title and interest now or hereafter existing in, to all assets of the Seller including, without limitation, all of the Seller's right, title, and interest now or hereafter existing in (a) all the Pool Receivables and Related Assets (and including specifically any undivided interest therein retained by the Seller hereunder), (b) the Sale Agreement and the other Transaction Documents and (c) all proceeds of any of the foregoing (collectively, the "Collateral").

     Section 9.2 Further Assurances.

          The provisions of Section 8.7 shall apply to the security interest granted under Section 9.1 as well as to the Purchases, Reinvestments and all the Asset Interests hereunder.

     Section 9.3 Remedies.

          Upon the occurrence of a Liquidation Event, the Purchaser shall have, with respect to the collateral granted pursuant to Section 9.1, and in addition to all other rights and remedies available to the Purchaser or the Agent under this Agreement and the other Transaction Documents or other applicable law, all the rights and remedies of a secured party upon default under the UCC; provided, however, the Purchaser shall not exercise any such rights and remedies under the UCC after such Liquidation Event has been waived or otherwise cured.

                                   ARTICLE X.
                               LIQUIDATION EVENTS

     Section 10.1 Liquidation Events.

              The following events shall be "Liquidation Events" hereunder:

          (a) The Seller (i) shall fail to perform or observe any term, covenant or agreement that is an obligation of the Seller hereunder (other than clause
(ii) below), and such failure shall remain unremedied for thirty (30) days after the earliest to occur of (A) written notice thereof shall have been given by the Agent to the Seller or (B) a Senior Officer of the Seller shall have actual knowledge thereof or should have had knowledge thereof if such Senior Officer had exercised reasonable care in the performance of his or her duties, or (ii) shall fail to make any payment or deposit to be made by it hereunder when due which failure shall continue for two (2) Business Days; or

          (b) Any representation or warranty made or deemed to be made by the Seller (or any of its officers) under this Agreement or any other Transaction Document or other information or report delivered pursuant hereto and thereto shall prove to have been false or incorrect in any material respect when made; provided that the materiality qualification in the preceding clause shall not be applicable with respect to any representation or warranty which itself contains a materiality qualification; or

          (c) The Seller shall (1) fail to pay any principal or interest, regardless of amount, due in respect of any Indebtedness when the aggregate unpaid principal amount is in excess of $10,000, when and as the same shall become due and payable (after expiration of any applicable grace period) or (2) fail to observe or perform any other term, covenant, condition or agreement (after expiration of any applicable grace period) contained in any agreement or instrument evidencing or governing any such Indebtedness the effect of which default or other event or condition is to permit the holder or holders of such Indebtedness or a trustee on its or their behalf (with or without the giving of notice, the lapse of time or both) to cause, such Indebtedness to become due prior to its stated maturity; or

          (d) An Event of Bankruptcy shall have occurred and remain continuing with respect to the Seller; or

          (e) The Purchaser or its successor shall become an "investment company" within the meaning of the Investment Company Act of 1940; or

          (f) At any Cut-Off Date, the average of the Dilution Ratio for the immediately preceding three months exceeds 2.40%; or

          (g) The Default Trigger Ratio at any Cut-Off Date exceeds 19.5%; or

          (h) At any Cut-Off Date, the average of the Delinquency Ratio for the immediately preceding three months exceeds 4.25%; or

          (i) On any Settlement Date, after giving effect to the payments made under Section 3.1(c), (i) the Asset Interest exceeds 100% or (ii) the Invested Amount exceeds the Purchase Limit and such situation remains unremedied for two
(2) Business Days; or

          (j) A Servicer Default shall have occurred; or

          (k) The Seller or Cadmus is subject to a Change in Control which has not received the prior written consent of the Agent; or

          (l) The Internal Revenue Service shall file notice of a lien pursuant to Section 6323 of the Internal Revenue Code with regard to any of the Receivables or Related Assets and such lien shall not have been released within seven (7) days, or the Pension Benefit Guaranty Corporation shall, or indicate its intention to, file notice of a lien pursuant to Section 4068 of the Employee Retirement Income Security Act of 1974 with regard to any of the Receivables or Related Assets; or

          (m) Any Originator shall make any change in the policies as to the origination of the Receivables which materially adversely affects the credit quality of the Receivables in the Receivables Pool without the prior written consent of the Agent; or

          (n) The Purchaser, for any reason, ceases to maintain a valid, perfected first priority interest in the Pool Receivables and the Related Assets; or

          (o) A final judgment or judgments shall be rendered against the Seller for the payment of money with respect to which an aggregate amount in excess of $10,000 is not covered by insurance and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to levy upon assets or properties of the Seller to enforce any such judgment.

     Section 10.2 Remedies.

          (a) Optional Liquidation. Upon the occurrence of a Liquidation Event (other than a Liquidation Event described in subsection (d) of Section 10.1), the Agent shall, at the request, or may with the consent, of the Purchaser, by notice to the Seller declare the Funding Termination Date to have occurred and the Liquidation Period to have commenced.

          (b) Automatic Liquidation. Upon the occurrence of a Liquidation Event described in subsection (d) of Section 10.1, the Funding Termination Date shall occur and the Liquidation Period shall commence automatically.

          (c) Additional Remedies. Upon any Funding Termination Date pursuant to this Section 10.2, no Purchases or Reinvestments thereafter will be made, and the Agent, the Purchaser and Wachovia shall have, in addition to all other rights and remedies under this Agreement or otherwise, all other rights and remedies provided under the UCC of each applicable jurisdiction and other applicable laws, which rights shall be cumulative.

                                   ARTICLE XI.
                                    THE AGENT

     Section 11.1 Authorization and Action.

          Pursuant to agreements entered into with the Agent, the Purchaser has appointed and authorized the Agent (or its designees) to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Agent by the terms hereof, together with such powers as are reasonably incidental thereto.

     Section 11.2 Agent's Reliance, Etc.

          The Agent and its directors, officers, agents or employees shall not be liable for any action taken or omitted to be taken by it or them in good faith under or in connection with the Transaction Documents (including, without limitation, the servicing, administering or collecting of Pool Receivables as Master Servicer pursuant to Section 8.1), except for its or their own breach of the terms of the applicable terms of the Transaction Documents or its or their own gross negligence or willful misconduct. Without limiting the generality of the foregoing, the Agent: (a) may consult with legal counsel (including counsel for the Seller), independent certified public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (b) makes no warranty or representation to the Purchaser or any other holder of any interest in Pool Receivables and shall not be responsible to the Purchaser or any such other holder for any statements, warranties or representations made by any Seller Party in or in connection with any Transaction Document; (c) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of any Transaction Document on the part of any Seller Party or to inspect the property (including the books and records) of any Seller Party; (d) shall not be responsible to the Purchaser or any other holder of any interest in Pool Receivables for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of any Transaction Document; and (e) shall incur no liability under or in respect of this Agreement by acting upon any notice (including notice by telephone where permitted herein), consent, certificate or other instrument or writing (which may be by facsimile or telex) in good faith believed by it to be genuine and signed or sent by the proper party or parties.

     Section 11.3 Wachovia and Affiliates.

          Wachovia and any of its Affiliates may generally engage in any kind of business with any Seller Party or any obligor, any of their respective Affiliates and any Person who may do business with or own securities of any Seller Party or any Obligor or any of their respective Affiliates, all as if Wachovia was not the Agent, and without any duty to account therefor to the Purchaser or any other holder of an interest in Pool Receivables, but in any event subject to Section 14.7.

                                  ARTICLE XII.
                     ASSIGNMENT OF THE PURCHASER'S INTEREST

     Section 12.1 Restrictions on Assignments.

     (a) Except as provided in Section 8.1(a), no Seller Party may assign its rights, or delegate its duties hereunder or any interest herein without the prior written consent of the Agent. The Purchaser may not assign its rights hereunder (although it may delegate its duties hereunder as expressly indicated herein) or the Asset Interest (or any portion thereof) to any Person without the prior written consent of the Seller, which consent shall not be unreasonably withheld; provided, however, that

          (i) the Purchaser may assign all of its rights and interests in the Transaction Documents, together with all its interest in the Asset Interest, to any Liquidity Bank, Wachovia, or any Affiliate thereof, or to any "bankruptcy remote" special purpose entity, the business of which is administered by Wachovia or any Affiliate thereof (which assignee shall then be subject to this Article XII);

          (ii) the Purchaser may assign and grant a security interest in all of its rights in the Transaction Documents, together with all of its rights and interest in the Asset Interest, to the Collateral Agent, to secure the Purchaser's obligations under or in connection with the Commercial Paper Notes, the Liquidity Agreement, and certain other obligations of the Purchaser incurred in connection with the funding of the Purchases and Reinvestments hereunder, which assignment and grant of a security interest (and any subsequent assignment by the Collateral Agent) shall not be considered an "assignment" for purposes of Section 12.1(b) or, prior to the enforcement of such security interest, for purposes of any other provision of this Agreement (other than Section 12.3); and

          (iii) the Master Servicer may delegate its duties provided herein to any Originator who agrees to act as a Servicer hereunder and assumes in writing the obligations of the Master Servicer hereunder with respect to that portion of the Pool Receivables originated by such Originator. Notwithstanding any delegation pursuant to this clause (iii), the Master Servicer shall remain responsible for all of its obligations hereunder.

     (b) The Seller agrees to advise the Agent within five Business Days after notice to the Seller of any proposed assignment by the Purchaser of the Asset Interest (or any portion thereof), not otherwise permitted under subsection (a), of the Seller's consent or non-consent to such assignment, and if it does not consent, the reasons therefor. If the Seller does not consent to such assignment, the Purchaser may immediately or at any time thereafter assign such Asset Interest (or portion thereof) to any Person or Persons permitted under clause (i) of Section 12.1(a).

     Section 12.2 Rights of Assignee.

          Upon the assignment by the Purchaser in accordance with this Article XII, the assignee receiving such assignment shall have all of the rights of the Purchaser with respect to the Transaction Documents and the Asset Interest (or such portion thereof as has been assigned).

     Section 12.3 Terms and Evidence of Assignment.

          Any assignment of the Asset Interest (or any portion thereof) to any Person which is otherwise permitted under this Article XII shall be upon such terms and conditions as the Purchaser and the assignee may mutually agree, and may be evidenced by such instrument(s) or document(s) as may be satisfactory to the Purchaser, the Agent and the assignee.

     Section 12.4 Rights of Collateral Agent.

          The Seller hereby agrees that, upon notice to the Seller, the Collateral Agent or the Liquidity Banks may exercise all the rights of the Agent and Purchaser hereunder, with respect to the Asset Interest (or any portions thereof), and Collections with respect thereto, which are owned by the Purchaser, and all other rights and interests of the Purchaser in, to or under this Agreement or any other Transaction Document. Without limiting the foregoing, upon such notice or at any time thereafter (but subject to any conditions applicable to the exercise of such rights by the Agent), the Collateral Agent or the Liquidity Banks may request the Master Servicer to segregate the Purchaser's allocable share of Collections from the Seller's allocable share, may give a Successor Notice pursuant to and in accordance with
Section 8.1(b), may give or require the Agent to give notice to the Lock-Box Banks as referred to in Section 8.3(b) and may direct the Obligors of Pool Receivables to make payments in respect thereof directly to an account designated by them, in each case, to the same extent as the Agent might have done.

                                  ARTICLE XIII.
                                 INDEMNIFICATION

     Section 13.1 Indemnities by the Seller.

     (a) General Indemnity. Without limiting any other rights which any such Person may have hereunder or under applicable law, the Seller hereby agrees to indemnify each of Wachovia, both individually and as the Agent, the Purchaser, the Liquidity Banks, the Liquidity Agent, each of their respective Affiliates, and all successors, transferees, participants and assigns and all officers, directors, shareholders, controlling persons, employees and agents of any of the foregoing (each an "Indemnified Party"), forthwith on demand, from and against any and all damages, losses, claims, liabilities and related costs and expenses, including reasonable attorneys' fees and disbursements (all of the foregoing being collectively referred to as "Indemnified Amounts") awarded against or incurred by any of them arising out of or relating to the Transaction Documents or the ownership or funding of the Asset Interest or in respect of any Receivable or any Contract, excluding, however, (a) Indemnified Amounts to the extent determined by a court of competent jurisdiction to have resulted from gross negligence or willful misconduct on the part of such Indemnified Party or
(b) recourse (except as otherwise specifically provided in this Agreement) for nonpayment due to a credit problem of the applicable Obligor. Without limiting the foregoing (but subject to the specified exclusions), the Seller shall indemnify each Indemnified Party for Indemnified Amounts arising out of or relating to:

          (i) the transfer by any Seller Party of any interest in any Receivable other than the transfer of Receivables and related property by the Originators to the Seller pursuant to the Sale Agreement, the transfer of the Asset Interest to the Purchaser pursuant to this Agreement and the grant of a security interest to the Purchaser pursuant to Section 9.1;

          (ii) any representation or warranty made by any Seller Party (or any of its officers) under or in connection with any Transaction Document, any Settlement Report or any other information or report delivered by or on behalf of any Seller Party pursuant hereto, which shall have been false, incorrect or misleading in any material respect when made or deemed made or delivered, as the case may be;

          (iii) the failure by any Seller Party to comply with any applicable law, rule or regulation with respect to any Pool Receivable or the related Contract, or the nonconformity of any Pool Receivable or the related Contract with any such applicable law, rule or regulation;

          (iv) the failure to vest and maintain vested in the Purchaser an undivided percentage ownership interest, to the extent of the Asset Interest, in the Receivables in, or purporting to be in, the Receivables Pool, free and clear of any Lien, other than a Lien arising solely as a result of an act of the Purchaser or the Agent, whether existing at the time of any Purchase or Reinvestment of such Asset Interest or at any time thereafter;

          (v) the failure of any Seller Party to file, or any delay in filing, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to any Receivables in, or purporting to be in, the Receivables Pool, whether at the time of any Purchase or Reinvestment or at any time thereafter;

          (vi) any dispute, claim, offset or defense (other than nonpayment due to any credit problem of the applicable Obligor) of the Obligor to the payment of any Receivable in, or purporting to be in, the Receivables Pool (including, without limitation, a defense based on such Receivables or the related Contract not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale of the merchandise or services related to such Receivable or the furnishing or failure to furnish such merchandise or services;

          (vii)  any matter described in clause (i) or (ii) of Section 3.2(a);

          (viii) any failure of any Seller Party, as Master Servicer or otherwise, to perform its duties or obligations in accordance with the provisions of Article III or Article VIII;

          (ix) any products liability claim arising out of or in connection with merchandise or services that are the subject of any Pool Receivable;

          (x) any claim of breach by any Seller Party of any related Contract with respect to any Pool Receivable; or

          (xi) any tax or governmental fee or charge (but not including taxes upon or measured by net income), all interest and penalties thereon or with respect thereto, and all out-of-pocket costs and expenses, including the reasonable fees and expenses of counsel in defending against the same, which may arise by reason of the purchase or ownership of the Asset Interest, or any other interest in the Pool Receivables or in any goods which secure any such Pool Receivables.

     (b) Contest of Tax Claim; After-Tax Basis. If any Indemnified Party shall have notice of any attempt to impose or collect any tax or governmental fee or charge for which indemnification will be sought from any Seller Party under
Section 13.1(a)(xi), such Indemnified Party shall give prompt and timely notice of such attempt to the Seller and the Seller shall have the right, at its expense, to participate in any proceedings resisting or objecting to the imposition or collection of any such tax, governmental fee or charge. Indemnification hereunder shall be in an amount necessary to make the Indemnified Party whole after taking into account any tax consequences to the Indemnified Party of the payment of any of the aforesaid taxes (including any deduction) and the receipt of the indemnity provided hereunder or of any refund of any such tax previously indemnified hereunder, including the effect of such tax, deduction or refund on the amount of tax measured by net income or profits which is or was payable by the Indemnified Party.

     (c) Contribution. If for any reason the indemnification provided above in this Section 13.1 (and subject to the exceptions set forth therein) is unavailable to an Indemnified Party or is insufficient to hold an Indemnified Party harmless, then the Seller shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by such Indemnified Party on the one hand and the Seller on the other hand but also the relative fault of such Indemnified Party as well as any other relevant equitable considerations.

     Section 13.2 Indemnities by Master Servicer.

          Without limiting any other rights which any Indemnified Party may have hereunder or under applicable law, the Master Servicer hereby agrees to indemnify each of the Indemnified Parties forthwith on demand, from and against any and all Indemnified Amounts awarded against or incurred by any of them arising out of or relating to the Master Servicer's performance of, or failure to perform, any of its obligations under or in connection with any Transaction Document, or any representation or warranty made by Master Servicer (or any of its officers) under or in connection with any Transaction Document, any Settlement Report or any other information or report delivered by or on behalf of Master Servicer, which shall have been false, incorrect or misleading in any material respect when made or deemed made or delivered, as the case may be, or the failure of the Master Servicer to comply with any applicable law, rule or regulation with respect to any Pool Receivable or the related Contract. Notwithstanding the foregoing, in no event shall any Indemnified Party be awarded any Indemnified Amounts (a) to the extent determined by a court of competent jurisdiction to have resulted from gross negligence or willful misconduct on the part of such Indemnified Party or (b) recourse for nonpayment due to any credit problem of the applicable Obligor.

          If for any reason the indemnification provided above in this Section
13.2 (and subject to the exceptions set forth therein) is unavailable to an Indemnified Party or is insufficient to hold an Indemnified Party harmless, then the Master Servicer shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by such Indemnified Party on the one hand and the Master Servicer on the other hand but also the relative fault of such Indemnified Party as well as any other relevant equitable considerations.

                                  ARTICLE XIV.
                                  MISCELLANEOUS

     Section 14.1 Amendments, Etc.

          No amendment or waiver of any provision of this Agreement nor consent to any departure by any Seller Party therefrom shall in any event be effective unless the same shall be in writing and signed by (a) each Seller Party, the Agent and the Purchaser (with respect to an amendment), or (b) the Agent and the Purchaser (with respect to a waiver or consent by them) or any Seller Party (with respect to a waiver or consent by it), as the case may be, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. The parties acknowledge that, before entering into such an amendment or granting such a waiver or consent, the Purchaser may also be required to obtain the approval of some or all of the Liquidity Banks or to obtain confirmation from certain rating agencies that such amendment, waiver or consent will not result in a withdrawal or reduction of the ratings of the Commercial Paper Notes.

     Section 14.2 Notices, Etc.

          All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including facsimile communication) and shall be personally delivered or sent by express mail or courier or by certified mail, postage prepaid, or by facsimile, to the intended party at the address or facsimile number of such party set forth on Schedule
14.2 or at such other address or facsimile number as shall be designated by such party in a written notice to the other parties hereto. All such notices and communications shall be effective, (a) if personally delivered or sent by express mail or courier or if sent by certified mail, when received, and (b) if transmitted by facsimile, when sent, receipt confirmed by telephone or electronic means.

     Section 14.3 No Waiver; Remedies.

          No failure on the part of the Agent, any Affected Party, any Indemnified Party, the Purchaser or any other holder of the Asset Interest (or any portion thereof) to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law. Without limiting the foregoing, each of Wachovia, individually, and as Agent, the Collateral Agent, and each Liquidity Bank is hereby authorized by the Seller at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand provisional or final) at any time held and other indebtedness at any time owing by Wachovia, the Collateral Agent and such Liquidity Bank to or for the credit or the account of the Seller, now or hereafter existing under this Agreement, to the Agent, any Affected Party, any Indemnified Party or Purchaser, or their respective successors and assigns.

     Section 14.4 Binding Effect; Survival.

          Upon execution and delivery to the Agent of counterparts of this Agreement by each of the parties hereto, this Agreement shall be binding upon and inure to the benefit of each

Seller Party, the Agent, the Purchaser and their respective successors and assigns, and the provisions of Section 4.2 and Article XIII shall inure to the benefit of the Affected Parties and the Indemnified Parties, respectively, and their respective successors and assigns; provided, however, nothing in the foregoing shall be deemed to authorize any assignment not permitted by Section
12.1. This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms, and shall remain in full force and effect until the Final Payout Date. The rights and remedies with respect to any breach of any representation and warranty made by the Seller pursuant to
Article VI and the indemnification and payment provisions of Article XIII and Sections 4.2, 14.5, 14.6, 14.7, 14.8 and 14.15 shall be continuing and shall survive any termination of this Agreement.

     Section 14.5  Costs, Expenses and Taxes.

          In addition to their obligations under Article XIII, the Seller Parties jointly and severally agree to pay on demand:

     (a) all costs and expenses incurred by the Agent, the Collateral Agent, any Liquidity Bank, the Purchaser and their respective Affiliates in connection with

          (i) the negotiation, preparation, execution and delivery of the Existing Agreement, the other Transaction Documents (other than this Agreement) or the Liquidity Agreement, any amendment of or consent or waiver under any of the Transaction Documents which is requested or proposed by any Seller Party (whether or not consummated), or the enforcement by any of the foregoing Persons of, or any actual or claimed breach of, this Agreement or any of the other Transaction Documents, including, without limitation, the reasonable fees and expenses of counsel to any of such Persons incurred in connection with any of the foregoing or in advising such Persons as to their respective rights and remedies under any of the Transaction Documents in connection with any of the foregoing, and

          (ii) the administration (including periodic auditing as provided for herein) of this Agreement and the other Transaction Documents, including, without limitation, all reasonable out-of-pocket expenses (including reasonable fees and expenses of independent accountants), incurred in connection with any review of any Seller Party's books and records either prior to the execution and delivery hereof or pursuant to Section 7.2(i) or 7.1(c)(iii); and

     (b) all stamp and other taxes and fees payable or determined to be payable in connection with the execution, delivery, filing and recording of this Agreement or the other Transaction Documents (and the Seller Parties, jointly and severally agree to indemnify each Indemnified Party against any liabilities with respect to or resulting from any delay in paying or omission to pay such taxes and fees).

     Section 14.6 No Proceedings.

     The Master Servicer hereby agrees that it will not institute against the Seller, or join any Person in instituting against the Seller, and each Seller Party, the Master Servicer and Wachovia (individually or as Agent) each hereby agrees that it will not institute against the Purchaser, or join any other Person in instituting against the Purchaser, any insolvency proceeding (namely, any proceeding of the type referred to in the definition of Event of Bankruptcy) so long as any Commercial Paper Notes issued by the Purchaser shall be outstanding or there shall not have elapsed one year plus one day since the last day on which any such Commercial Paper Notes shall have been outstanding.

     Section 14.7  Confidentiality of the Seller Information.

     (a) Confidential Seller Information. Each party hereto (other than Seller Parties) acknowledges that certain of the information provided to such party by or on behalf of the Seller Parties in connection with this Agreement and the transactions contemplated hereby is or may be confidential, and each such party severally agrees that, unless Cadmus shall otherwise agree in writing, and except as provided in subsection (b), such party will not disclose to any other person or entity:

          (i) any information regarding, or copies of, any nonpublic financial statements, reports, schedules and other information furnished by any Seller Party to the Purchaser or the Agent (A) prior to October 26, 1999 in connection with such party's due diligence relating to the Seller Parties and the transactions contemplated hereby, or (B) pursuant to Section 3.1, 5.1, 6.1(i), 6.1(i), 7.1(c) or 7.2 or otherwise, or

          (ii) any other information regarding any Seller Party or any Originator which is designated by such Seller Party or Originator to such party in writing as confidential

(the information referred to in clauses (i) and (ii) above, whether furnished by any Seller Party, any Originator or any attorney for or other representative thereof (each a "Seller Information Provider"), is collectively referred to as the "Seller Information"); provided, however, "Seller Information" shall not include any information which is or becomes generally available to the general public or to such party on a nonconfidential basis from a source other than any Seller Information Provider, or which was known to such party on a nonconfidential basis prior to its disclosure by any Seller Information Provider.

     (b) Disclosure. Notwithstanding subsection (a), each party may disclose any Seller Information:

          (i) to any of such party's independent attorneys, consultants and auditors, and to any dealer or placement agent for the Purchaser's commercial paper, who (A) in the good faith belief of such party, has a need to know such Seller Information, and (B) are informed by such party of the confidential nature of the Seller Information and the terms of this
     Section 14.7 and has agreed, verbally or otherwise, to be bound by the provisions of this Section 14.7;

          (ii) to any Liquidity Bank, any actual or potential assignees of, or participants in, any rights or obligations of the Purchaser, any Liquidity Bank or the Agent under or in connection with this Agreement who has agreed to be bound by the provisions of this Section 14.7;

          (iii) to any rating agency that maintains a rating for the Purchaser's commercial paper or is considering the issuance of such a rating, for the purposes of reviewing the credit of the Purchaser in connection with such rating;

          (iv) to any other party to this Agreement (and any independent attorneys, consultants and auditors of such party), for the purposes contemplated hereby,

          (v) as may be required by any municipal, state, federal or other regulatory body having or claiming to have jurisdiction over such party, in order to comply with any law, order, regulation, regulatory request or ruling applicable to such party,

          (vi) subject to subsection (c), in the event such party is legally compelled (by interrogatories, requests for information or copies, subpoena, civil investigative demand or similar process) to disclose such Seller Information, or

          (vii) in connection with the enforcement of this Agreement or any other Transaction Document.

In addition, the Purchaser and the Agent may disclose on a "no name" basis to any actual or potential investor in Purchaser's Commercial Paper Notes information regarding the nature of this Agreement, the basic terms hereof (including without limitation the amount and nature of the Purchaser's commitment and Invested Amount with respect to the Asset Interest and any other credit enhancement provided by any Seller Party hereunder), the nature, amount and status of the Pool Receivables, and the current and/or historical ratios of losses to liquidations and/or outstanding with respect to the Receivables Pool.

     (c) Legal Compulsion. In the event that any party hereto (other than any Seller Party) or any of its representatives is requested or becomes legally compelled (by interrogatories, requests for information or documents, subpoena, civil investigative demand or similar process) to disclose any of the Seller Information, such party will (or will cause its representative to):

          (i) provide Cadmus with prompt written notice so that (A) Cadmus may seek a protective order or other appropriate remedy, or (B) Cadmus may, if it so chooses, agree that such party (or its representatives) may disclose such Seller Information pursuant to such request or legal compulsion; and

          (ii) unless Cadmus agrees that such Seller Information may be disclosed, make a timely objection to the request or compulsion to provide such Seller Information on the basis that such Seller Information is confidential and subject to the agreements contained in this Section 14.7.

In the event such protective order or remedy is not obtained, or Cadmus agrees that such Seller Information may be disclosed, such party will furnish only that portion of the Seller Information which (in such party's good faith judgment) is legally required to be furnished and will exercise reasonable efforts to obtain reliable assurance that confidential treatment will be afforded the Seller Information.

     (d)  This Section 14.7 shall survive termination of this Agreement.

     Section 14.8  Confidentiality of Program Information.

     (a) Confidential Information. Each party hereto acknowledges that Wachovia, individually and in its capacity as Agent, regards the structure of the transactions contemplated by this Agreement to be proprietary, and each such party agrees that:

          (i) it will not disclose without the prior consent of Wachovia (other than to the directors, employees, auditors, counsel or affiliates (collectively, "representatives") of such party, each of whom shall be informed by such party of the confidential nature of the Program Information (as defined below) and of the terms of this Section 14.8), (A) any information regarding the pricing in, or copies of, the Fee Letter, the Mandate Letter, the Due Diligence Report and the other confidential or proprietary information with respect to the Agent and the Purchaser and their respective businesses obtained in connection with the structuring, negotiating and execution of the transactions contemplated hereby or thereby, (B) any information regarding the organization, business or operations of the Purchaser generally or the services performed by Wachovia as the Agent for the Purchaser, or (C) any information which is furnished by Wachovia to such party and which is designated by Wachovia to such party in writing or otherwise as confidential or not otherwise available to the general public (the information referred to in clauses (A), (B) and (C) is collectively referred to as the "Program Information"); provided, however, that such party may disclose any such Program Information (I) to any other party to this Agreement (and any independent attorneys, consultants and auditors of any such party) for the purposes contemplated hereby, (II) as may be required by any municipal, state, federal or other regulatory body having or claiming to have jurisdiction over such party, including, without limitation, the Securities and Exchange Commission, (III) in order to comply with any law, order, regulation, regulatory request or ruling applicable to such party, (IV) subject to subsection (c), in the event such party is legally compelled (by interrogatories, requests for information or copies, subpoena, civil investigative demand or similar process) to disclose any such Program Information, or (V) in financial statements as required by GAAP;

          (ii) it will use the Program Information solely for the purposes of evaluating, administering and enforcing the transactions contemplated by this Agreement and making any necessary business judgments with respect thereto; and

          (iii) it will, upon demand, return (and cause each of its representatives to return) to Wachovia, all documents or other written material received from Wachovia in connection with (a)(i)(B) or (C) above and all copies thereof made by such party which contain the Program Information.

     (b) Availability of Confidential Information. This Section 14.8 shall be inoperative as to such portions of the Program Information which are or become generally available to the public or such party on a nonconfidential basis from a source other than Wachovia or were known to such party on a nonconfidential basis prior to its disclosure by Wachovia.

     (c) Legal Compulsion to Disclose. In the event that any party or anyone to whom such party or its representatives transmits the Program Information is requested or becomes legally compelled (by interrogatories, requests for information or documents, subpoena, civil investigative demand or similar process) to disclose any of the Program Information, such party will:

          (i) provide Wachovia with prompt written notice so that Wachovia may seek a protective order or other appropriate remedy and/or, if it so chooses, agree that such party may disclose such Program Information pursuant to such request or legal compulsion; and

          (ii) unless Wachovia agrees that such Program Information may be disclosed, make a timely objection to the request or confirmation to provide such Program Information on the basis that such Program Information is confidential and subject to the agreements contained in this Section 14.8.

In the event that such protective order or other remedy is not obtained, or Wachovia agrees that such Program Information may be disclosed, such party will furnish only that portion of the Program Information which (in such party's good faith judgment) is legally required to be furnished and will exercise reasonable efforts to obtain reliable assurance that confidential treatment will be accorded the Program Information. In the event any Seller Party is required to file a copy of this Agreement with the SEC or any other governmental authority, it will (A) provide Wachovia with prompt written notice of such requirement and
(B) exercise reasonable efforts to obtain reliable assurance that such governmental authority will give confidential treatment to this Agreement; provided, however, that this clause (B) shall not apply to the ordinary filing of material agreements with the SEC.

     (d) Survival. This Section 14.8 shall survive termination of this Agreement.

     Section 14.9  Captions and Cross References.

          The various captions (including, without limitation, the table of contents) in this Agreement are provided solely for convenience of reference and shall not affect the meaning or interpretation of any provision of this Agreement. Unless otherwise indicated, references in this Agreement to any Section, Appendix, Schedule or Exhibit are to such Section of or Appendix, Schedule or Exhibit to this Agreement, as the case may be, and references in any Section, subsection, or clause to any subsection, clause or subclause are to such subsection, clause or subclause of such Section, subsection or clause.

     Section 14.10 Integration.

          This Agreement and the other Transaction Documents contain a final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire understanding among the parties hereto with respect to the subject matter hereof, superseding all prior oral or written understandings.

     Section 14.11 Governing Law.

          THIS AGREEMENT, INCLUDING THE RIGHTS AND DUTIES OF THE PARTIES HERETO, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS
LAW).

     Section 14.12 Waiver Of Jury Trial.

          EACH PARTY HERETO HEREBY EXPRESSLY WAIVES ANY RIGHT, TO THE EXTENT PERMITTED BY APPLICABLE LAW, TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT, ANY OTHER TRANSACTION DOCUMENT OR UNDER ANY AMENDMENT, INSTRUMENT OR DOCUMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR ARISING FROM ANY BANKING OR OTHER RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL NOT BE TRIED BEFORE A JURY.

     Section 14.13 Consent To Jurisdiction; Waiver Of Immunities.

          EACH SELLER PARTY HEREBY ACKNOWLEDGES AND AGREES THAT:

     (a) IT IRREVOCABLY (i) SUBMITS TO THE JURISDICTION, FIRST, OF ANY UNITED STATES FEDERAL COURT, AND SECOND, IF FEDERAL JURISDICTION IS NOT AVAILABLE, OF ANY NEW YORK STATE COURT, AS APPROPRIATE, IN EITHER CASE SITTING IN NEW YORK COUNTY, NEW YORK, AS APPROPRIATE IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, (ii) AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED ONLY IN SUCH NEW YORK STATE OR FEDERAL COURT AND NOT IN ANY OTHER COURT, AND (iii) WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING.

     (b) TO THE EXTENT THAT IT HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM THE JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID TO EXECUTION, EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, IT HEREBY IRREVOCABLY WAIVES

SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER OR IN CONNECTION WITH THIS AGREEMENT.

     Section 14.14 Execution in Counterparts.

     This Agreement may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Agreement. Delivery of an executed counterpart of a signature page to this Agreement by facsimile shall be effective as delivery of a manually executed counterpart of this Agreement.

     Section 14.15 No Recourse Against Other Parties.

     The obligations of the Purchaser under this Agreement are solely the corporate obligations of the Purchaser. No recourse shall be had for the payment of any amount owing by the Purchaser under this Agreement or for the payment by the Purchaser of any fee in respect hereof or any other obligation or claim of or against the Purchaser arising out of or based upon this Agreement, against Wachovia or against any employee, officer, director, incorporator or stockholder of the Purchaser. For purposes of this Section 14.14, the term "Wachovia" shall mean and include Wachovia Bank, National Association and all affiliates thereof and any employee, officer, director, incorporator, stockholder or beneficial owner of any of them; provided, however, that the Purchaser shall not be considered to be an affiliate of the Bank for purposes of this paragraph. Each of the Seller, the Master Servicer and the Agent agree that the Purchaser shall be liable for any claims that such party may have against the Purchaser only to the extent the Purchaser has excess funds and to the extent such assets are insufficient to satisfy the obligations of the Purchaser hereunder, the Purchaser shall have no liability with respect to any amount of such obligations remaining unpaid and such unpaid amount shall not constitute a claim against the Purchaser. Any and all claims against the Purchaser or the Agent shall be subordinate to the claims of the holders of Commercial Paper and the Liquidity Banks.

     Section 14.16 Existing Agreement Superseded.

     As of the Amendment Closing Date, this Agreement shall amend and restate the Existing Agreement. The Existing Agreement shall have no effect whatsoever from and after the Amendment Closing Date. From and after the Amendment Closing Date, and except as otherwise expressly provided in this Section 14.16, the rights and obligations of the parties evidenced by the Existing Agreement shall be evidenced by this Second Amended and Restated Receivables Purchase Agreement and other Transaction Documents.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

          IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                          CADMUS RECEIVABLES CORP., as Seller


                                          By: __________________________________
                                                 Name:
                                                 Title:

                                          CADMUS COMMUNICATIONS CORPORATION,
                                          as Master Servicer


                                          By: __________________________________
                                          Name:
                                          Title:

                                          BLUE RIDGE ASSET FUNDING CORPORATION,
                                          as Purchaser

                                                 By Wachovia Securities, Inc.,
                                                  as Attorney-In-Fact


                                          By: __________________________________
                                          Name:
                                          Title:



                                          WACHOVIA BANK, NATIONAL ASSOCIATION
                                          as Agent


                                          By: __________________________________
                                          Name:
                                          Title:

                                   APPENDIX A

                                   DEFINITIONS

          This is Appendix A to the Second Amended and Restated Receivables Purchase Agreement dated as of November 20, 2002, among Cadmus Receivables Corp., as the Seller, Cadmus Communications Corporation, as the Master Servicer, Blue Ridge Asset Funding Corporation, as the Purchaser, and Wachovia Bank, National Association., as the Agent (as amended, supplemented or otherwise modified from time to time, this "Agreement"). Each reference in this Appendix A to any Section, Appendix or Exhibit refers to such Section of or Appendix or Exhibit to this Agreement.

          (a) Defined Terms. As used in this Agreement, unless the context requires a different meaning, the following terms have the meanings indicated below:

          "Adjusted Dilution Ratio": The twelve-month rolling average of the Dilution Ratios.

          "Advance Rate": An amount equal to 1.0 minus the Required Reserve Factor.

          "Affected Party": Each of the Purchaser, each Liquidity Bank, any assignee or participant of the Purchaser or any Liquidity Bank, Wachovia, any successor to Wachovia, as Agent, or any sub-agent of the Agent.

          "Affiliate": With respect to any Person, any other Person controlling, controlled by, or under common control with, such Person.

          "Affiliated Obligor": In relation to any Obligor, an Obligor that is an Affiliate of such Obligor.

          "Agent": As defined in the preamble.

          "Agent's Office": The office of the Agent at 191 Peachtree Street, GA-8407, Atlanta, Georgia 30303, Attention: [Elizabeth Wagner], Asset Backed Finance, or such other address as shall be designated by the Agent in writing to the Seller and the Purchaser.

          "Aggregate Reduction": As defined in Section 3.2(b).

          "Amendment Closing Date": November 20, 2002

          "Amendment Effective Date": As defined in Section 5.3.

          "Amortization Period": The period following the Funding Termination Date until the date on which all obligations of the Seller hereunder are paid in full.

          "Asset Interest": The Purchaser's undivided percentage ownership interest, determined from time to time as provided in Section 1.4(b), in (i) all then outstanding Pool Receivables and (ii) all Related Assets.

          "Asset Tranche": At any time, a portion of the Asset Interest selected by the Agent pursuant to Section 2.1.

          "Bank Rate": For any Yield Period with respect to any Asset Tranche:

          (a) in the case of any Yield Period other than a Yield Period described in clause (b), an interest rate per annum equal to the sum of (x) the Bank Rate Spread per annum, plus (y) Eurodollar Rate (Reserve Adjusted) for such Yield Period;

          (b)  in the case of

          (i) any Yield Period commencing on or after the first day of which the Purchaser or any Liquidity Bank shall have notified the Agent that (A) the introduction of or any change in or in the interpretation of any law or regulation makes it unlawful, or any central bank or other governmental authority asserts that it is unlawful, for such Person to fund such Asset Tranche at the rate described in clause (a), or (B) due to market conditions affecting the interbank eurodollar market, funds are not reasonably available to such Person in such market in order to enable it to fund such Asset Tranche at the rate described in clause (a) (and in the case of subclause (A) or (B), such Person shall not have subsequently notified the Agent that such circumstances no longer exist), or

          (ii) any Yield Period as to which the Agent does not receive notice pursuant to Section 1.2(a) or determine, by no later than 12:00 noon (Atlanta, Georgia time), in each case, on the third Business Day preceding the first day of such Yield Period, that the related Asset Tranche will be funded by Liquidity Fundings and not by the issuance of Commercial Paper Notes, an interest rate per annum equal to (x) 1.0% per annum, plus (y) the Base Rate in effect from time to time during such Yield Period; it being understood that, in the case of paragraph (b)(i) above, such rate shall only apply to the Person affected by the circumstances described in such paragraph (b)(i).

          "Bank Rate Spread": As defined in the Fee Letter.

          "Base Rate": For any day, the rate per annum equal to the higher as of such day of (i) the Prime Rate, or (ii) one-half of one percent above the Federal Funds Rate. For purposes of determining the Base Rate for any day, changes in the Prime Rate or the Federal Funds Rate shall be effective on the date of each such change. The Base Rate is not necessarily intended to be the lowest rate of interest determined by Wachovia in connection with extensions of credit.

          "Broken Funding Costs": for any Asset Tranche which: (i) has its Invested Amount reduced without compliance by the Seller with the notice requirements hereunder or (ii) does not become subject to an Aggregate Reduction following the delivery of any Reduction Notice or (iii) is assigned by the Purchaser to the Liquidity Banks under the Liquidity Agreement or terminated prior to the date on which it was originally scheduled to end; an amount equal to the excess, if any, of (A) the CP Costs that would have accrued during the remainder of the tranche periods for Commercial Paper Notes or (as applicable) Earned Discount that would have accrued during the remainder of the Yield Periods determined by the Agent to relate to such Asset Tranche (as applicable) subsequent to the date of such reduction, assignment or termination (or in respect of clause (ii) above, the date such Aggregate Reduction was designated to occur pursuant to the Reduction Notice) of the Invested Amount of such Asset Tranche if such reduction, assignment or termination had not occurred or such Reduction Notice had not been delivered, over (B) the sum of (x) to the extent all or a portion of such Invested Amount is allocated to another Asset Tranche, the amount of CP Costs or Earned Discount actually accrued during the remainder of such period on such Invested Amount for the new Asset Tranche, and (y) to the extent such Invested Amount is not allocated to another Asset Tranche, the income, if any, actually received during the remainder of such period by the holder of such Asset Tranche from investing the portion of such Invested Amount not so allocated. All Broken Funding Costs shall be due and payable hereunder upon demand.

          "Business Day": (i) with respect to any matters relating to the Eurodollar Rate, a day on which banks are open for business in New York, New York, and in Atlanta, Georgia, and on which dealings in Dollars are carried on in the London interbank market and (ii) for all other purposes, any day (other than a Saturday or a Sunday or a day on which banking institutions or trust companies in New York, New York, or Atlanta, Georgia, are authorized or obligated by law, executive order or governmental decree to be closed) on which The Depository Trust Company of New York is open for business.

          "Cadmus": As defined in the preamble.

          "Change in Control":

          (a) in relation to Cadmus, (i) the acquisition by any Person or two or more Persons acting in concert of a beneficial ownership (within the meaning of Section 13d-3 of the Securities and Exchange Commission under the Exchange Act) of 20% or more of the outstanding shares of the voting stock of Cadmus; or (ii) the date on which a majority of the board of directors of Cadmus consists of individuals who were not either (A) directors of Cadmus as of the corresponding date of the previous year, (B) selected or nominated to become directors by the board of directors of Cadmus of which a majority consisted of individuals described in clause
     (A), or (C) selected or nominated to become directors by the board of directors of Cadmus of which a majority consisted of individuals described in clause (A) and individuals described in clause (B); and

          (b) in relation to the Seller, the failure of Cadmus to own (directly or through one or more wholly-owned Subsidiaries of Cadmus) 100% of the issued and outstanding shares of the capital stock (including all warrants, options, conversion rights, and other rights to purchase or convert into such stock) of the

     Seller on a fully diluted basis free and clear of any Lien, except as contemplated by the Conditional Waiver.

          "Code": The Internal Revenue Code of 1986, as the same may be amended from time to time.

          "Collateral": As defined in Section 9.1.

          "Collateral Agent": Such Person as may be appointed as collateral agent from time to time by the Purchaser.

          "Collection Account": The segregated account number 6260-049964 maintained at Wachovia in the name of Cadmus, in its capacity as Master Servicer.

          "Collections": With respect to any Receivable, all funds which either
(a) are received by the Seller, the Originators or the Master Servicer from or on behalf of the related Obligor in payment of any amounts owed (including, without limitation, purchase prices, finance charges, interest and all other charges) in respect of such Receivable, or applied to such amounts owed by such Obligor (including, without limitation, insurance payments that the Seller, the Originators or the Master Servicer applies in the ordinary course of its business to amounts owed in respect of such Receivable and net proceeds of sale or other disposition of repossessed goods or other collateral or property of the Obligor or any other party directly or indirectly liable for payment of such Receivable and available to be applied thereon), or (b) are Deemed Collections; provided that, prior to such time as Cadmus shall cease to be the Master Servicer, late payment charges, collection fees and extension fees shall not be deemed to be Collections.

          "Commercial Paper Notes": Commercial paper notes issued by the Purchaser in the United States commercial paper market.

          "Conditional Waiver" That certain Conditional Waiver dated June 21, 2001 entered into by the Agent, the Purchaser, the Seller and the Master Servicer.

          "Consolidated EBITDA": As defined in the Credit Agreement.

          "Consolidated Total Assets": As defined in the Credit Agreement.

          "Contract": A contract between the Seller or any Originator and any Person, or an invoice sent or to be sent by the Seller or any Originator, pursuant to or under which a Receivable shall arise or be created, or which evidences a Receivable. A `related Contract' or similar reference means rights to payment, collection and enforcement, and other rights under a Contract to the extent directly related to a Receivable in the Receivables Pool, but not any other rights under such Contract.

          "Controlled Group": All members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with Cadmus, are treated as a single employer under Section 414 of the Code.

          "CP Accrual Period": Each Settlement Period during which any Asset Tranche is funded with Commercial Paper Notes.

          "CP Costs": for each day, the sum of (i) discount or interest accrued on Pooled Commercial Paper on such day, plus (ii) any and all accrued commissions in respect of placement agents and Commercial Paper Note dealers, and issuing and paying agent fees incurred, in respect of such Pooled Commercial Paper for such day, plus (iii) other costs associated with funding small or odd-lot amounts with respect to all receivable purchase or financing facilities which are funded by Pooled Commercial Paper for such day, minus (iv) any accrual of income net of expenses received on such day from investment of collections received under all receivable purchase or financing facilities funded substantially with Pooled Commercial Paper, minus (v) any payment received on such day net of expenses in respect of Broken Funding Costs related to the prepayment of any investment of Purchaser pursuant to the terms of any receivable purchase or financing facilities funded substantially with Pooled Commercial Paper. In addition to the foregoing costs, if Seller shall request any Purchase during any period of time determined by the Agent in its sole discretion to result in incrementally higher CP Costs applicable to such Purchase, the principal associated with any such Purchase shall, during such period, be deemed to be funded by Purchaser in a special pool (which may include capital associated with other receivable purchase or financing facilities) for purposes of determining such additional CP Costs applicable only to such special pool and charged each day during such period against such principal. Notwithstanding the foregoing, on any day when any Liquidation Event or Unmatured Liquidation Event shall have occurred and be continuing, the CP Costs for each Asset Tranche funded through the issuance of Commercial Paper Notes shall equal the greater of (a) the amount determined for such day pursuant to the preceding two sentences, and (b) interest on the Invested Amount associated with such Asset Tranche a rate per annum equal to the Base Rate plus 2% per annum.

          "CP Rate": With respect to any CP Accrual Period, the rate per annum equivalent to the CP Costs accrued with respect to the Invested Amount allocated to any Asset Tranche funded with Commercial Paper Notes.

          "Credit Agreement": The Credit Agreement dated as of April 1, 1999 among Cadmus, the banks listed therein, Nationsbank, N.A., as Documentation Agent, First Union National Bank, as Syndication Agent and Wachovia, as Agent, as the same may be amended from time to time in accordance with the terms thereof.

          "Credit and Collection Policy": Those credit and collection policies and practices of the Originators relating to Contracts and Receivables as in effect on the date of this Agreement, as modified without violating Section 7.3(c), but subject to compliance with applicable tariffs or state regulations in effect from time to time; provided that if a Liquidation Event has occurred, at the request of the Agent, the Master Servicer shall provide a detailed written summary of the Credit and Collection Policy.

          "Cumulative Sales": For each Settlement Period, the amount of Receivables originated by the Originators and sold to the Seller pursuant to the Sale Agreement.

          "Cut-Off Date": The last day of each Settlement Period.

          "Days Sales Outstanding" or "DSO": As of any day, an amount equal to the product of (x) 91, multiplied by (y) the amount obtained by dividing (i) the aggregate Unpaid Balance of Receivables as of the most recent Cut-Off Date, by
(ii) the aggregate amount of Receivables created during the three Settlement Periods including and immediately preceding such Cut-Off Date.

          "Deemed Collections": As defined in Section 3.2(a).

          "Defaulted Receivable": A Pool Receivable (i) for which a payment is 90 or more days past due, (ii) for which collection proceedings have been commenced, (iii) the Obligor of which has had an Event of Bankruptcy or (iv) that has been written off or would be written off in accordance with the Credit and Collection Policy.

          "Default Horizon Ratio": As of any Cut-Off Date, the ratio (expressed as a percentage) of (i) the sum of (A) the Cumulative Sales of the Originators during the Settlement Period ending on such Cut-Off Date, (B) the Cumulative Sales of the Originators during the immediately preceding Settlement Period, (C) the Cumulative Sales of the Originators during the second immediately preceding Settlement Period, (D) the Cumulative Sales of the Originators during the third immediately preceding Settlement Period and (E) one half of the Cumulative Sales of the Originators during the fourth immediately preceding Settlement Period divided by (ii) the Net Pool Balance as of the most recent Cut-Off Date.

          "Default Ratio": At any time, the ratio (expressed as a percentage) computed as of the Cut-Off Date for the immediately preceding Settlement Period by dividing (x) the aggregate Unpaid Balance of all Pool Receivables that became Defaulted Receivables during such immediately preceding Settlement Period by (y) Cumulative Sales generated during the Settlement Period four months prior to the most recent Settlement Period.

          "Default Trigger Ratio": At any time, the ratio (expressed as a percentage) computed as of the Cut-Off Date for the immediately preceding Settlement Period by dividing (x) the aggregate Unpaid Balance of all Pool Receivables that are Defaulted Receivables on such Cut-Off Date by (y) the Cumulative Sales generated during the Settlement Period four months prior to the most recent Settlement Period.

          "Delinquency Ratio": At any time, the ratio (expressed as a percentage) computed as of the Cut-Off Date for the immediately preceding Settlement Period by dividing (x) the aggregate Unpaid Balance of all Pool Receivables that are Delinquent Receivables on such Cut-Off Date by (y) the aggregate Unpaid Balance of Pool Receivables on such Cut-Off Date.

          "Delinquent Receivable": A Pool Receivable (a) that is not a Defaulted Receivable and (b) as to which any payment, or part thereof, remains unpaid for 61-90 days or more from the original due date for such payment.

         "Dilution": The amount of any reduction or cancellation of the Unpaid Balance of a Pool Receivable as described in Section 3.2(a).

         "Dilution Horizon Ratio": As of any date, an amount (expressed as a percentage) calculated by dividing Cumulative Sales for the immediately preceding two Settlement Periods by the Unpaid Balance of all Eligible Receivables as of the most recent Cut-Off Date.

         "Dilution Ratio": As of any date, an amount (expressed as a percentage) equal to a fraction, the numerator of which is the total amount of Dilution during the previous Settlement Period, and the denominator of which is the Cumulative Sales generated during the Settlement Period one months prior to the most recent Settlement Period.

         "Dilution Reserve": An amount (expressed as a percentage) equal to the product of (a) the sum of (i) 2.25 times the Adjusted Dilution Ratio and (ii) the Dilution Volatility Component and (b) the Dilution Horizon Ratio.

         "Dilution Volatility Component": An amount (expressed as a percentage) equal to the product of (a) the difference between (i) the highest three month rolling average Dilution Ratio over the past 12 months and (ii) the Adjusted Dilution Ratio and (b) a fraction, the numerator of which is the highest three month rolling average Dilution Ratio over the past 12 months and the denominator of which is the Adjusted Dilution Ratio.

         "Downgraded Liquidity Bank": A Liquidity Bank which has been the subject of a Downgrading Event.

         "Downgrading Event": With respect to any Person means the lowering of the rating with regard to the short-term securities of such Person to below (i) A-1 by S&P, or (ii) P-1 by Moody's.

         "Due Diligence Report": As defined in Section 5.1(k).

         "Earned Discount": For any Yield Period, as applicable, for any Asset Tranche funded with a Liquidity Funding:

               PTI x ER x ED + LF
               -------------
                    360

         where:

         PTI   =   the daily average (calculated at the close of business each day) of the Purchaser's Tranche Investment in such Asset
                   Tranche during such Yield Period, as applicable,

         ER    =   the Earned Discount Rate for such Yield Period,

         ED    =   the actual number of days elapsed during such Yield Period,
                   and

         LF  =  the Liquidation Fee, if any, during such Yield Period.

         "Earned Discount Rate": For any Yield Period for any Asset Tranche funded by a Liquidity Funding the Bank Rate for such Asset Tranche and such Yield Period; provided, however, that on any day when any Liquidation Event or Unmatured Liquidation Event shall have occurred and be continuing, the Earned Discount Rate for each Asset Tranche (including, without limitation, Asset Tranches funded through the issuance of Commercial Paper Notes) shall mean a rate per annum equal to the Base Rate plus 2% per annum.

         "Eligible Originator": Any direct or indirect wholly-owned Subsidiary of Cadmus with respect to which the Agent has received satisfactory opinions of counsel (i) concerning the existence of a "true sale" of the Receivables and the proceeds thereof from such Originator to the Seller under the Sale Agreement;
(ii) concerning the inapplicability of the doctrine of substantive consolidation of the Seller and in connection with any bankruptcy proceeding involving such Originator, (iii) to the effect that the Seller has obtained a valid and perfected ownership or security interest in such Originator's Receivables and the Agent is satisfied that such Originator's Receivables are subject to no other Liens of record, except as otherwise permitted under the Transaction Documents and (iv) as to enforceability of the Transaction Documents against such Originator, corporate matters and such other matters as the Agent may reasonably request.

         "Eligible Receivable": At any time, a Receivable:

         (a) which is a Pool Receivable representing goods that have been shipped or services that have been performed and which arises out of the sale by the Originators in the ordinary course of its business that has been sold to the Seller pursuant to the Sale Agreement in a "true sale" transaction;

         (b) as to which the perfection of the Purchaser's undivided ownership interest therein is governed by the laws of a jurisdiction where the Uniform Commercial Code - Secured Transactions is in force, and which constitutes an "account" as defined in the Uniform Commercial Code as in effect in such jurisdiction;

         (c) the Obligor of which is (i) a resident of the United States, or any of its possessions or territories, (ii) not an Affiliate of any Seller Party and
(iii) not a Governmental Authority;

         (d) which is not a Defaulted Receivable or owing from an Obligor as to which more than 50% of the aggregate Unpaid Balance of all Receivables owing from such Obligor are Defaulted Receivables;

         (e) with regard to which the representations and warranties of the Seller are true and correct;

         (f) the sale of an undivided interest in which does not contravene or conflict with any applicable federal, state or local law or regulation;

         (g) which is denominated and payable only in U.S. Dollars in the United States;

         (h) which arises under a Contract that has been duly authorized and executed and that, together with such Receivable, is in full force and effect and constitutes the legal, valid and binding obligation of the Obligor of such Receivable enforceable against such Obligor in accordance with its terms and is not subject to any dispute, offset, counterclaim or defense whatsoever; provided, however, that if such dispute, offset, counterclaim or defense affects only a portion of the Unpaid Balance of such Receivable then such Receivable may be deemed an Eligible Receivable to the extent of the portion of such Unpaid Balance which is not so affected, and provided, further, that Receivables of any Obligor which has any accounts payable by any Originator (thus giving rise to a potential offset against such Receivables) may be treated as Eligible Receivables to the extent that the Obligor of such Receivables has agreed pursuant to a written agreement in form and substance satisfactory to the Agent, that such Receivables shall not be subject to such offset;

         (i) which, together with the Contract related thereto, does not contravene in any material respect any laws, rules or regulations applicable thereto (including, without limitation, laws, rules and regulations relating to usury, truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy) and with respect to which no party to the Contract related thereto is in violation of any such law, rule or regulation in any material respect if such violation would impair the collectibility of such Receivable;

         (j) which satisfies in all material respects all applicable requirements of the Credit and Collection Policy;

         (k) which, according to the Contract related thereto, is due and payable within 60 days from the invoice date of such Receivable;

         (1) which is not the result of a finance charge; and

         (m) the original term of which has not been extended and the Unpaid Balance of which has not been adjusted more than once.

         "Environmental Laws": Any and all federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or other governmental restrictions relating to the environment or to emissions, discharges or releases of pollutants, contaminants, petroleum or petroleum products, chemicals or industrial, toxic or hazardous substances or wastes into the environment, including, without limitation, ambient air, surface water, groundwater or land, or otherwise relating to the manufacture, processing, petroleum or petroleum products, chemicals or industrial, toxic or hazardous substances or wastes or the clean-up or other remediation thereof.

         "ERISA": The U.S. Employee Retirement Income Security Act of 1974, as amended from time to time.

         "ERISA Affiliate": Any trade or business (whether or not incorporated) that is a member of a group of which Cadmus is a member and which is treated as a single employer under Section 414 of the Code.

         "Eurodollar Business Day": A day of the year as defined in clause (i) of the definition of Business Day.

         "Eurodollar Rate": For any Yield Period, the rate per annum determined on the basis of the offered rate for deposits in Dollars of amounts equal or comparable to the principal amount of the related Liquidity Funding offered for a term comparable to such Yield Period, which rate appears on the Telerate Page 3750 effective as of 11:00 A.M., London time, two Eurodollar Business Days prior to the first day of such Yield Period, provided that if no such offered rates appear on such page, the Eurodollar Rate for such Yield Period will be the arithmetic average (rounded upwards, if necessary, to the next higher 1/100th of 1%) of rates quoted by not less than two major banks in New York City, selected by the Agent, at approximately 10:00 A.M., New York City time, two Eurodollar Business Days prior to the first day of such Yield Period, for deposits in Dollars offered by leading European banks for a period comparable to such Yield Period in an amount comparable to the principal amount of such Liquidity Funding.

         "Eurodollar Rate (Reserve Adjusted)": With respect to any Yield Period means a rate per annum equal to the quotient obtained (rounded upwards, if necessary, to the next higher 1/100th of 1%) by dividing (i) the applicable Eurodollar Rate for such Interest Period by (ii) 1.0 minus the Eurodollar Reserve Percentage.

         "Eurodollar Reserve Percentage": With respect to any Yield Period, the maximum reserve percentage, if any, applicable to the Liquidity Bank under Regulation D during such Yield Period (or if more than one percentage shall be applicable, the daily average of such percentages for those days in such Yield Period during which any such percentage shall be applicable) for determining the Liquidity Bank's reserve requirement (including any marginal, supplemental or emergency reserves) with respect to liabilities or assets having a term comparable to such Yield Period consisting or included in the computation of "Eurocurrency Liabilities" pursuant to Regulation D. Without limiting the effect of the foregoing, the Eurodollar Reserve Percentage shall reflect any other reserves required to be maintained by the Liquidity Bank by reason of any Regulatory Change against (a) any category of liabilities which includes deposits by reference to which the "London Interbank Offered Rate" or "LIBOR" is to be determined or (b) any category of extensions of credit or other assets which include LIBOR-based credits or assets.

         "Event of Bankruptcy": With respect to a Person if either:

         (a) a case or other proceeding shall be commenced, without the application or consent of such Person, in any court, seeking the liquidation, reorganization, debt arrangement, dissolution, winding up, or composition or readjustment of debts of such Person, the appointment of a trustee, receiver, custodian, liquidator, assignee, sequestrator or the like for such Person or all or substantially all of its assets, or any similar action with respect to such Person under any law relating to bankruptcy, insolvency, reorganization, winding up or composition or adjustment of debts, and such case or proceeding shall continue undismissed, or unstayed and in effect, for a period of 60 consecutive days; or an order for relief in respect of such Person shall be entered in an involuntary case under the federal bankruptcy laws or other similar laws now or hereafter in effect; or

         (b) such Person shall commence a voluntary case or other proceeding under any applicable bankruptcy, insolvency, reorganization, debt arrangement, dissolution or other similar law now or hereafter in effect, or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) for, such Person or for any substantial part of its property, or shall make any general assignment for the benefit of creditors, or shall be adjudicated insolvent, or admit in writing its inability to pay its debts generally as they become due, or, if a corporation or similar entity, its board of directors shall vote to implement any of the foregoing.

         "Excess Concentration Amount": As of any date, the sum of the amounts by which the aggregate Unpaid Balance of Receivables of each Obligor exceeds the Obligor Concentration Limit for such Obligor.

         "Exchange Act": The Securities Exchange Act of 1934.

         "Existing Agreement": As defined in the preamble.

         "Federal Funds Rate": For any day, the rate per annum (rounded upwards, if necessary, to the next higher 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Domestic Business Day next succeeding such day, provided that (i) if the day for which such rate is to be determined is not a Domestic Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Domestic Business Day as so published on the next succeeding Domestic Business Day, and (ii) if such rate is not so published for any day, the Federal Funds Rate for such day shall be the average rate charged to the Agent on such day on such transactions, as reasonably determined by the Agent.

         "Federal Reserve Board": The Board of Governors of the Federal Reserve System, or any successor thereto or to the functions thereof.

         "Fee Letter": As defined in Section 4.1.

         "Final Payout Date": The date following the Termination Date on which the Invested Amount shall have been reduced to zero and all other amounts payable by the Seller under the Transaction Documents shall have been paid in full.

         "Fiscal Quarter": A fiscal quarter of Cadmus and its Subsidiaries ending on the dates specified in Schedule B attached hereto.

                  "Fiscal Year": A fiscal year of Cadmus and its Subsidiaries ending on June 30 of the applicable year.

                  "Funding Termination Date": The earliest of the following:

                  (a)   October 22, 2003;

                  (b) the Agent declares a Funding Termination Date in a notice to the Seller in accordance with Section 10.2(a); or

                  (b) in accordance with Section 10.2(b), the Funding Termination Date occurs automatically.

                  "GAAP": Generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such accounting profession, which are applicable to the circumstances as of the date of determination.

                  "Governmental Authority": Any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any body or entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, any court or arbitrator and any accounting board or authority (whether or not part of government) which is responsible for the establishment or interpretation of national or international accounting principles, in each case whether foreign or domestic.

                  "Guarantee": With respect to any person, any obligation, contingent or otherwise, of such person guaranteeing or having the economic effect of guaranteeing any Indebtedness of any other person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of such person, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness, (b) to purchase property, securities or services for the purpose of assuring the owner of such Indebtedness of the payment of such Indebtedness or (c) to maintain working capital, equity capital or other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness; provided, however that the term Guarantee shall not include endorsements for collection or deposit, in either case, in the ordinary course of business.

                  "Indebtedness": With respect to any person means at any date, without duplication, (a) all obligations of such person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person to pay the deferred purchase price of property or services (except trade accounts payable arising in the ordinary course of business that are not overdue by 90 days or more or are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted),

(d) all obligations of such Person as lessee under capital leases, (e) all obligations of such Person to reimburse any bank or other Person in respect of amounts payable under a banker's acceptance, (f) all redeemable preferred stock of such Person (in the event such Person is a corporation), (g) all obligations of such Person to reimburse any bank or other Person in respect of amounts under a letter of credit or similar instrument, (h) all Indebtedness (as defined in clauses (a) through (g)) secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person and (i) all Indebtedness (as defined in clauses (a) through (i)) of others Guaranteed by such Person.

                  "Indemnified Amounts": As defined in Section 13.1.

                  "Indemnified Party": As defined in Section 13.1.

                  "Initial Due Diligence Auditor": Such person designated by the Agent as the initial due diligence auditor.

                  "Invested Amount": means at any time with respect to the Asset Interest an amount equal to (a) the aggregate of the amounts theretofore paid to the Seller for Purchases pursuant to Section 1.1 and 1.2, less (b) the aggregate amount of Collections theretofore received and actually distributed to the Agent, on behalf of the Purchaser, on account of the Invested Amount pursuant to
Section 1.3.

                  "Investors": The Purchaser and the Liquidity Banks.

                  "Letter Agreement": The letter of Cadmus dated June 16, 1999 to Wachovia Securities, Inc.

                  "Lien": A lien, security interest, charge or encumbrance or other right or claim in, of or on any Person's assets or properties in favor of any other Person.

                  "Liquidation Event": As defined in Section 10.1.

                  "Liquidation Fee": For each Asset Tranche (or portion thereof) funded through a Liquidity Funding for each day in any Yield Period, the amount, if any, by which:

                  (a) the additional Earned Discount (calculated without taking into account any Liquidation Fee) which would have accrued on the reductions of the Purchaser's Tranche Investment with respect to such Asset Tranche during such Yield Period (as so computed) if such reductions had not been made, exceeds

                  (b) the income, if any, received by the Purchaser from investing the proceeds of such reductions of the Purchaser's Tranche Investment.

                  "Liquidation Period": The period commencing on the date on which the conditions precedent to Purchases and Reinvestment set forth in
Section 5.2 are not satisfied (or expressly waived by the Purchaser) and the Agent shall have notified the Seller and the Master

Servicer in writing that the Liquidation Period has commenced, and ending on the Final Payout Date.

                  "Liquidity Agent": Wachovia, as agent for the Liquidity Banks under the Liquidity Agreement, or any successor to Wachovia in such capacity.

                  "Liquidity Agreement": The Liquidity Asset Purchase Agreement dated as of October 26, 1999 among Purchaser, Wachovia, as Agent, Wachovia, as Liquidity Agent, and Wachovia and/or one or more other banks or other financial institutions, as Liquidity Banks, and any other agreement hereafter entered into by the Purchaser providing for the making of loans, purchase of assets or other extensions of credit to the Purchaser secured by a direct or indirect security interest in the Asset Interest (or any portion thereof), to support all or part of the Purchaser's payment obligations under the Commercial Paper Notes or to provide an alternate means of funding Purchaser's investments in accounts receivable or other financial assets, and under which the amount available from such extensions of credit is limited to an amount calculated by reference to the value or eligible unpaid balance of such accounts receivable or other financial assets or any portion thereof or the level of deal-specific credit enhancement available with respect thereto, as such Liquidity Agreement or other agreement may be amended, supplemented or otherwise modified from time to time.

                  "Liquidity Bank": The commercial lending institutions that are at any time parties to the Liquidity Agreement as liquidity providers thereunder.

                  "Liquidity Funding": A purchase made by the Liquidity Bank (or simultaneous purchases made by the Liquidity Banks) pursuant to the Liquidity Agreement.

                  "Lock-Box": Any post office box, as listed on Schedule 6.1(o), to which Collections are remitted for retrieval by a Lock-Box Bank and deposited by such Lock-Box Bank into the Collection Account.

                  "Lock-Box Agreement": A letter agreement, in substantially the form of Exhibit A-1, among the Master Servicer, the Originators, the Purchaser, the Agent, the Seller and any Lock-Box Bank.

                  "Lock-Box Bank": Any of the banks holding one or more Lock-Boxes or the Collection Account receiving Collections from Pool Receivables.

                  "Lock-Box Notice": A notice, in substantially the form attached to Exhibit A-1, from the Agent to the Lock-Box Bank.

                  "Loss Reserve": At any time, means (expressed as a percentage) the product of (i) two, (ii) the highest rolling three month average Default Ratio to have occurred during the most recently ended twelve consecutive month period and (iii) the most recently calculated Default Horizon Ratio.

                  "Mandate Letter": That certain letter agreement dated February 8, 1999 between Cadmus and Wachovia.

                  "Master Servicer": As defined in the preamble.

                  "Material Adverse Effect": With respect to any event or circumstance, an effect caused or resulting from such event or circumstance which has or would reasonably be expected to have a material adverse effect on:

                  (i) (A) the assets, operations, business or financial condition of the Seller or (B) the business, assets, operations or financial condition of Cadmus and its Subsidiaries, taken as a whole;

                  (ii) the ability of any Seller Party or any Originator to perform in all material respects its obligations under this Agreement or any other Transaction Document; or

                  (iii) the status, existence, perfection, priority or enforceability of the Secured Parties' interest in the Receivables Pool.

                  "Moody's": Moody's Investors Service, Inc.

                  "Net Pool Balance": On any date, an amount equal to (i) the aggregate Unpaid Balance of all Eligible Receivables in the Receivables Pool on such date, minus (ii) the Excess Concentration Amount on such date.

                  "Obligor": A Person obligated to make payments with respect to a Receivable, including any guarantor thereof.

                  "Obligor Concentration Limit": At any time, in relation to the aggregate Unpaid Balance of Receivables owed by any single Obligor and its Affiliated obligors (if any):

                  (a) for Obligors who have a short term unsecured debt rating currently assigned to them by either S&P or Moody's, the applicable concentration limit shall be determined according to the following table (and, if such Obligor is rated by both agencies and has a split rating, the applicable rating will be the lower of the two):

                                                               Allowable
                                              Moody's        % Of Eligible
                      S&P Rating   or         Rating          Receivables

                      --------------------------------------------------------
                          A-1+                  P-1              10%
                      --------------------------------------------------------
                          A-1                   P-1               8%
                      --------------------------------------------------------
                          A-2                   P-2               6%
                      --------------------------------------------------------
                          A-3                   P-3               3%; or
                      --------------------------------------------------------

                  (b) for Obligors who do not have a debt rating listed above, 2% of the aggregate Unpaid Balance of Eligible Receivables at such time;

provided, however, that at the Originator's request and in the Agent's sole discretion, the Agent may permit certain obligors to have an Obligor Concentration Limit in excess of those described in clauses (a) and (b) above.

                  "Original Receivable":  As defined in Section 8.2(h).

                  "Originator": Each Person (1) listed as an Originator on Schedule A hereto, as such Schedule A may be modified from time to time pursuant to this Agreement, (2) who is an Eligible Originator and (3) who is listed as a "Seller" under the Sale Agreement (as such agreement may be modified from time to time) in its capacity as Seller of Receivables under the Sale Agreement.

                  "Person": An individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture, government or any agency or political subdivision thereof or any other entity.

                  "Plan": Any pension plan subject to the provisions of Title IV of ERISA or Section 412 of the Code which is maintained for employees of Cadmus or any ERISA Affiliate.

                  "Pool Receivable":  A Receivable in the Receivables Pool.

                  "Pooled Commercial Paper": Commercial Paper Notes of Purchaser subject to any particular pooling arrangement by Purchaser, but excluding Commercial Paper Notes issued by Purchaser for a tenor and in an amount specifically requested by any Person in connection with any agreement effected by Purchaser.

                  "Prime Rate": Refers to that interest rate so denominated and set by Wachovia from time to time as an interest rate basis for borrowings. The Prime Rate is but one of several interest rate bases used by Wachovia. Wachovia lends at interest rates above and below the Prime Rate.

                  "Program Information": As defined in Section 14.8(a)(i).

                  "Proposed Reduction Date":  As defined in Section 3.2(b).

                  "Purchase": As defined in Section 1.1.

                  "Purchase Limit": As defined in Section 1.1.

                  "Purchaser": As defined in the preamble.

                  "Purchaser's Share": With respect to any amount, on any day, the lesser of (i) the most recently calculated Asset Interest and (ii) 100%.

                  "Purchaser's Tranche Investment": In relation to any Asset Tranche, the amount of the Invested Amount allocated by the Agent to that Asset Tranche pursuant to Section 2.1, provided, that at all times the aggregate amounts allocated to all Asset Tranches shall equal the Invested Amount.

                  "Qualifying Liquidity Bank": A Liquidity Bank with a rating of its short-term securities equal to or higher than (i) A-1 by S & P and (ii) P-1 by Moody's.

                  "Rebilled Receivable": As defined in Section 8.2(h).

                  "Rebill Termination Date": The earliest to occur of (i) the Sale Termination Date, (ii) the date on which an Unmatured Liquidation Event occurs, and (iii) the insolvency or bankruptcy of the Originator of the related Rebilled Receivable.

                  "Receivable": Any right to payment from a Person, whether constituting an account, chattel paper, instrument or general intangible, arising from the sale of goods or rendering of services by any Originator and includes the right to payment of any interest or finance charges and other amounts with respect thereto, other than those reconveyed to such Originator pursuant to Section 3.5 of the Sale Agreement.

                  "Receivables Pool": At any time all then outstanding Receivables which have been sold or contributed as capital, or purported to have been sold or contributed as capital, by any Originator to the Seller, other than those reconveyed to such Originator pursuant to Section 3.5 of the Sale Agreement.

                  "Reduction Notice": As defined in Section 3.2(b).

                  "Regulation": Any specified Regulation of the Federal Reserve Board, as the same may be amended or supplemented from time to time.

                  "Regulatory Change": The adoption of any applicable law, rule or regulation (including any applicable law, rule or regulation regarding capital adequacy) or any change therein, or any change in the administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency.

                  "Reinvestment": As defined in Section 1.3(a)(iii).

                  "Related Assets": (a) all rights to, but not any obligations under, all Related Security related to any Pool Receivables, (b) all rights and interests of the Seller under the Sale Agreement in relation to any Pool Receivables, (c) all books and records evidencing or otherwise relating to any Pool Receivables, (d) all Lock-Boxes and the Collection Account and all cash and investments therein, to the extent constituting or representing the items in the following clause (e) and (e) all Collections in respect of, and other proceeds of, any Pool Receivables or any other Related Assets.

                  "Related Security": With respect to any Pool Receivable, all of the Seller's (in the case of usage in this Agreement or the applicable Originator's (in the case of usage in the Sale Agreement) right, title and interest in and to: (a) all Contracts that relate to such Pool Receivable; (b) all merchandise (including returned merchandise), if any, relating to the sale which gave rise to such Pool Receivable; (c) all security deposits and other security interests or liens and property subject thereto from time to time purporting to secure payment of such Pool Receivable, whether pursuant to the Contract related to such Pool Receivable or otherwise; (d) all UCC financing statements covering any collateral securing payment of such Pool Receivable (but only to the extent of the interest of the Purchaser in the respective Pool Receivable); (e) all guarantees and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Pool Receivable whether pursuant to the Contract related to such Pool Receivable or otherwise; and (f) all insurance policies, and all claims thereunder, related to such Pool Receivable, in each case to the extent directly related to rights to payment, collection and enforcement, and other rights with respect to such Pool Receivable. The interest of the Purchaser in any Related Security is only to the extent of the Purchaser's undivided percentage interest, as more fully described in the definition of Asset Interest.

                  "Reportable Event": Any reportable event as defined in Section 4043(b) of ERISA or the regulations issued thereunder with respect to a Plan (other than a Plan maintained by an ERISA Affiliate which is considered an ERISA Affiliate only pursuant to subsection (m) or (o) of Section 414 of the Code).

                  "Reporting Date": (a) The fifteenth day of each month, or, if such day is not a Business Day, the next succeeding Business Day or (b) such other day as the Agent may request; provided, however that the Agent shall not request a Reporting Date to occur more frequently than weekly.

                  "Required Notice Period": The number of days required notice set forth below applicable to the Aggregate Reduction indicated below:

                    Aggregate Reduction                   Required Notice Period
                    -------------------                   ----------------------
                  less than 25% of the Purchase              2 Business Days
                  Limit

                  greater than 25% but less than             5 Business Days
                  50% of the Purchase Limit

                  greater than 50% of the                    10 Business Days
                  Purchase Limit

                  "Required Reserves": On any day, an amount equal to the product of (a) the Required Reserve Factor and (b)the Net Pool Balance.

                  "Required Reserve Factor": On any day during the Settlement Period, an amount equal to the greater of (x) the Required Reserve Factor Floor and (y) the sum of (i) the Loss Reserve, (ii) the Dilution Reserve, (iii) the Yield Reserve, and (iv) the Servicing Reserve.

                  "Required Reserve Factor Floor": On any day during the Settlement Period, the amount (expressed as a percentage) equal to the sum of
(i) the product of (a) the Adjusted Dilution Ratio and (b) the Dilution Horizon Ratio and (ii) the greater of (a) four times the Obligor Concentration Limit applicable to Obligors which are unrated or noninvestment grade, (b) two times the Obligor Concentration Limit applicable to Obligors which are A-3/P-3 rated or (c) one times the Obligor Concentration Limit applicable to Obligors which are A-2/P-2 rated and (iii) 2%.

                  "Revolving Period": The period from October 26, 1999until the Funding Termination Date or such other date consented to in writing by the Agent on behalf of the Purchaser.

                  "S&P": Standard and Poor's Ratings Services, a division of The McGraw Hill Companies, Inc.

                  "Sale Agreement": The Amended and Restated Purchase and Sale Agreement dated as of May 17, 2000 among the Originators and the Seller, as purchaser thereunder, as it may be amended, supplemented or otherwise modified in accordance with Section 7.3(f).

                  "SEC": The Securities and Exchange Commission.

                  "Secured Parties": The Purchaser, the Agent, the Liquidity Banks and their successors and assigns.

                  "Seller": As defined in the preamble.

                  "Seller Information": As defined in Section 14.7(a).

                  "Seller Information Provider": As defined in Section 14.7(a).

                  "Seller Notes": As defined in the Sale Agreement.

                  "Seller Party": As defined in the preamble.

                  "Seller's Share": With respect to amount, on any day, 100% minus the Purchaser's Share on such day.

                  "Senior Officer": With respect to any Person, the chief executive officer, chief financial officer or president of such Person.

                  "Servicer": Initially, each Servicer identified in Schedule B to this Agreement, and after any Servicer Transfer Event, the Successor Servicer with respect to such Servicer.

                  "Servicer Advance": As defined in Section 8.3.

                  "Servicer Default. As defined in Section 8.4.

                  "Servicer Transfer Event": As defined in Section 8.1(b)

                  "Servicer's Fee": For any day in a Settlement Period, an amount equal to the product of (x) the Servicer's Fee Rate, (y) the aggregate Unpaid Balance of the Pool Receivables at the close of business on the first day of such Settlement Period, and (z) 1/360.

                  "Servicer's Fee Rate":  1.0% per annum.

                  "Servicing Reserve": On any day, the product of (a) the Servicer's Fee Rate and (b) a fraction, the numerator of which is the highest Days Sales Outstanding calculated for each of the most recent 12 monthly periods and the denominator of which is 360.

                  "Settlement Date": The second Business Day following each Reporting Date.

                  "Settlement Period":

                  (a) The period beginning on the date of the initial Purchase to and including the last day of the calendar month in which such date occurs; and

                  (b) thereafter each period, beginning on, but excluding the last day of the immediately preceding Settlement Period to and including the last day of the next following calendar month;

provided, however, that the last Settlement Period shall end on the Final Payout Date.

                  "Settlement Report": As defined in Section 3.1(a).

                  "Significant Subsidiary": (a) Each Subsidiary that is a member of the Significant Subsidiary Group and (b) in addition to the Subsidiaries described in clause (a), each Subsidiary that at any time Guarantees all or any part of the Subordinated Debt (as defined in the Credit Agreement). As used herein, "Significant Subsidiary Group" as at any date means one or more Subsidiaries which account for (or in the case of a recently formed or acquired Subsidiary would so account for on a pro forma historical basis) at least (i) 90% of Consolidated Total Assets as measured as at the end of the most recently ended Fiscal Year or (ii) 90% of Consolidated EBITDA for either of the two most recently ended Fiscal Years. A Subsidiary shall be a "Significant Subsidiary" if such Subsidiary is included in the group of Subsidiaries, determined in accordance with the terms of the following sentence, accounting for either: (A) the Consolidated Total Assets measured under part (i) of the preceding sentence, but not the Consolidated EBITDA measured under part (ii) of the preceding sentence or (B) the Consolidated EBITDA measured under part (ii) of the preceding sentence, but not the Consolidated Total Assets measured under part
(i) of the preceding sentence or (C) the Consolidated EBITDA measured under part
(ii) of the preceding sentence and the Consolidated Total Assets measured under part (i) of the preceding sentence. The determination of the Significant Subsidiary or the Significant Subsidiaries comprising the Significant Subsidiary Group as of any date shall be made on the basis of a group consisting of the smallest number of Subsidiaries necessary to comprise the Significant Subsidiary Group as of such date.

                  "Structuring Fee": The structuring fee described in that certain fee letter dated October 26, 1999 by and among the Seller, the Purchaser and the Agent.

                  "Subsidiary": With respect to any Person means (i) a corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned or controlled by such Person, directly or indirectly through Subsidiaries, and (ii) any partnership, association, joint venture or other entity in which such Person, directly or indirectly through Subsidiaries, has more than a 50% equity interest at the time.

                  "Successor Notice": As defined in Section 8.1(b).

                  "Termination Date": The earliest of:

                  (a) the date of termination (whether by scheduled expiration, termination on default or otherwise) of the Liquidity Bank's commitments under the Liquidity Agreement (unless such commitments are renewed, extended or replaced on or before such date);

                  (b)  the Funding Termination Date;

                  (c) the date designated by the Seller as the "Termination Date" on not less than five (5) Business Days' notice to the Agent, provided that on or prior to such date the Invested Amount has been reduced to zero, all accrued Earned Discount, CP Costs, Broken Funding Costs and fees have been paid in full and all other amounts due to the Purchaser and the Agent have been paid in full;

                  (d)  the date on which any of the following shall occur:

                        (i) Failure to obtain a Liquidity Agreement in substitution for the then existing Liquidity Agreement on or before 30 days prior to the expiration of the commitments of the Liquidity Banks thereunder; or

                        (ii) A Downgrading Event with respect to a Liquidity Bank shall have occurred and been continuing for not less than 45 days,
         (ii) the Downgraded Liquidity Bank shall not have been replaced by a Qualifying Liquidity Bank pursuant to a Liquidity Agreement in form and substance acceptable to the Purchaser and the Agent, and (iii) the commitment of such Downgraded Liquidity Bank under the Liquidity Agreement shall not have been funded or collateralized in such a manner that such Downgrading Event will not result in a reduction or withdrawal of the credit rating applied to the Commercial Paper Notes by any of the rating agencies then rating the Commercial Paper Notes; or

                        (iii) Purchaser shall become an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                  "Transaction Documents": This Agreement, the Lock-Box Agreements, the Sale Agreement, the Fee Letter, the Mandate Letter and the other documents to be executed and delivered in connection herewith.

                  "Transactions Fees": All reasonable expenses of the Agent incurred in connection with the consummation of this Agreement and each other Transaction Document, including but not limited to (i) the legal fees of Kilpatrick Stockton LLP, counsel to the Agent, (ii) expenses incurred in connection with any due diligence audit and (iii) out-of-pocket expenses of the Agent.

                  "UCC": The Uniform Commercial Code, as from time to time in effect in the applicable jurisdiction or jurisdictions.

                  "Unmatured Liquidation Event": Any event which with the giving of notice or lapse of time, or both, would become a Liquidation Event.

                  "Unpaid Balance": With respect to any Receivable means at any time the unpaid amount thereof, but excluding all late payment charges, delinquency charges and extension or collection fees.

                  "Unused Fee":  As defined in the Fee Letter.

                  "Usage Fee":  As defined in the Fee Letter.

                  "U.S. Dollars": Dollars in lawful money of the United States of America.

                  "Wachovia":  As defined in the preamble.

                  "Yield Period": With respect to any Asset Tranche funded by a Liquidity Funding:

                  (a) the period commencing on the date of the initial Purchase of the Asset Interest, the making of such Liquidity Funding or the creation of such Asset Tranche pursuant to Section 2.1 (whichever is latest) and ending such number of days thereafter as the Agent shall select; and

                  (b) each period commencing on the last day of the immediately preceding Yield Period for the related Asset Tranche and ending such number of days thereafter as the Agent shall select;

provided, however, that:

                  (i) any such Yield Period (other than a Yield Period consisting of one day) which would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day (unless the related Asset Tranche shall be accruing Earned Discount at a rate determined by reference to the Eurodollar Rate (Reserve Adjusted), in which case if such succeeding Business

         Day is in a different calendar month, such Yield Period shall instead be shortened to the next preceding Business Day);

                  (ii) in the case of Yield Periods of one day for any Asset Tranche, (A) the initial Yield Period shall be the date such Yield Period commences as described in clause (a) above; and (B) any subsequently occurring Yield Period which is one day shall, if the immediately preceding Yield Period is more than one day, be the last day of such immediately preceding Yield Period, and if the immediately preceding Yield Period is one day, shall be the next day following such immediately preceding Yield Period; and

                  (iii) in the case of any Yield Period for any Asset Tranche which commences before the Termination Date and would otherwise end on a date occurring after such Termination Date, such Yield Period shall end on such Termination Date and the duration of each such Yield Period which commences on or after the Termination Date for such Asset Tranche shall be of such duration as shall be selected by the Agent.

                  "Yield Reserve": On any day, an amount equal to the product of
(a) 1.5, (b) the Base Rate and (c) by a fraction, the numerator of which is the 12-month high Days Sales Outstanding and the denominator of which is 360.

                  (b) Other Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP. All terms used in
Article 9 of the UCC in the State of New York, and not specifically defined herein, are used herein as defined in such Article 9.

                  (c) Computation of Time Periods. Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding."

                                 SCHEDULE 6.1(i)
                     Description Of Material Adverse Changes

                  Effective July 1, 2002, Cadmus adopted Statement of Financial Accounting Standards ("SFAS") No. 142, "Goodwill and Other Intangible Assets." As a result, Cadmus recorded an impairment charge of $56.3 million in the first quarter of fiscal 2003, which is reflected as a cumulative effect of a change in accounting principle on the Condensed Consolidated Statements of Income for the quarter ended September 30, 2002. Additional information and disclosures are contained in Cadmus' Form 8-K filed on October 24, 2002 and Form 10-Q filed on November 13, 2002, both of which have been previously provided to the Agent.

On November 4, 2002, Cadmus announced several actions to rationalize capacity and improve utilization in its special-interest magazine operation, including the closure of the East Stroudsburg, Pennsylvania facility. Cadmus plans to record an after-tax charge to net income in the range of $5 million to $8 million, predominantly in the second fiscal quarter of fiscal 2003. Additional information and disclosures are contained in Cadmus' Form 8-K filed on November 5, 2002 and Form 10-Q filed on November 13, 2002, both of which have been previously provided to the Agent.

                                 SCHEDULE 6.1(n)
  List Of Offices Of The Master Servicer And The Seller Where Records Are Kept

                  MASTER SERVICER:

Cadmus Communications Corporation
1801 Bayberry Court, Suite 200
Richmond, VA 23226
P.O. Box 27367
Richmond, VA 23261-7367

                  SELLER:

Cadmus Receivables Corp.
1801 Bayberry Court, Suite 200
Richmond, VA 23226

                                 SCHEDULE 6.1(o)
                             List of Lock-Box Banks

Lock-Box Bank                 Collection Account Number         Lock-Boxes
-------------                 -------------------------         ----------
Wachovia Bank, National       6260-049964                       Cadmus Journal Services, Inc.
Association                                                     P.O. Box 751898
100 North Main Street                                           Charlotte, NC 28275-1898
Winston-Salem, NC 27150
                                                                Mack Printing Company
                                                                P.O. Box 752014
                                                                Charlotte, NC 28275-2014

                                                                Port City Press, Inc.
                                                                P.O. Box 751899
                                                                Charlotte, NC 28275-1899

                                                                Washburn Graphics, Inc.
                                                                P.O. Box 751896
                                                                Charlotte, NC 28275-1896

                                  SCHEDULE 14.2
                                Notice Addresses

CADMUS RECEIVABLES CORP.

1801 Bayberry Court, Suite 200
Richmond, VA 23226
Attention: Bruce Willis

CADMUS COMMUNICATIONS CORPORATION

1801 Bayberry Court, Suite 200
Richmond, VA 23226
Attention: Bruce Willis

BLUE RIDGE ASSET FUNDING CORPORATION

c/o Wachovia Bank, National Association.
301 S. College Street, TW-10
Charlotte, NC 28288
Attention: Douglas Wilson

WACHOVIA BANK, NATIONAL ASSOCIATION

191 Peachtree Street, N.E.; GA-8047
Atlanta, GA  30303
Attention: Elizabeth Wagner

                                   SCHEDULE A
                        Initial Originators and Servicers

Originators and Servicers

Cadmus Journal Services, Inc.

Mack Printing Company

Port City Press, Inc.

Washburn Graphics, Inc.

                                   SCHEDULE B
                                 Fiscal Periods

        Fiscal Quarter                                  Last Day of Quarter
        --------------                                  -------------------

        First Quarter                                   September 30

        Second Quarter                                  December 31

        Third Quarter                                   March 31

        Fourth Quarter                                  June 30

                                 EXHIBIT 1.2(a)
                            Form of Purchase Request

                            CADMUS RECEIVABLES CORP.

                                PURCHASE REQUEST

                                 For Purchase On __________________

Wachovia Bank, National Association
191 Peachtree Street, N.E., GA-423
Atlanta, Georgia 30303
Attention:

Ladies and Gentlemen:

                  Reference is made to the Second Amended and Restated Receivables Purchase Agreement dated as of November 20, 2002 (as amended, supplemented or otherwise modified from time to time, the "Purchase Agreement") among Cadmus Receivables Corp., as Seller, Cadmus Communications Corporation, as initial Master Servicer (and together with Seller, collectively referred to as the "Seller Parties"), Blue Ridge Asset Funding Corporation, as purchaser (the "Purchaser"), and Wachovia Bank National Association, as agent for Purchaser (the "Agent"). Capitalized terms defined in the Purchase Agreement are used herein with the same meanings.

I. Each of the Seller Parties hereby certifies, represents and warrants to the Purchaser, and the Agent that on and as of the Purchase Date (as hereinafter defined):

                  (a) all applicable conditions precedent set forth in Article V of the Purchase Agreement have been satisfied;

                  (b) each of its respective representations and warranties contained in Section 6.1 of the Purchase Agreement will be true and correct, in all material respects, as if made on and as of the Purchase Date;

                  (c) no event will have occurred and is continuing, or would result from the requested Purchase, that constitutes a Liquidation Event or an Unmatured Liquidation Event; and

                  (d)   the Termination Date shall not have occurred.

II. The undersigned, as Seller hereby irrevocably requests that the Agent, on behalf of the Purchaser, make the following Purchase:

             (a) Proposed Purchase Date:______________________ (which is a Business Day)

             (b) Purchase Price: $_____________________ (which is at least $10,000)

III.  Please credit the Purchase Price, in immediately available funds, to:

             Account Name:___________________________________
             Account Number__________________________________
             Bank Name and Address:____________________
                                _______________________
             ABA#:_____________________________________
             Reference:______________________________________

             IN WITNESS WHEREOF, the Seller has caused this Purchase Request to be executed and delivered as of this ____ day of _________, ______.

                                                     CADMUS RECEIVABLES CORP.,
                                                      as Seller

                                                     By:________________________
                                                     Name:
                                                     Title:

                                EXHIBIT 3.1(a-1)
                            Form of Settlement Report

                                 [see attached]

                                EXHIBIT 3.1(a-2)
                        Form of Interim Settlement Report

                                 [see attached]

                                 EXHIBIT 5.1(h)
            Form of Opinion of Special Counsel for the Seller Parties

                                 [see attached]

                                   EXHIBIT A-1
                          [FORM OF LOCK-BOX AGREEMENT]

                                     [Date]

[Lock-Box Bank]

Ladies and Gentlemen:

                  Reference is made to our collection account no. ______ maintained with you (the "Account") pursuant to a lockbox agreement between each of the undersigned and you, the terms and conditions of which are incorporated herein by reference (the "Lockbox Agreement"). Pursuant to an Amended and Restated Purchase and Sale Agreement, dated as of May 17, 2000 as amended, restated supplemented or otherwise modified from time to time, among Cadmus Journal Services, Inc. ("Cadmus Journal"), Washburn Graphics, Inc. ("Washburn Graphics"), Mack Printing Company ("Mack") and Port City Press, Inc. ("Port City"), as sellers, Cadmus Communications Corporation (together, with Cadmus Journal, Washburn Graphics, Mack and Port City, the "Lock-Box Parties") and Cadmus Receivables Corp. ("Cadmus Receivables"), as purchaser, we have sold and/or may hereafter sell to Cadmus Receivables certain of the accounts, chattel paper, instruments or general intangibles (collectively, "Receivables") with respect to which payments are or may hereafter be made to the Account. Pursuant to a Second Amended and Restated Receivables Purchase Agreement, dated as of November 20, 2002 (as amended, supplemented or otherwise modified from time to time, the "Purchase Agreement"), among Cadmus Receivables, as seller, Cadmus Communications Corporation, as master servicer, Blue Ridge Asset Funding Corporation, as purchaser ("Blue Ridge"), as purchaser and Wachovia Bank, National Association as Agent (the "Agent") for Blue Ridge, Cadmus Receivables has assigned and/or may hereafter assign to the Agent on behalf of Blue Ridge an undivided percentage interest in the Receivables.

                  For purposes of this letter agreement, Wachovia Bank, National Association is acting as Agent for Blue Ridge. We hereby transfer exclusive ownership and control of the Account to the Agent, for the benefit of Blue Ridge, subject only to the condition subsequent that the Agent shall have given you notice of its election to assume such ownership and control, which notice shall be substantially in the form attached hereto as Annex A.

                  We hereby irrevocably instruct you, at all times from and after the date of your receipt of notice from the Agent of its assumption of control of the Account as described above, (i) to make all payments to be made by you out of or in connection with the Account directly to the Agent in accordance with the instructions of the Agent, (ii) to hold all moneys and instruments delivered to the Account or any lockbox administered by you for the order of the Agent (for the benefit of Blue Ridge), (iii) to refrain from initiating any transfer from the Account to any Lock-Box Party and (iv) to change the name of the Account to "Wachovia Bank, National Association as Agent for Blue Ridge". The Agent agrees to execute standard wire transfer documentation in effect from time to time, or other customary documentation related to wire transfers, prior to the initiation of any wire transfers.

                  We also hereby notify you that, at all times from and after the date of your receipt of notice from the Agent as described above, the Agent shall be irrevocably entitled to exercise in our place and stead any and all rights in respect of or in connection with the Account, including, without limitation, (a) the right to specify when payments are to be made out of or in connection with the Account and (b) the right to require preparation of duplicate monthly bank statements on the Account for the Agent's audit purposes and mailing of such statements directly to the Agent at an address specified by the Agent.

                  Notices from the Agent and other notices or communications under this letter agreement may be personally served or sent by facsimile or by certified mail, return receipt requested, or by express mail or courier, to the address or facsimile number set forth under the signature of the relevant party to this letter agreement (or to such other address or facsimile number as the relevant party shall have designated by written notice to the party giving the aforesaid notice or other communication). Notwithstanding the foregoing, any notice delivered by you may be delivered by regular mail. If notice is given by facsimile, it will be deemed to have been received when the notice is sent and receipt is confirmed by telephone or other electronic means. All other notices will be deemed to have been received when actually received or, in the case of personal delivery, delivered.

                  By executing this letter agreement, you acknowledge the existence of the Agent's right to ownership and control of the Account and its ownership (on behalf of Blue Ridge and Cadmus Receivables as the parties having interests in such amounts) of the amounts from time to time on deposit therein, and agree that from the date of the Existing Agreement, the Account shall be maintained by you for the benefit of, and amounts from time to time therein held by you for, the Agent (on behalf of Blue Ridge and Cadmus Receivables) on the terms provided herein. Except as otherwise provided in this letter agreement, payments to the Account are to be processed in accordance with the standard procedures currently in effect. All service charges and fees with respect to the Account shall continue to be payable by us under the arrangements currently in effect.

                  By executing this letter agreement, you irrevocably waive and agree not to assert, claim or endeavor to exercise, irrevocably bar and stop yourself from asserting, claiming or exercising, and acknowledge that you have not heretofore received a notice, writ, order or any form of legal process from any other party asserting, claiming or exercising, any rights of set-off, banker's lien or other purported form of claim with respect to the Account or any funds from time to time therein. Except for your right to payment of your service charges and fees and your right to make deductions for returned items, you shall have no rights in the Account or funds therein. To the extent you may ever have such rights, you hereby expressly subordinate all such rights to all rights of the Agent.

                  You may terminate this letter agreement by canceling the Account maintained with you, which cancellation and termination shall become effective only upon 90 days' prior written notice thereof from you to the Agent. Incoming mail addressed to the Account received after such cancellation shall be forwarded in accordance with the Agent's instructions. This letter agreement may also be terminated upon written notice to you by the Agent stating that the Purchase Agreement is no longer in effect. Except as otherwise provided in this paragraph, this letter agreement may not be terminated or amended without the prior written consent of the Agent.

                  Notwithstanding any other provision of this letter agreement, it is agreed by the parties hereto that you shall not be liable to Blue Ridge or the Agent for any action taken by you or any of your directors, officer, agents or employees in accordance with this letter agreement at the request of the Agent, except for your or such person's own gross negligence or willful misconduct.

                  This letter agreement may be executed by the signatories hereto in several counterparts, each of which shall be deemed to be an original and all of which shall together constitute but one and the same letter agreement. This letter agreement shall be governed by and interpreted under the laws of the State of North Carolina.

                  Please acknowledge your agreement to the terms set forth in this letter agreement by signing the six copies of this letter agreement enclosed herewith in the space provided below and returning each of such signed copies to the Agent.

                                               Very truly yours,

                                               CADMUS COMMUNICATIONS CORPORATION

                                               By:______________________________
                                               Title:___________________________

                                               Address for notice:


                                               Attention:
                                               Facsimile No.:

                                               CADMUS JOURNAL SERVICES, INC.

                                               By:______________________________
                                               Title:___________________________

                                               Address for notice:


                                               Attention:
                                               Facsimile No.:
                                               Lock-Box Address:

                                               WASHBURN GRAPHICS, INC.

                                               By:______________________________
                                               Title:___________________________

                                               Address for notice:


                                               Attention:
                                               Facsimile No.:
                                               Lock-Box Address


                                               MACK PRINTING COMPANY

                                               By:______________________________
                                               Title:___________________________

                                               Address for notice:


                                               Attention:
                                               Facsimile No.:
                                               Lock-Box Address


                                               PORT CITY PRESS, INC.

                                               By:______________________________
                                               Title:___________________________

                                               Address for notice:


                                               Attention:
                                               Facsimile No.:
                                               Lock-Box Address

                                    Accepted and confirmed as of
                                    the date first written above:

                                    BLUE RIDGE ASSET FUNDING CORPORATION
                                      as Purchaser

                                    By: _________________________________
                                    Title: ______________________________

                                    Address for notice:

                                    Attention:
                                    Facsimile No.:


                                    WACHOVIA BANK, NATIONAL ASSOCIATION
                                      as Agent

                                    By: _________________________________
                                    Title: ______________________________

                                    Address for notice:

                                    Attention:
                                    Facsimile No.:

                                    Acknowledged and agreed to as of
                                    the date first written above:


                                    CADMUS RECEIVABLES CORP.


                                    By: _________________________________
                                    Title: ______________________________

                                    Address for notice:


                                    Attention:
                                    Facsimile No.:

                                         [LOCKBOX BANK]


                                         By: _______________________________
                                         Title: ____________________________

                                         Address for notice:


                                         ___________________________________
                                         ___________________________________
                                         ___________________________________
                                         Attention: ________________________
                                         Facsimile No.: ____________________

                                                                      ANNEX A to
                                                              Lock-Box Agreement

              [FORM OF NOTICE OF ASSUMPTION OF CONTROL OF ACCOUNT]

                            [Letterhead of Wachovia]

                                     [Date]

_____________________________________
_____________________________________
_____________________________________
_____________________________________

                            Re:     Cadmus Communications Corporation
                                    Cadmus Journal Services, Inc.
                                    Washburn Graphics, Inc.
                                    Mack Printing Company
                                    Port City Press, Inc.
                                    Lock-Box Account No.
                                    ----------------------------------

Ladies and Gentlemen:

                  Reference is made to the letter agreement dated _________ (as amended, supplemented or otherwise modified from time to time, the "Letter Agreement") among Cadmus Journal Services, Inc., Washburn Graphics, Inc., Mack Printing Company, Port City Press, Inc., Cadmus Communications Corporation, Cadmus Receivables Corp., Blue Ridge Asset Funding Corporation (the "Purchaser"), Wachovia Bank, National Association, as Agent for the Purchaser, and you, concerning the above described lock-box account (the "Account").

                  We hereby give you notice of our assumption of ownership and control of the Account as provided in the Letter Agreement.

                  We hereby instruct you to make all payments to be made by you out of or in connection with the Account [directly to the undersigned, at [our address set forth above], for the account of [Blue Ridge Asset Funding Corporation (account no.____________________ )].

                  [other instructions]

                                   Very truly yours,

                                   Wachovia Bank, National Association, as Agent

                                   By: ___________________________
                                   Name:
                                   Title:

                                    EXHIBIT B
                    Form of Certificate of Financial Officer

                    FORM OF CERTIFICATE OF FINANCIAL OFFICER

                  In accordance with Section 5.1(a)(xvi) of that certain Second Amended and Restated Receivables Purchase Agreement, dated as of November 20, 2002 (the "Receivables Purchase Agreement"), among Cadmus Receivables Corp., as seller, Cadmus Communications Corporation., as master servicer, Blue Ridge Asset Funding Corporation, as purchaser and Wachovia Bank, National Association, as agent, I, ___________, in my capacity as ____________ of [Cadmus Receivables Corp.][Cadmus Communications Corporation] , a Virginia corporation (the "Company") (terms defined in the Receivables Purchase Agreement being used herein as therein defined), DO HEREBY CERTIFY that:

                  1. Each of the representations and warranties of the Company contained in Article VI of the Receivables Purchase Agreement is true and correct in all material respects on and as of the date hereof as if made on and as of such date.

                  2. [Attached hereto as Exhibit A is a true and correct copy of the Company's consolidated balance sheet, income statement and statement of shareholders' equity as at June 30, 2002]. [Attached hereto as Exhibit A is a true and correct copy of the Company's balance sheet as at September 30, 2002.] Such financial statements fairly present, in conformity with GAAP, the [consolidated] financial position of the Company [and its Consolidated Subsidiaries] as of such dates and [its] [their consolidated] results of operations and cash flows for such periods stated, and there are no material liabilities or unusual forward obligations that are not set forth therein.

                  3. No Liquidation Event or Unmatured Liquidation Event has occurred and is continuing on the date hereof.

                  4. [Since June 30, 2002 there has been no material adverse change in the Company's financial condition, business or operations.] [Since September 30, 2002 there has been no material adverse change in the Company's financial condition, business or operations.]

                  IN WITNESS WHEREOF, I have signed this certificate as of this ____ day of _____________________.

                                             ____________________________
                                             [Name]
                                             [Title]